Exhibit 4.1

Execution Version

Advantage Sales & Marketing Inc.

as Issuer

and the Guarantors party hereto from time to time

9.000% Senior Secured Notes due 2030

INDENTURE

Dated as of March 11, 2026

Wilmington Trust, National Association,

as Trustee and Collateral Agent

Section 7.07	Compensation and Indemnity	138
Section 7.08	Replacement of Trustee or Collateral Agent	139
Section 7.09	Successor by Merger	140
Section 7.10	Eligibility; Disqualification	140

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01	Discharge of Liability on Notes; Defeasance	140
Section 8.02	Conditions to Defeasance	142
Section 8.03	Application of Trust Money	143
Section 8.04	Repayment to Issuer	143
Section 8.05	Indemnity for U.S. Government Obligations	144
Section 8.06	Reinstatement	144

ARTICLE IX
AMENDMENTS AND WAIVERS

Section 9.01	Without Consent of the Holders.	144
Section 9.02	With Consent of the Holders.	145
Section 9.03	Revocation and Effect of Consents and Waivers	150
Section 9.04	Notation on or Exchange of Notes	150
Section 9.05	Trustee and Collateral Agent to Sign Amendments	151

ARTICLE X
[INTENTIONALLY OMITTED]

ARTICLE XI
[INTENTIONALLY OMITTED]

ARTICLE XII
GUARANTEE

Section 12.01	Guarantee	151
Section 12.02	Limitation on Liability	153
Section 12.03	[Intentionally Omitted]	155
Section 12.04	[Intentionally Omitted]	155
Section 12.05	No Waiver	155
Section 12.06	Modification	155
Section 12.07	Execution of Supplemental Indenture for Future Guarantors	156
Section 12.08	Non-Impairment	156

ARTICLE XIII
COLLATERAL AND SECURITY

Section 13.01	Collateral	156
Section 13.02	[Intentionally Omitted]	157

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A	–	Form of Initial Note
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture to Be Delivered by Future Guarantors
Exhibit D		Form of Junior Lien Intercreditor Agreement

v

INDENTURE, dated as of March 11, 2026 (as amended or supplemented from time to time, this “Indenture”), among Advantage Sales & Marketing Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined below) party hereto from time to time and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) $559,128,783 aggregate principal amount of the Issuer’s 9.000% Senior Secured Notes due 2030 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“ABL Collateral Agent” means Bank of America, N.A., as collateral agent under the ABL Credit Agreement, and any successor thereof in such capacity.

“ABL Credit Agreement” means the asset-based revolving credit agreement dated October 28, 2020, among the Issuer, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, or in effect at such time, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness, Disqualified Equity Interest or Preferred Stock under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in this definition).

“ABL Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated as of March 11, 2026, by and among the New Term Loan Collateral Agent, the ABL Collateral Agent, the Collateral Agent, and solely to acknowledge that it is no longer a party thereto, the Existing Notes Collateral Agent, among others, and each additional agent from time to time party thereto, and acknowledged by the grantors party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms and this Indenture.

“ABL Obligations” means the Obligations under the ABL Credit Agreement.

“Acquisition Transactions” means the purchase or other acquisition (in one transaction or a series of transactions, including by merger, amalgamation or otherwise) by the Issuer or any Subsidiary of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Issuer’s or any Subsidiary’s respective equity ownership in any Joint Venture or other Person to an amount in excess (or further in excess) of the majority of the outstanding Equity Interests of such Joint Venture or other Person).

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5.0 billion.

“Asset Sale” means the sale, transfer, license, lease or other disposition (excluding Liens and any sale of Equity Interests in, or issuance of Equity Interests by, a Subsidiary, but including, for the avoidance of doubt, any Division) of any property by any Person (each referred to in this definition as a “disposition”) other than:

(a) dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and dispositions of property of the Issuer and the Subsidiaries that is no longer used or useful in the conduct of the business or economically practicable or commercially desirable to maintain;

(b) dispositions of property in the ordinary course of business;

(c) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;

(d) dispositions of property to the Issuer or a Subsidiary; provided that dispositions of property to a non-Guarantor Subsidiary shall be deemed to be an Investment in a non-Guarantor Subsidiary pursuant to clause (a) of the definition of “Permitted Investments”;

(e) Restricted Payments permitted by Section 4.04 herein (other than pursuant to clause (d) thereof or with respect to Investments permitted by clause (o) of the definition of “Permitted Investments”), transactions permitted by Section 5.01 herein or any transaction that constitutes a Change of Control and Liens permitted by Section 4.12 herein and the definition of “Permitted Liens”;

(f) dispositions of property consummated, or pursuant to definitive agreements signed, prior to the Issue Date; provided that, with respect to the Net Cash Proceeds of any such disposition in an amount of up to $43.0 million received on or after January 1, 2026 and on or prior to the Issue Date, 50% of such Net Cash Proceeds (the “Asset Sale Amount”) shall be subject to the provisions described in Section 4.06(1) as if such Asset Sale Amount constituted Net Cash Proceeds of an Asset Sale;

(g) dispositions of Cash Equivalents; provided that such disposition shall be for no less than the Fair Market Value of such property at the time of such disposition;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which do not materially interfere with the business of the Issuer and the Subsidiaries, taken as a whole; provided that such disposition shall be for no less than the Fair Market Value of such property at the time of such disposition;

(i) dispositions of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) [reserved];

(k) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) dispositions or discounts of accounts receivable and related assets in connection with the collection, compromise or factoring thereof and any sale, discount or other disposition of inventory, accounts receivable, notes receivable or other assets in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) [reserved];

(n) dispositions to the extent of any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Issuer or any of the Subsidiaries to the extent allowable under Section 1031 of the Code (or comparable or successor provision);

(o) dispositions in connection with the unwinding, termination, settlement or extinguishment of any Hedge Agreement;

(p) dispositions by the Issuer or any Subsidiary of assets in connection with the closing or sale of a facility in the ordinary course of business of the Issuer and its Subsidiaries;

(q) dispositions (including bulk sales) of the inventory not in the ordinary course of business in connection with facility closings, on arms’ length terms;

(r) dispositions of (i) Securitization Assets to a Securitization Subsidiary and (ii) any other Securitization Assets subject to Liens securing Qualified Securitization Financings;

(s) the lapse, abandonment or discontinuance of the use or maintenance of any Intellectual Property if previously determined by the Issuer or any Subsidiary in its reasonable business judgment that such lapse, abandonment or discontinuance is desirable in the conduct of its business;

(t) dispositions of any property or asset with an aggregate Fair Market Value not to exceed $2.2 million with respect to any transaction or series of related transactions or $5.5 million in the aggregate for all such transactions in any fiscal year;

(u) disposition of assets acquired in a Permitted Acquisition or other Investment permitted under this Indenture that the Issuer determines will not be used or useful in the business of the Issuer and its Subsidiaries;

(v) dispositions of Excluded Assets by non-Guarantor Subsidiaries and dispositions of Excluded Assets by the Issuer or any Guarantor for Fair Market Value;

(w) any exchange of assets (including a combination of assets and a de minimis amount of Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Subsidiaries as a whole, as determined in good faith by the Issuer;

(x) foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other asset of the Issuer or any of the Subsidiaries;

(y) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Subsidiary) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(z) any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

For the avoidance of doubt, the issuance or conversion of equity by the Issuer or a Subsidiary to the Issuer or another Subsidiary is not a disposition.

“Asset Sale Reinvestment Amount” means an amount equal to:

(a) the first $25.0 million of any Net Cash Proceeds of Asset Sales subject to Section 4.06(1) in any fiscal year; plus

(b) 33.3% of any Net Cash Proceeds of Asset Sales in excess of the amounts in the foregoing clause (a) but less than $200.0 million of Net Cash Proceeds in any fiscal year; plus

(c) 50.0% of any Net Cash Proceeds of Asset Sales in excess of the amounts in the foregoing clauses (a) and (b) in any fiscal year.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Amount” means, as of any date of determination (such date, the “Reference Date”), with respect to the applicable Available Amount Reference Period, a cumulative amount equal to the sum of, without duplication:

(a) the greater of (i) $55.0 million and (ii) 15.0% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination; provided that, with respect to any Investment or Restricted Payment utilizing the Available Amount, the Total Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment or Restricted Payment) for the most recently ended Test Period shall be less than or equal to 3.50:1.00; plus

(b) an amount equal to 50% of cumulative Consolidated Net Income for such Available Amount Reference Period; provided that when measuring such amount (i) Consolidated Net Income will be deemed not to be less than zero in any fiscal year and (ii) Consolidated Net Income for any fiscal quarter or year will be deemed to be zero until the financial statements required to be delivered pursuant to clauses (1) or (2) under Section 4.02 for such fiscal quarter have been delivered; provided that, with respect to any Investment or Restricted Payment utilizing the Available Amount under this clause (b), the Total Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment or Restricted Payment or Junior Debt Repayment) for the most recently ended Test Period shall be less than or equal to 3.50:1.00; plus

(c) Permitted Equity Issuances, during the period from and including the Business Day immediately following the Issue Date through and including the Reference Date and, to the extent Not Otherwise Applied; provided that, with respect to any Investment or Restricted Payment utilizing the Available Amount under this clause (c), the Total Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment or Restricted Payment) for the most recently ended Test Period shall be less than or equal to 3.50:1.00; plus

(d) [reserved]; plus

(e) [reserved]; plus

(f) [reserved]; plus

(g) [reserved]; plus

(h) [reserved]; plus

(i) [reserved]; minus

(j) the aggregate amount of any Investments made pursuant to clause (hh)(i) under the definition of “Permitted Investments”, any Restricted Payments made pursuant to Section 4.04(1)(s)(i) and any Junior Debt Repayment made pursuant to Section 4.04(1)(s)(ii) during the period commencing on the Issue Date and ending on the applicable date of determination (and, for purposes of this clause (j), without taking account of the intended usage of the Available Amount on such applicable date of determination in the contemplated transaction).

Notwithstanding anything to the contrary, to the extent any Excess Cash Flow is not applied to make an Excess Cash Flow Offer by virtue of the application of Section 4.06(2) such Excess Cash Flow shall not under any circumstances increase the Available Amount.

“Available Amount Reference Period” means, with respect to any applicable date of measurement of the Available Amount, the period commencing on (i) with respect to the calculation of clause (b) of the definition of “Available Amount”, the first day of the first full fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter for which internal financial statements are available and (ii) with respect to the calculation of “Available Amount” (other than clause (b) of the definition thereof) the day after the Issue Date through and including the date of measurement.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreements and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of any Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-petition interest, fees or expenses is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (except to the extent any such refinancing, replacement, restructuring or other agreement or instrument is designated by the Issuer to not be included in this definition) and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as amended.

“Board of Directors” means, as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of eligible accounts receivable (other than eligible unbilled accounts receivable) (or, with respect to investment grade eligible accounts receivable, 90%), (ii) 75% of eligible unbilled accounts receivable, (iii) 100% of qualified cash, minus (iv) eligible reserves, and in each case of clauses (i), (ii), (iii) and (iv) of the Issuer and its Subsidiaries calculated on a consolidated basis and on a Pro Forma Basis.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, in New York City, the jurisdiction where the Trustee is located or the place of payment.

“Canadian Excluded Assets” has the meaning assigned to the term “Excluded Assets” in the Canadian Security Agreement.

“Canadian Excluded Equity Interests” has the meaning assigned to the term “Excluded Equity Interests” in the Canadian Security Agreement.

“Canadian Security Agreement” means that certain Notes Canadian Security Agreement, to be dated as of the date hereof, by and among the Guarantors party thereto from time to time and the Collateral Agent, as amended, restated, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Canadian Subsidiary” means any Subsidiary organized under the laws of Canada, or any province or territory thereof.

“Canadian Subsidiary Guarantor” means any Canadian Subsidiary that is a Subsidiary Guarantor.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Issuer and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Issuer and the Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all financing leases that have been or are required to be, in accordance with GAAP as in effect on the Issue Date (including the Issuer’s adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)), recorded as financing leases; provided that (i) for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Issue Date (including the Issuer’s adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)) and (ii) in no event shall an operating lease or a lease that would have been an operating lease prior to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)) be considered a Capitalized Lease.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means any of the following types of Investments (including for the avoidance of doubt, cash), to the extent owned by the Issuer or any Subsidiary:

(1) U.S. dollars and Canadian dollars;

(2) local currencies held by the Issuer or any Subsidiary from time to time in the ordinary course of business and not for speculation;

(3) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million (or the foreign currency equivalent thereof as of the date of such investment);

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clause (6) below entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(7) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(10) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (9) above; and

(11) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a jurisdiction outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (11) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above; provided that such amounts, except amounts used to pay obligations of the Issuer or any Subsidiary denominated in any currency other than U.S. dollars or an Alternative Currency in the ordinary course of business, are converted into U.S. dollars or an Alternative Currency as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means (i) any Person that is a lender or agent under the New Term Loan Credit Agreement or an Affiliate or branch of a lender or agent under the New Term Loan Credit Agreement (a) on the Issue Date (with respect to any Cash Management Services entered into prior to the Issue Date), (b) at the time it initially provides any Cash Management Services to the Issuer or any Subsidiary, or (c) at the time that the Person to whom the Cash Management Services are provided is merged or amalgamated with the Issuer or becomes or is merged or amalgamated with a Subsidiary (with respect to any Cash Management Services entered into prior to the date of such merger or amalgamation or such Person becoming a Subsidiary), in each case, whether or not such Person subsequently ceases to be a lender or agent under the New Term Loan Credit Agreement or an Affiliate or branch of a lender or agent under the New Term Loan Credit Agreement or (ii) any other Person designated by the Issuer to the administrative agent under the New Term Loan Credit Agreement in writing and so long as such Person (a) agrees to appoint the administrative agent under the New Term Loan Credit Agreement as its agent under the applicable Loan Documents and (b) agrees to be bound by the provisions of the applicable loan documents under the New Term Loan Credit Agreement as a Cash Management Bank.

“Cash Management Obligations” means obligations owed by the Issuer or any Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Issuer in writing to the administrative agent under the New Term Loan Credit Agreement as “Cash Management Obligations” (but only if such Cash Management Services have not been designated as “Cash Management Obligations” under the ABL Credit Agreement).

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Subsidiary Guarantor of any property or casualty insurance proceeds or any condemnation or expropriation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as amended.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means the occurrence, after the Issue Date, of either of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Issuer and the Subsidiaries shall not itself constitute a Change of Control and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which the Issuer or a parent entity of the Issuer becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Issuer or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Issuer or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Issuer or such parent entity prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Issuer or the New Parent.

“Closing Date EBITDA” means $340.8 million.

“Closing Date First Lien Net Leverage Ratio” means 4.53 to 1.00.

“Closing Date Secured Net Leverage Ratio” means 4.53 to 1.00.

“Closing Date Total Net Leverage Ratio” means 4.53 to 1.00.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term, including “hypothecated property”) as defined in any Security Document and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent pursuant to any Security Document, but in any event excluding all Excluded Assets.

“Collateral Agent” has the meaning set forth in the preamble hereto.

“Company Person” means any future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Issuer, any Subsidiary, Holdings or any other Parent Entity.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:

(1) increased, without duplication, by the following items (solely to the extent deducted (and not excluded) in calculating Consolidated Net Income, other than in respect of the proviso in clause (a) below and clauses (b)(B), (k), (s) and (t) below) of such Person and its Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP:

(a) interest expense, including (A) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness (which, in each case, will be deemed to accrue at the interest rate reasonably determined by an Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligations or such Attributable Indebtedness), (B) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (C) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (D) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (E) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust, (F) all interest paid or payable with respect to discontinued operations, (G) the interest portion of any deferred payment obligations, and (H) all interest on any Indebtedness that is (x) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the Fair Market Value of such property, (y) contingent obligations in respect of Indebtedness; provided that such interest expense shall be calculated after giving effect to such Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements or (z) fees and expenses to be paid under agreements governing indebtedness; provided, further, that, when determining such interest expense in respect of any Test Period ending prior to the first anniversary of the Issue Date, such interest expense will be calculated by multiplying the aggregate amount of such interest expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such Test Period; plus

(b) taxes based on gross receipts, income, profits or revenue or capital, franchise, excise, property, commercial activity, sales, use, unitary or similar taxes, and foreign withholding taxes, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes attributable to such Person and/or its Subsidiaries or pursuant to a tax sharing arrangement or as a result of a tax distribution or repatriated fund; plus

(c) depreciation expense and amortization expense (including amortization and similar charges related to goodwill, customer relationships, trade names, databases, technology, software, internal labor costs, deferred financing fees or costs and other intangible assets); plus

(d) non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (x) the Issuer may determine not to add back such non-cash item in the current Test Period and (y) to the extent the Issuer decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other similar rights, (B) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (C) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (D) non-cash charges for deferred tax asset valuation allowances, (E) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (F) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the Refinancing Transactions or any Investments either existing or arising after the Issue Date, (G) all non-cash losses from Investments either existing or arising after the Issue Date recorded using the equity method, (H) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (I) any non-cash interest expense); plus

(e) unusual, extraordinary, infrequent, or non-recurring items, whether or not classified as such under GAAP; plus

(f) charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items,(B) strategic and/or business initiatives, business optimization (including costs and expenses relating to business optimization programs, which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, officers and facilities) including in connection with the Refinancing Transactions and any Permitted Investment, any acquisition or other investment consummated prior to the Issue Date and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) [reserved], (G) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (H) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business; plus

(g) all (A) costs, fees and expenses relating to the Refinancing Transactions, (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of the Issuer or any Guarantor or other Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Subsidiaries (in each case, including transactions considered or proposed but not consummated), including equity issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and (C) non-operating professional fees, costs and expenses; plus

(h) items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not the Issuer or a Guarantor or other Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not the Issuer or a Guarantor or other Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus

(i) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements); plus

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus

(k) the proceeds of business interruption insurance actually received (to the extent not counted in any prior period in anticipation of such receipt) or, to the extent not counted in any prior period, reasonably expected to be received; plus

(l) minority interest expense, consisting of income attributable to Equity Interests held by third parties in any non-Wholly Owned Subsidiary; plus

(m) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(n) expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations, bonuses and other compensation paid to any Company Person, payments in respect of dissenting shares, and purchase price adjustments, in each case, made in connection with a permitted Investment or other transaction disclosed in the documents referred to in clause (s) below; plus

(o) any losses from abandoned, closed, disposed or discontinued operations or operations that are anticipated to become abandoned, closed, disposed or discontinued; plus

(p) (A) any costs or expenses (including any payroll taxes) incurred by the Issuer or any Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings (or any Parent Entity, the Issuer and/or any Subsidiary); plus

(q) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(r) the cumulative effect of a change in accounting principles; plus

(s) addbacks of the type reflected in (A) the Sponsor Model delivered in connection with the Transactions (as defined in the Existing Term Loan Credit Agreement) or the quality of earnings report delivered in connection with the Transactions or (B) any quality of earnings report prepared by a nationally recognized accounting firm in connection with the Transactions or any acquisition, Permitted Investment or other Investment consummated after the Issue Date; plus

(t) the amount of “run rate” cost savings, operating expense reductions and other cost synergies that are projected by the Issuer in good faith to result from actions taken, committed to be taken or expected to be taken in connection with a Permitted Acquisition or other Acquisition Transaction no later than 12 months after the end of such Test Period (which amounts will be determined by the Issuer in good faith and calculated on a Pro Forma Basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Issuer such cost savings are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law); provided that the aggregate amount added back pursuant to this clause (t) shall not exceed 10% of Consolidated Adjusted EBITDA for such Test Period (calculated after giving effect to the addition of all such amounts); plus

(u) to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus

(v) [reserved]; plus

(w) the amount of any contingent payments in connection with the licensing of intellectual property or other assets; plus

(x) [reserved]; plus

(y) the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of Holdings or any other Parent Entity; plus

(z) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(aa) payments made pursuant to Existing Earnouts and Unfunded Holdbacks;

(2) decreased, without duplication, by the following items of such Person and its Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):

(a) any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus

(b) the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period; plus

(c) the excess of actual cash rent paid over rent expense during such period due to the use of straight-line rent for GAAP purposes; plus

(d) the amount of any income or gain associated with any Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; plus

(e) any Net Income from disposed or discontinued operations; plus

(f) any unusual, extraordinary, infrequent or non-recurring gains.

Notwithstanding the foregoing, (A) Consolidated Adjusted EBITDA shall be subject to add-backs and adjustments pursuant to the immediately preceding provisions, and shall give effect to calculations on a Pro Forma Basis in accordance with this Indenture, in each case, with respect to any Limited Condition Transaction or Specified Transaction, including the cost-savings, synergies and “run-rate” adjustments described above or in Section 1.05 herein, subject in each case to the applicable limitations set forth therein that in each case may become applicable due to actions taken on or after the Issue Date and (B) the aggregate amount added back pursuant to clauses (1)(e), (1)(f) and (1)(s), together, shall not exceed 30% of Consolidated Adjusted EBITDA in the aggregate for such Test Period (calculated after giving effect to the addition of all such amounts).

“Consolidated Current Assets” means as of any date of determination, the total assets of the Issuer and the Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Consolidated Current Liabilities” means as at any date of determination, the total liabilities of the Issuer and the Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) any revolving facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue arising from cash receipts that are earmarked for specific projects, (h) liabilities in respect of unpaid earn-outs and (i) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Issuer and the Subsidiaries as of such date that is not Restricted.

“Consolidated Net Income” means, with respect to any Person for any Test Period, the Net Income of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such Consolidated Net Income (to the extent otherwise included therein), without duplication:

(1) the Net Income for such Test Period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting; provided that the Issuer’s or any Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Issuer for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or a Subsidiary, in each case, in such Test Period, to the extent not already included therein (subject in the case of dividends, distributions or other payments in respect of such equity made to a Subsidiary to the limitations contained in clause (2) below);

(2) solely with respect to the calculation of Available Amount and Excess Cash Flow, the Net Income of any Subsidiary of such Person during such Test Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or requirement of Law applicable to such Subsidiary during such Test Period; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to such Person or its Subsidiaries in respect of such Test Period;

(3) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Subsidiaries;

(4) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;

(5) earnings (or losses), including any impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;

(6) (i) unrealized gains and losses with respect to Hedge Agreements for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (ii) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (A) Indebtedness, (B) obligations under any Hedge Agreements or (C) other derivative instruments;

(7) any extraordinary, infrequent, non-recurring or unusual gain (or extraordinary, infrequent, non-recurring or unusual loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by such Person or any of its Subsidiaries during such Test Period;

(8) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period;

(9) after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;

(10) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to any Permitted Acquisition consummated prior to the Issue Date and any acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period;

(11) any non-cash compensation charge or expense for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Subsidiaries in connection with the Transactions;

(12) (i) Transaction Expenses incurred during such Test Period and (ii) any fees and expenses incurred during such Test Period, or any amortization thereof for such Test Period, in connection with any acquisition, Investment, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt or equity instrument (in each case, including any such transaction whether consummated on, after or prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such Test Period as a result of any such transaction;

(13) any expenses, charges or losses for such Test Period that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption.

“Consolidated Secured Net Debt” means, as of any date of determination, Consolidated Net Debt that is secured by a Lien on the Collateral outstanding as of such date, other than Capitalized Lease Obligations.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of the Issuer and the Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with any Permitted Acquisition or any other Investment permitted under this Indenture), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized), and obligations in respect of Capitalized Leases and purchase money obligations and debt obligations evidenced by promissory notes or debentures; provided that Consolidated Total Debt will not include Indebtedness in respect of (a) any Qualified Securitization Financing, (b) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit will not be counted as Consolidated Total Debt until three Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement will be counted)), (c) obligations under Hedge Agreements, (d) obligations in respect of cash management obligations, (e) purchase money obligations incurred in the ordinary course, trade payable and earn outs and similar obligations, (f) Indebtedness to the extent it has been cash collateralized and (g) any lease obligations other than in respect of Capitalized Leases.

“Consolidated Working Capital” means, as of any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Corporate Trust Office” means the designated office of the Trustee or Collateral Agent, as the case may be, in the United States specified in Section 14.02 at which at any time its corporate trust business shall be administered, or such other address as the Trustee or Collateral Agent, as the case may be, may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee or Collateral Agent, as the case may be (or such other address as such successor Trustee or Collateral Agent, as the case may be, may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Agreements” means the ABL Credit Agreement and the New Term Loan Credit Agreement.

“Current Asset Collateral” has the meaning assigned to the term “ABL Collateral” in the ABL Intercreditor Agreement.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration by the Issuer (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Asset Sale).

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity (other than Disqualified Equity Interest), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Issuer (or a Parent Entity, as the case may be) having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Issuer (or such Parent Entity) shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests of the Issuer or a parent entity of the Issuer or any options, warrants or other rights in respect of such Equity Interests.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(1) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale),

(2) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3) provide for the scheduled payments of dividends that are required to be made only in cash; or

(4) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests;

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interest; provided, further, however, that if such Equity Interests is issued to any Company Person or to any plan for the benefit of any Company Person of a Parent Entity, the Issuer or its Subsidiaries or by any such plan to such Company Person, such Equity Interests shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such Company Person’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Equity Interest shall not be deemed to be Disqualified Equity Interest.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Prepayment Percentage” means:

(a) 75%, if the Issuer’s First Lien Net Leverage Ratio at the end of the immediately preceding fiscal year equals or exceeds 4.00 to 1.00;

(b) 50%, if such First Lien Net Leverage Ratio is less than 4.00 to 1.00.

“Equal Priority Intercreditor Agreement” means (a) the intercreditor agreement entered into between the New Term Loan Collateral Agent, the Collateral Agent, the Issuer and the Guarantors on the Issue Date (as the same may be modified, the “Issue Date Equal Priority Intercreditor Agreement”), (b) another intercreditor agreement substantially in the form of the Issue Date Equal Priority Intercreditor Agreement (with any changes deemed by the Issuer to not be materially adverse to the holders of the Notes Obligations) among the Collateral Agent and one or more debt representatives for holders of one or more classes of Parity Lien Obligations or (c) a customary intercreditor agreement (as determined by the Issuer) and acceptable to the Issuer and one or more of such debt representatives (provided that such intercreditor agreement shall not impair the individual rights of, or impose duties on, the Collateral Agent, without its consent), in each case, with such modifications thereto as the Collateral Agent, the Issuer and such debt representative(s) may agree, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and thereof. Upon the request of the Issuer and delivery of an Officer’s Certificate, the Collateral Agent will execute and deliver an Equal Priority Intercreditor Agreement with one or more debt representatives for Indebtedness after the Issue Date that is permitted to be incurred under this Indenture as Parity Lien Debt.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Offering” means any public or private sale of common Equity Interests or Preferred Stock of the Issuer or any Parent Entity, as applicable (other than Disqualified Equity Interests), other than:

(1) public offerings with respect to the Issuer’s or such Parent Entity’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

Notwithstanding the foregoing, an “Equity Offering” under this definition shall include the merger of the Issuer or any Parent Entity into a person that has, or whose direct or indirect parent has, previously consummated a public Equity Offering (as defined in this Indenture but replacing the Issuer with such person).

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)	the sum, without duplication, of:

(i)	Consolidated Net Income of the Issuer and the Subsidiaries for such period; plus

(ii)

an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(iii)

decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Issuer and the Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa); plus

(iv)

an amount equal to the aggregate net non-cash loss on dispositions by the Issuer and the Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(v)

the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period (including, without duplication, tax distributions pursuant to Section 4.04(1)(h)(i) and tax distribution reserves set aside or payable; plus

(vi)	cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in such Consolidated Net Income; over

(b)

the sum, without duplication of amounts deducted pursuant to this clause (b) in prior periods and without duplication of any amounts used to reduce the amount of Excess Cash Flow that is to be applied pursuant to Section 4.06(2), of:

(i)

an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (1) through (12) (other than clause (7)) of the definition of “Consolidated Net Income”; plus

(ii)

without duplication of amounts deducted pursuant this clause (b)(ii) or another subsection of this clause (b) in prior periods, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period to the extent not financed with the proceeds of Funded Debt; plus

(iii)

the (1) aggregate amount of all principal payments of the Notes or other Pari Passu Indebtedness (with respect to any prepayment of revolving loans to the extent there is an equivalent permanent reduction in commitments thereunder), (2) the aggregate amount of payments of principal of the Existing Notes after the date that is one year prior to the maturity date thereof and (3) prepayments of principal of any other Indebtedness pursuant to and in accordance with Section 4.04(1)(s)(ii)(B), in each case, (I) to the extent such prepayments or repayments are not funded with the proceeds of Funded Debt and are not excluded from the amounts that would otherwise be subject to the Excess Cash Flow Sweep under Section 4.06(2) and (II) excluding principal payments of Indebtedness owing to the Issuer or any of its Subsidiaries; plus

(iv)

an amount equal to the aggregate net non-cash gain on dispositions by the Issuer and the Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on dispositions to the extent otherwise added to arrive at Consolidated Net Income; plus

(v)

increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Issuer and the Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa); plus

(vi)

cash payments by the Issuer and the Subsidiaries actually made during such period to the extent not financed with the proceeds of Funded Debt in respect of any purchase price holdbacks, earn-out obligations, long-term liabilities of the Issuer and the Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income for such period (and so long as there has not been any reduction in respect of such payments in arriving at Consolidated Net Income for such fiscal year); plus

(vii)	[reserved]; plus

(viii)	[reserved]; plus

(ix)	[reserved]; plus

(x)

to the extent such were not deducted in calculating Consolidated Net Income for such period, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Issuer and the Subsidiaries during such period that are made in connection with any permitted prepayment of any principal of Indebtedness to the extent such prepayment of principal reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the amount subject to an Excess Cash Flow Offer; plus

(xi)

without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Issuer or any of the Subsidiaries pursuant to binding contracts, commitments, or binding purchase orders (to the extent not financed with the proceeds of Funded Debt, the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property to be consummated; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property during any period is less than the Contract Consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period; plus

(xii)

the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in calculating Consolidated Net Income for such period; plus

(xiii)	cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in calculating Consolidated Net Income; plus

(xiv)

any amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income, in each case to the extent such items represented a cash payment which had not reduced Excess Cash Flow upon the accrual thereof in a prior Test Period, or an accrual for a cash payment, by the Issuer and its Subsidiaries or did not represent cash received by the Issuer and its Subsidiaries, in each case on a consolidated basis during such Test Period, provided that, at the option of the Issuer, any item that meets the criteria of any sub-clause of this clause (b) after the end of the applicable period and prior to the applicable date of calculation of Excess Cash Flow for such period may, at the Issuer’s option, be included in the applicable period, but not in any calculation pursuant to this clause (b) for the subsequent calculation period if such election is made.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the Canadian Excluded Assets and the US Excluded Assets.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Board of Directors of the Issuer (or a Parent Entity) or the senior management of the Issuer (or a Parent Entity)) received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Equity Interests and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Excluded Equity Interests” means the Canadian Excluded Equity Interests and the US Excluded Equity Interests.

“Excluded Subsidiary” means: (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings, the Issuer or any of their respective Subsidiaries, (b) any Foreign Subsidiary of the Issuer (other than a Canadian Subsidiary) or of any direct or indirect Domestic Subsidiary or Foreign Subsidiary (other than a Canadian Subsidiary), (c) any FSHCO, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC (other than a Canadian Subsidiary), (e) any Subsidiary that is prohibited or restricted by applicable Law from providing a Guarantee or by a binding Contractual Obligation existing on the Issue Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a Guarantee (provided that such Contractual Obligation is not entered into by the Issuer or its Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guarantee would require governmental (including regulatory) or third party (other than Holdings, the Issuer or a Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained, (f) [reserved], (g) any Subsidiary that is a not-for-profit organization, (h) any Captive Insurance Subsidiary, (i) any other Subsidiary with respect to which, in the reasonable judgment of the Issuer, the cost or other consequences (including any material adverse tax consequences) of providing the Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom,

(j) any other Subsidiary to the extent the provision of a guarantee by such Subsidiary would result in material adverse tax consequences to Holdings (or any Parent Entity to the extent such material adverse tax consequences are related to its ownership of the Equity Interests in Holdings or the Issuer and its Subsidiaries), the Issuer or any of the Subsidiaries as reasonably determined by the Issuer in good faith; other than an adverse tax consequence under Section 956 of the Code with respect to the provisions of a Guarantee by a Canadian Subsidiary Guarantor or a U.S. Subsidiary of a Canadian Subsidiary Guarantor to the extent that such adverse tax consequence is not attributable to a change in law after the date such Canadian Subsidiary Guarantor became a Guarantor, (k) [reserved], and (l) any Immaterial Subsidiary, provided that the Issuer, in its sole discretion, may cause any Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a Guarantor in accordance with the definition thereof and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Issuer elects, in its sole discretion to designate such Subsidiary as an Excluded Subsidiary).

“Exempted Indebtedness” means, as of any particular time, all then outstanding Indebtedness of the Issuer and Principal Property Subsidiaries Incurred after the Issue Date and secured by any mortgage, security interest, pledge or Lien other than those permitted by Section 4.12(b) herein.

“Existing Earnouts and Unfunded Holdbacks” shall mean those earnouts and unfunded holdbacks existing on the Issue Date.

“Existing Notes” means the notes issued pursuant to that certain Indenture, dated as of October 28, 2020, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (as amended, restated, supplemented, or otherwise modified from time to time prior to the Issue Date) and the Existing Notes Collateral Agent.

“Existing Notes Collateral Agent” means Wilmington Trust, National Association in its capacity as collateral agent under the indenture governing the Existing Notes.

“Existing Notes Trustee” means Wilmington Trust, National Association in its capacity as trustee under the indenture governing the Existing Notes.

“Existing Term Loan Credit Agreement” means the term loan credit agreement dated as of October 28, 2020, among the Issuer, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination or in effect at such time, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “Existing Term Loan Credit Agreement”).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined in good faith by the Issuer or a Parent Entity. Any determination of Fair Market Value that is consistent with a valuation or opinion of an Independent Financial Advisor shall be conclusive for all purposes under this Indenture.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt under (i) the New Term Loan Obligations, (ii) the Notes, (iii) any other Parity Lien Obligations, (iv) the ABL Obligations, and (v) Indebtedness secured on a pari passu basis with the ABL Obligations with respect to the Current Asset Collateral, in each case, outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Issuer for such Test Period.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Amount” means $1,038.0 million.

“Fixed Asset Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Fixed GAAP Date” means the Issue Date; provided that at any time after the Issue Date, the Issuer may by written notice to the Trustee elect to change the Fixed GAAP Date with respect to any (or all) Fixed GAAP Term(s) to be the date specified in such notice, and upon such notice, such Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Capitalized Leases,” “Consolidated Adjusted EBITDA,” “Consolidated Net Income,” “Consolidated Total Debt,” “Consolidated Current Assets,” “Consolidated Current Liabilities,” “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Indebtedness,” “Total Assets,” and “Total Net Leverage Ratio” and including without limitation any future changes in GAAP that would require lease (or “synthetic lease”) obligations to be included as Indebtedness on the Issuer’s balance sheet, (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Notes that, at the Issuer’s election, may be specified by the Issuer by written notice to the Trustee from time to time; provided that the Issuer may elect to remove any term from constituting a Fixed GAAP Term or add any term as a Fixed GAAP Term.

“Fixed Incremental Amount” means, as of the date of measurement, the sum of (i) $110.0 million, plus (ii) the aggregate principal amount of any voluntary prepayments, redemptions and repurchases of (1) New Term Loan Obligations, (2) the Notes, (3) other Parity Lien Obligations, (4) ABL Obligations, or (5) other Indebtedness secured on a pari passu basis with the ABL Obligations on the Current Asset Collateral, in each case, except to the extent such prepayments, redemptions and repurchases were funded with the proceeds of long-term Indebtedness of the Issuer or its Subsidiaries (and in the case of any revolving commitments, as long as there is a permanent reduction in such commitments), plus (iii) any additional amounts (1) to effect any exchange of Existing Notes or (2) to the extent the Net Cash Proceeds incurred pursuant to this definition are applied to repay, redeem, purchase or defease any Existing Notes.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Funded Debt” means all Indebtedness of the Issuer and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date.

“FSHCO” means any direct or indirect Subsidiary of Holdings (other than the Issuer) that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries (other than Canadian Subsidiary Guarantors) that are CFCs or other FSHCOs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture); provided that the Issuer may at any time and from time to time elect by written notice to the Trustee to use IFRS in lieu of GAAP for financial reporting purposes with respect to any (or all) Fixed GAAP Term(s) and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of such Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or customary, Permitted Liens, and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “guarantee” as a verb has a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.

“Guarantors” means, collectively, the Subsidiary Guarantors, Holdings and each other Parent Entity that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor. In no event will any Excluded Subsidiary be a Guarantor unless the Issuer so elects.

“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Karman Intermediate Corp., a Delaware corporation, together with its successors and assigns.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary of the Issuer other than a Material Subsidiary.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurred” and “Incurrence” have the correlative meaning thereto.

“Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness (including principal or premium) of such Person in respect of borrowed money; any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; letters of credit or banker’s acceptances (or, without double counting, reimbursement agreements in respect thereof), and Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property to the extent that the same would be required to be shown as a long-term liability on the balance sheet for such Person prepared in accordance with GAAP, (b)(i) to the extent not otherwise included, any guarantee by such Person of obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any property owned by such Person (other than Permitted Liens), whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the Fair Market Value of such property at such date of determination and the amount of Indebtedness so secured, (c) net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP, and (d) all obligations of such Person in respect of Disqualified Equity Interests; provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables, (3) customary purchase money obligations incurred in the ordinary course, (4) earn-outs, purchase price holdbacks or similar obligations, (5) intercompany liabilities in the ordinary course of business, (6) Permitted Liens, (7) loans and advances made by the Issuer or any Subsidiary Guarantor having a term not exceeding 364 days (inclusive of any roll over or extensions of terms (such loans and advances, “Short Term Advances”)), (8) Indebtedness of any direct or indirect Parent Entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP and (9) lease obligations other than in respect of a Capitalized Lease. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and that is independent of the Issuer and its Affiliates.

“insolvency or liquidation proceeding” means:

(1) any case or proceeding commenced by or against the Issuer or any Guarantor under the Bankruptcy Code, BIA, CCAA or any similar federal, state, provincial, territorial or foreign law for the relief of debtors or relating to insolvency, any other case or proceeding for the reorganization, arrangement, recapitalization, winding-up, liquidation, foreclosure upon or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any other Guarantor or its respective creditors, as such, in each case whether or not voluntary; or

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; provided that the liquidation or dissolution of any Subsidiary that is not prohibited by and does not require consent under any of the Parity Lien Documents shall not be considered an insolvency or liquidation proceeding.

“Intellectual Property” any right, title, and interest in and to intellectual property, including patents, copyrights, trademarks, trade secrets and all intellectual property rights, if any, in confidential or proprietary technical or business information, know how, show how, software and databases, all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements, misappropriations, dilutions and other violations thereof, the right to sue for past, present and future infringements, misappropriations, dilutions and other violations thereof, and all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Equal Priority Intercreditor Agreement, any Junior Intercreditor Agreement and any other intercreditor agreement contemplated hereby.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, by means of:

(a) the purchase or other acquisition (including by merger, amalgamation or otherwise) of Equity Interests or debt or other securities of another Person;

(b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, but excluding any Short Term Advances; or

(c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger, amalgamation or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person;

provided that the following shall not constitute an Investment: intercompany advances between and among the Issuer and its Subsidiaries relating to their cash management, tax and accounting operations in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch (in each case without regard for any potential downgrade or “downgrade watch”), or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Issue Date” means the date on which the initial Notes are originally issued.

“Issue Date Equal Priority Intercreditor Agreement” has the meaning ascribed to it under the definition of “Equal Priority Intercreditor Agreement.”

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Issuer or any of the Subsidiaries and (b) any Person in whom the Issuer or any of the Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Debt Repayment” has the meaning set forth in the definition of “Restricted Payment.”

“Junior Financing” means any Material Indebtedness that is (i) contractually subordinated in right of payment to the Notes Obligations expressly by its terms, (ii) Junior Lien Debt, or (iii) unsecured Indebtedness for borrowed money (including the Existing Notes and excluding the ABL Credit Agreement).

“Junior Lien Debt” means any Indebtedness that is intended by the Issuer to be secured by Liens on all or any portion of the Collateral that has a priority that is contractually (or otherwise) junior in priority to the Lien on such Collateral that secure the Notes Obligations (other than the ABL Obligations).

“Junior Intercreditor Agreement” means (a) an intercreditor agreement substantially in the form attached as Exhibit D among the Collateral Agent, the New Term Loan Collateral Agent, any other representatives for holders of one or more classes of Parity Lien Obligations (or other representatives for holders of Indebtedness secured on a junior basis to the Notes Obligations) or (b) a customary intercreditor agreement (as determined by the Issuer) (provided that such intercreditor agreement shall not impair the individual rights of, or impose duties on, the Collateral Agent, without its consent), in form reasonably acceptable to the Collateral Agent, the New Term Loan Collateral Agent, the Issuer and one or more of such junior debt representatives, in each case, with such modifications thereto as the Collateral Agent or the New Term Loan Collateral Agent, the Issuer and such debt representative(s) may agree, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and thereof. Upon the request of the Issuer and delivery of an Officer’s Certificate, the Collateral Agent will execute and deliver a Junior Intercreditor Agreement with one or more debt representatives for Indebtedness after the Issue Date that is permitted to be incurred under this Indenture as Indebtedness secured on a junior basis to the Notes Obligations.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, deemed or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Transaction” means any Asset Sale, Restricted Payment, acquisition or other Investment, incurrence or repayment, repurchase, discharge or defeasance or refinancing of Indebtedness, Disqualified Equity Interest or Preferred Stock or other transaction involving the Issuer or one or more of its Subsidiaries identified by the Issuer (including one or more transactions that could result in a Change of Control) that (a) is not conditioned on the availability of, or on obtaining, third party financing, (b) requires the payment of any fee, liquidated damages or other amount, or an indemnity, claim or other liability, as a result of third party financing not being available or having been obtained, (c) with respect to which notice will be or is required to be delivered prior to the consummation thereof, or (d) the Issuer or a Subsidiary is obligated to consummate pursuant to a Contractual Obligation.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Management Stockholders” means (a) any Company Person who is an investor in Holdings or any other Parent Entity, (b) family members of any of the individuals identified in the foregoing clause (a), (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).

“Material Domestic Subsidiary” means, as of the Issue Date and thereafter at any date of determination, each of the Issuer’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were equal to or greater than 2.5% of the consolidated total assets of the Issuer and the Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Subsidiaries of such Domestic Subsidiary for such Test Period) were equal to or greater than 2.5% of the consolidated revenues of the Issuer and the Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Issue Date (or such longer period as the administrative agent under the New Term Loan Credit Agreement, if in effect, may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) comprise in the aggregate more than (when taken together with the total assets of the Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 5.0% of the total consolidated assets of the Issuer and the Subsidiaries that are Domestic Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Subsidiaries of such Domestic Subsidiaries for such Test Period) 5.0% of the consolidated revenues of the Issuer and the Subsidiaries that are Domestic Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Issuer shall, not later than 60 days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Indenture or the date of such redesignation, as applicable (or, in each case, such longer period as the administrative agent under the New Term Loan Credit Agreement, if in effect, may agree in its reasonable discretion), (i) designate in writing to the Trustee one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 4.11 herein with respect to any such Subsidiaries.

“Material Foreign Subsidiary” means, as of the Issue Date and thereafter at any date of determination, each of the Issuer’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were equal to or greater than 2.5% of the consolidated total assets of the Issuer and the Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such

Test Period (when taken together with the revenues of the Subsidiaries of such Foreign Subsidiary for such Test Period) were equal to or greater than 2.5% of the consolidated revenues of the Issuer and the Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Issue Date (or such longer period as the administrative agent under the New Term Loan Credit Agreement, if in effect, may agree in its sole discretion), Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate more than (when taken together with the total assets of the Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 5.0% of the total consolidated assets of the Issuer and the Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Subsidiaries of such Foreign Subsidiaries for such Test Period) 5.0% of the consolidated revenues of the Issuer and the Subsidiaries that are Foreign Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Issuer shall, not later than 60 days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Indenture or the date of such redesignation (or, in each case, such longer period as the administrative agent under the New Term Loan Credit Agreement, if in effect, may agree in its reasonable discretion), designate in writing to the Trustee one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true.

“Material Indebtedness” means, as of any date, Indebtedness for borrowed money on such date of the Issuer or any Subsidiary Guarantor in an aggregate principal amount exceeding the Threshold Amount; provided that in no event shall any of the following be Material Indebtedness: (a) Indebtedness under this Indenture or a Credit Agreement, (b) obligations in respect of a Qualified Securitization Financing, (c) Capitalized Lease Obligations, (d) Indebtedness held by the Issuer or a Subsidiary Guarantor or any Indebtedness held by an Affiliate of the Issuer and (e) Indebtedness under Hedge Agreements.

“Material Intellectual Property” shall mean, as of any date of determination, any Intellectual Property owned or exclusively licensed to the Issuer or any Subsidiary of the Issuer, which Intellectual Property is (taken as a whole) material to the business of the Issuer and its Subsidiaries as reasonably determined in good faith by the Issuer.

“Material Real Property” means any real property located in the United States owned in fee by the Issuer or any Subsidiary that is a Guarantor (or owned by any Person required to become a Guarantor under this Indenture) (a) with a Fair Market Value of at least $5.0 million, (b) not located in, or containing improvements in, an area determined by the Federal Emergency Management Agency (or any successor agency) as a “special flood area” on the Issue Date or on each date of the acquisition thereof and (c) not including any Excluded Asset.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maximum Incremental Leverage Amount” means an aggregate principal amount that, after giving Pro Forma Effect to the Incurrence thereof, would not result in:

(a) with respect to any Indebtedness to be Incurred as Parity Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period being greater than the Closing Date First Lien Net Leverage Ratio, minus 1.00 to 1.00;

(b) with respect to any Indebtedness to be Incurred as Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period being greater than the Closing Date Secured Net Leverage Ratio, minus 0.25 to 1.00; or

(c) with respect to any Indebtedness that is not secured by a Lien on any Collateral, the Total Net Leverage Ratio for the applicable Test Period being greater than the Closing Date Total Net Leverage Ratio.

“Minority Investment” means any Person other than a Subsidiary in which the Issuer or any Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” means, with respect to:

(1) the Disposition of any asset by the Issuer or any Subsidiary or any Casualty Event, the excess, if any, of:

(a) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Issuer or any of the Subsidiaries), over

(b) the sum of,

(i) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the New Term Loan Credit Agreement, Parity Lien Debt or Junior Lien Debt),

(ii) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and re-cording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Issuer or such Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event,

(iii) taxes or distributions made pursuant to clauses (i) or (iii) under Section 4.04(1)(g) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds),

(iv) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Issuer or a wholly owned Subsidiary as a result thereof, and

(v) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Issuer or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (v); and

(2) the sale, incurrence or issuance of any Indebtedness by the Issuer or any Subsidiary, the excess, if any, of:

(a) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over,

(b) taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Issuer or such Subsidiary in connection with such sale, incurrence or issuance.

“Net Income” means, with respect to any Person, the net (loss) income of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on an unconsolidated basis) and before any reduction in respect of Preferred Stock dividends.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Parent” has the meaning ascribed to it under the definition of “Change of Control.”

“New Term Loan Collateral Agent” means Bank of America, N.A., as collateral agent under the New Term Loan Credit Agreement and its successors and permitted assigns thereunder.

“New Term Loan Credit Agreement” means the term loan credit agreement to be dated as of the Closing Date, among the Issuer, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination or in effect at such time, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness, Disqualified Stock or Preferred Stock under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “New Term Loan Credit Agreement”).

“Not Otherwise Applied” means, with reference to the amount of the Available Amount, any capital contributions or the sale of any Equity Interests that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under this Indenture.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Guarantees and the Security Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued subsequent to the commencement and during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the Collateral Agent.

“Offering Memorandum” means the confidential offering memorandum and consent solicitation statement, dated February 9, 2026, relating to the issuance of the Initial Notes.

“Officer” means the chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Person, any secretary or assistant secretary of a Person and any director of a Person or any person serving the equivalent function of any of the foregoing or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person. Any document delivered under this Indenture that is signed by an Officer of the Issuer or a Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Officer shall be conclusively presumed to have acted on behalf of such Person. Unless otherwise specified, all references herein to a “Officer” shall refer to an Officer of the Issuer (or Parent Entity, as applicable).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer (or a Parent Entity, as evidenced by a certification of such Person in the applicable certificate) by an Officer of the Issuer (or Parent Entity, as applicable), which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or a Parent Entity).

“Organization Documents” means,

(1) with respect to any corporation, the certificate and/or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(2) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(3) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, Joint Venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent Entity” means any direct or indirect parent of the Issuer.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes, and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Parity Lien” means a Lien granted to the Collateral Agent or other Parity Lien Representative under any Parity Lien Debt for the benefit of the holders thereof, at any time, upon the Collateral to secure Parity Lien Obligations.

“Parity Lien Collateral Agent” means (1) the Collateral Agent, in the case of the Notes, (2) the New Term Loan Collateral Agent, in the case of the New Term Loan Credit Agreement, and (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who is appointed as a representative of such Series of Parity Lien Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, credit agreement or other agreement governing such series of Parity Lien Debt.

“Parity Lien Debt” means any Indebtedness that is intended by the Issuer to be secured by Liens on all or a portion of the Collateral that are pari passu in priority with the Liens on the Collateral that secure the Notes Obligations. For the avoidance of doubt, “Parity Lien Debt” includes Indebtedness incurred under the New Term Loan Credit Agreement and the Notes, in each case, as of the Issue Date, and excludes Obligations that are unsecured or intended to be secured by a Lien that is junior in priority to Liens on Collateral securing Parity Lien Debt.

“Parity Lien Documents” means, collectively, this Indenture, the Notes, the Security Documents, the Equal Priority Intercreditor Agreement, the New Term Loan Credit Agreement and the indenture, credit agreement or other agreement governing other Parity Lien Debt and the security documents related to the foregoing.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Collateral Agent, in the case of the Notes, (2) New Term Loan Collateral Agent, in the case of the New Term Loan Credit Agreement, and (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who is appointed as a representative of such Series of Parity Lien Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt.

“Parity Lien Secured Parties” means the Parity Lien Collateral Agents, the Parity Lien Representatives, the Holders of the Notes, the lenders and other secured parties under the New Term Loan Credit Agreement, and any other holders of any Series of Parity Lien Obligations.

“Permitted Acquisitions” means a purchase or other acquisition (in one transaction or a series of transactions, including by merger, amalgamation or otherwise) by the Issuer or any Subsidiary of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Issuer’s or any Subsidiary’s respective equity ownership in any Joint Venture or other Person to an amount in excess (or further in excess) of the majority of the outstanding Equity Interests of such Joint Venture or other Person) (collectively, an “Acquisition Transaction”) together with other Investment undertaken to consummate such Acquisition Transaction; provided that:

(a) after giving Pro Forma Effect to any such Acquisition Transaction or Investment, at the applicable time determined as set forth under Section 1.05, no Event of Default shall have occurred and be continuing;

(b) the business of such Person, or such assets, as the case may be, constitute a business not prohibited under this Indenture; and

(c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each Subsidiary thereof that constitutes a Subsidiary) or assets in order to satisfy the requirements set forth under Section 4.11 to the extent applicable shall have been taken (or shall be taken), to the extent required by such section (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made) (unless such newly created or acquired Subsidiary constitutes an Excluded Subsidiary);

provided, further, that Permitted Acquisitions of any Person that on the date of such Permitted Acquisition is not Holdings, the Issuer or a Subsidiary Guarantor (and will not become an Issuer or Subsidiary Guarantor as a result of such Permitted Acquisitions within the time periods set forth under Section 4.11) shall not exceed $82.5 million.

“Permitted Equity Issuance” means any public or private sale or issuance of any Qualified Equity Interests of the Issuer or any Parent Entity (other than a Specified Equity Contribution);

(a) contribution to the equity capital of the Issuer, Holdings, or any Subsidiary Guarantor (other than (i) a Specified Equity Contribution (as defined in the ABL Credit Agreement) or (ii) in exchange for Disqualified Equity Interests); or

(b) sale or issuance of Indebtedness of Holdings, the Issuer or a Subsidiary (other than intercompany Indebtedness) that have been converted into or exchanged for Qualified Equity Interests of Holdings, the Issuer, a Subsidiary or any Parent Entity;

provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by Holdings, the Issuer or a Subsidiary in connection with such sale, issuances or contribution, and the fair market value of any other property received in connection with such sale, issuance or contribution, (measured at the time made), without adjustment for subsequent changes in the value.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Stockholders, (iii) any Person that has no material assets other than the Equity Interests of the Issuer, any Parent Entity and other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent and its subsidiaries, (iv) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Issuer or any Parent Entity, acting in such capacity, and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as without giving effect to the existence of such group or any other group, no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer or Alternate Offer is made in accordance with the requirements of this Indenture, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) Investments,

(i) (x) by the Issuer or any Subsidiary in the Issuer or any Subsidiary Guarantor or (y) by any non-Guarantor Subsidiary in any other non-Guarantor Subsidiary;

(ii) by the Issuer or any Subsidiary Guarantor in a non-Guarantor Subsidiary in an aggregate amount not to exceed $22.0 million in the aggregate at the time of such Investment; provided that (x) if a Person who received an Investment pursuant to this clause subsequently becomes an Issuer or Subsidiary Guarantor, an amount of such initial Investment equal to the Fair Market Value of the remaining Investment in such non-Guarantor Subsidiary at such time shall thereafter be deemed to have been made pursuant to clause (a)(i) and not this clause (a)(ii) and (y) such Investment must be made for a bona fide business purpose and in the ordinary course of business;

(iii) by the Issuer or any Subsidiary Guarantor in a non-Guarantor Subsidiary in respect of intercompany liabilities incurred in connection with payroll, cash management, cash-pooling, purchasing, transfer pricing, procurement, insurance, tax, Intellectual Property licensing and accounting operations of the Issuer and its Subsidiaries, in each case, made in the ordinary course of business and consistent with past practice; and

(iv) by the Issuer or any Subsidiary in a Person if, as a result of such Investment, (x) such Person becomes a Subsidiary Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary Guarantor;

(b) Investments existing on the Issue Date or made pursuant to legally binding written contracts in existence on the Issue Date and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this clause (b) is not increased from the amount of such Investment on the Issue Date except pursuant to the terms of such Investment as of the Issue Date or as otherwise permitted by another clause of this definition or the covenant described under Section 4.04;

(c) Permitted Acquisitions;

(d) Investments (i) held by a Subsidiary acquired after the Issue Date or of a Person merged, amalgamated or consolidated with or into the Issuer or merged, amalgamated or consolidated with or into a Subsidiary (or committed to be made by any such Person) to the extent that, in each case, such Investments or any such commitments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) held by Persons that become Subsidiaries after the Issue Date, to the extent that such Investments were not made or acquired (or committed to be made or acquired) in contemplation of, or in connection with, such Person becoming a Subsidiary or such designation as applicable;

(e) [reserved];

(f) [reserved];

(g) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any Parent Entity) or the proceeds from the issuance thereof;

(h) [reserved];

(i) loans and advances to Holdings (or any Parent Entity) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments permitted to be made to Holdings (or such Parent Entity) in accordance with the covenant described under Section 4.04;

(j) loans or advances to any Company Person,

(i) [reserved];

(ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any Parent Entity); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash; and

(iii) for any other purpose; provided that either (x) no cash or Cash Equivalents are advanced in connection with such Investment or (y) the aggregate principal amount outstanding under this clause (iii)(x) shall not exceed $5.5 million;

(k) Investments in Hedge Agreements;

(l) promissory notes and other Investments received in connection with Asset Sales or in any other transfer of assets expressly permitted hereunder and included as an exception to the definition of “Asset Sale”;

(m) Investments in assets that are cash or Cash Equivalents or were Cash Equivalents when made;

(n) Investments consisting of extensions of trade credit or otherwise made in the ordinary course of business, including Investments consisting of endorsements for collection or deposit and trade arrangements with customers, vendors, suppliers, licensors and licensees;

(o) Investments consisting of Liens, Indebtedness (including Guarantees), fundamental changes, Asset Sales and Restricted Payments permitted under Section 4.12, Section 4.03, Section 5.01, Section 4.06(1) (other than clause (e) of the definition of “Asset Sale”) and Section 4.04(1) (other than clauses (d) and (h)(iv) thereof), respectively;

(p) Investments (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any other Person who is not an Affiliate of the Issuer, (ii) received in connection with the foreclosure of any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons who are not Affiliates of the Issuer, (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons who are not Affiliates of the Issuer and (v) received in satisfaction or partial satisfaction of trade credit and other credit extended in the ordinary course of business, including to vendors and suppliers;

(q) advances of payroll or other payments to any Company Person;

(r) Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(s) Investments made in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors, vendors, suppliers, licensors and licensees;

(t) Guarantees of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness;

(u) Investments in connection with any Permitted Reorganization and the transactions relating thereto or contemplated thereby;

(v) Investments in connection with any deferred compensation plan or arrangement or other compensation plan or arrangement, including to a “rabbi” trust or to any grantor trust claims of creditors;

(w) [reserved];

(x) (i) Investments made in connection with or to effect the Refinancing Transactions and (ii) any Investments held by or committed to by the Issuer or any Subsidiary on the Issue Date;

(y) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that such obligations and/or liabilities, as applicable, are permitted to remain unfunded under applicable law;

(z) Investments in connection with intercompany cash management services, treasury arrangements and any related activities;

(aa) Investments consisting of (i) the licensing or contribution of Intellectual Property pursuant to joint marketing, collaborations or other similar arrangements with other Persons and/or (ii) minority equity interests in customers received as part of fee arrangements or other commercial arrangements;

(bb) the conversion to Qualified Equity Interests of any Indebtedness owed by the Issuer or any Subsidiary;

(cc) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing subject to the Securitization Cap; provided, however, that any such Investment in a Securitization Subsidiary is of Securitization Assets, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing subject to the limitations contained herein;

(dd) [reserved];

(ee) [reserved];

(ff) [reserved];

(gg) [reserved];

(hh) Investments that do not exceed in the aggregate at any time outstanding the sum of:

(i) the Available Amount at such time; provided that no Event of Default shall have occurred and be continuing or would result therefrom; and

(ii) $110.0 million as of the applicable date of determination; provided that Investments in any non-Guarantor Subsidiary utilizing this clause (hh)(ii) shall not exceed $82.5 million at the time of such Investment;

(ii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice or industry norm, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(jj) Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers, vendors, suppliers, licensors and licensees;

(kk) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06(1) or any other disposition of assets not constituting an Asset Sale;

(ll) [reserved];

(mm) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or the Subsidiaries;

(nn) guarantees of Indebtedness under customer financing lines of credit in the ordinary course of business or consistent with past practice or industry norm;

(oo) guarantees issued in accordance with the covenants described under Section 4.03 and Section 4.11 including, without limitation, any guarantee or other obligation issued or incurred under any Bank Indebtedness in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit), performance guarantees and contingent obligations incurred in the ordinary course of business; and

(pp) Investments (i) in connection with any Permitted Reorganization and the transactions relating thereto or contemplated thereby and (ii) received as Designated Non-Cash Consideration.

If any Investment is made in any Person that is not a Subsidiary on the date of such Investment and such Person subsequently becomes a Subsidiary, such Investment shall thereupon be deemed to have been made pursuant to clause (a) and to not have been made pursuant to any other clause set forth above or pursuant to Section 4.04.

The amount of any Investment at any time shall be the amount of cash and the Fair Market Value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment at the Issuer’s option, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment. To the extent any Investment in any Person is made in compliance with this definition of “Permitted Investment” or Section 4.04 in reliance on a category above that is subject to a U.S. dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Issuer or any Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise, but excluding intercompany Indebtedness), such return shall be deemed to be credited to the U.S. dollar-denominated category against which the Investment is then charged in an amount not to exceed the original amount of such Investment. To the extent the category subject to a U.S. dollar-denominated restriction is also subject to a percentage of TTM Consolidated Adjusted EBITDA restriction which, at the date of determination, produces a numerical restriction that is greater than such U.S. dollar-denominated amount, then such U.S. dollar equivalent shall be deemed to be substituted in lieu of the corresponding U.S. dollar amount in the foregoing sentence for purposes of determining such credit.

For purposes of determining compliance with any U.S. dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the making of Investments, the U.S. dollar equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made.

“Permitted Liens” means, with respect to any Person:

(a) Liens securing obligations in respect of Indebtedness incurred under the Credit Agreements and, in each case, any documents related thereto and obligations secured ratably thereunder, and other Indebtedness incurred pursuant to clause (a) of the definition of “Permitted Debt”;

(b) Liens securing obligations in respect of Indebtedness incurred pursuant to clause (b) of the definition of “Permitted Debt”;

(c) Liens existing on the Issue Date (other than Liens incurred under clauses (a) and (b) hereof);

(d) Liens securing obligations in respect of Indebtedness permitted under clause (d) of the definition of “Permitted Debt”, including in respect to Attributable Indebtedness, Capitalized Lease Obligations, and Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Liens attach concurrently with or within 270 days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or its affiliates or branches;

(e) Liens in favor of the Issuer or a Guarantor securing Indebtedness permitted under Section 4.03;

(f) Liens securing (i) Obligations in respect of any Secured Hedge Agreement, (ii) obligations in respect of any Secured Hedge Agreement (as defined in the ABL Credit Agreement) and (iii) other Indebtedness permitted by clause (f) of the definition of “Permitted Debt”;

(g) Liens on assets of non-Guarantor Subsidiaries securing obligations of such non-Guarantor Subsidiaries; provided that such Liens securing Indebtedness for borrowed money shall only secure Indebtedness permitted by clause (g) of the definition of “Permitted Debt”;

(h) [reserved];

(i) [reserved];

(j) Liens securing obligations in respect of Permitted Ratio Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness permitted by the Section 4.03(1); provided that such Liens securing such other Indebtedness are permitted by clause (ll)(i) hereof;

(k) Liens on property or assets contributed to capital of the Issuer or a Subsidiary Guarantor or received in exchange for Equity Interests of the Issuer or a Parent Entity made after the Issue Date solely to the extent Not Otherwise Applied;

(l) (i) Liens existing on property at the time of (and not in contemplation of) its acquisition or existing on the property of any Person or on Equity Interests of any Person, in each case, at the time such Person becomes (and not in contemplation of such Person becoming) a Subsidiary, in each case, after the Issue Date; provided that (A) such Lien does not extend to or cover any other assets or property (other than (1) after-acquired property covered by any applicable grant clause, (2) property that is affixed or incorporated into the property covered by such Lien and (3) proceeds and products of assets covered by such Liens), (B) such Lien does not encumber any assets of the Issuer or its Subsidiaries other than the assets acquired in such transaction and (C) the Indebtedness secured thereby is permitted under Section 4.03, (ii) Liens on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement relating to an Investment and (iii) Liens incurred in connection with escrow arrangements or other agreements relating to an Acquisition Transaction or Investment permitted hereunder;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in an Asset Sale, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Issuer or any Subsidiaries;

(o) (i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and (ii) Liens on cash securing obligations to insurance companies with respect to insurable liabilities incurred, in each case, in the ordinary course of business;

(p) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(q) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(r) Liens in respect of the cash collateralization of letters of credit;

(s) Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(t) Liens securing Cash Management Obligations and Cash Management Obligations (as defined in the ABL Credit Agreement), in each case, as permitted by Section 4.03;

(u) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business (and, for the avoidance of doubt, not given in connection with the issuance of Indebtedness), (ii) relating to pooled deposit or sweep accounts of Holdings, the Issuer or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of the Subsidiaries in the ordinary course of business;

(v) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than sixty days or, if more than sixty days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(w) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Issuer or any of the Subsidiaries as lessee or licensee in the ordinary course of business;

(x) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(y) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Issuer and the Subsidiaries, taken as a whole;

(z) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of the Subsidiaries in the ordinary course of business to secure the performance of the Issuer’s or a Subsidiary’s obligations under the terms of the lease for such premises;

(aa) (i) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than sixty days or that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or that are not expected to result in a material adverse effect (as determined by the Issuer in good faith) and (ii) Liens for property taxes on property the Issuer or its Subsidiaries has decided to abandon if the sole recourse for such tax, assessment or charge is to such property;

(bb) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Issuer and the Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on mortgage policies provided in accordance with this Indenture;

(cc) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under clause (7) of the definition thereof;

(dd) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (including any other agreement under which the Issuer or any Subsidiary has granted rights to end users to access and use the Issuer’s or any Subsidiary’s products, technologies, facilities or services) which do not interfere in any material respect with the business of the Issuer and the Subsidiaries, taken as a whole;

(ee) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(ff) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any of the Subsidiaries in the ordinary course of business;

(gg) Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty days or that are being contested in good faith by appropriated proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(hh) Liens deemed to exist in connection with Investments in repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(ii) Liens on cash and Cash Equivalents earmarked to be used to satisfy or discharge Indebtedness where such satisfaction or discharge of such Indebtedness is not otherwise prohibited by this Indenture;

(jj) purported Liens evidenced by the filing of precautionary Uniform Commercial Code or PPSA financing statements or similar public filings;

(kk) the modification, replacement, renewal or extension of any Lien permitted by this definition; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 4.03;

(ll) Liens securing:

(i) a Permitted Refinancing of Indebtedness; provided that:

(A)	such Indebtedness was permitted by Section 4.03 and was secured by a Permitted Lien;

(B)	such Permitted Refinancing is permitted by Section 4.03; and

(C)

the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens; and

(ii) Guarantees permitted by Section 4.03 to the extent that the underlying Indebtedness subject to such Guarantee is permitted to be secured by a Lien;

(mm) Liens securing Parity Lien Debt, Junior Lien Debt and/or any Indebtedness that is not secured by a Lien on any Collateral; provided that:

(i) such Indebtedness is incurred pursuant to the definition of “Permitted Ratio Debt”; and

(ii) such Liens (other than with respect to purchase money and similar obligations), in the case of Parity Lien Debt or Junior Lien Debt, are subject to an Equal Priority Intercreditor Agreement or Junior Intercreditor Agreement, as applicable;

(nn) Liens securing Indebtedness or other obligations in an aggregate principal amount as of the date such Indebtedness is incurred not to exceed the greater of (A) $44.0 million and (B) 12.0% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination, in each case, determined as of the date such Indebtedness is incurred (or commitments with respect thereto are received);

(oo) Liens in respect of the cash collateralization of corporate credit card programs; provided that the aggregate amount of such cash securing such obligations shall not exceed $16.5 million;

(pp) Liens arising under the Pension Benefits Act (Ontario) or other applicable pension standards legislation in Canada in respect of pension plan contribution amounts not yet due;

(qq) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(rr) Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent (x) such Indebtedness is Incurred in compliance with the covenant described under Section 4.03 and (y) the sole recourse of the holder of such Indebtedness is to the cash on deposit in the escrow account subject to such arrangement; and

(ss) Liens on the Obligations relating to any Senior Indebtedness permitted to be incurred pursuant to, and in accordance with, Section 4.03;

provided that (i) any Lien incurred in compliance with this definition after the Issue Date that is intended to be secured on a pari passu basis on the Collateral to the Notes and the New Term Loan Credit Agreement will be subject to an Equal Priority Intercreditor Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, (ii) any Lien incurred in compliance with this definition on or after the Issue Date that is intended by the Issuer to be secured on a contractually junior basis on the Collateral to the Notes and the New Term Loan Credit Agreement will be subject to a Junior Intercreditor Agreement and (iii) all such Liens, to the extent required to be subject to the provisions of the ABL Intercreditor Agreement, will be subject to the ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time substantially similar thereto and reasonably satisfactory to the New Term Loan Collateral Agent.

“Permitted Ratio Debt” means Indebtedness; provided that, at the time of incurrence thereof, immediately after giving effect to the issuance, Incurrence, or assumption of such Indebtedness:

(a) in the case of any Parity Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date First Lien Net Leverage Ratio, minus 1.00 to 1.00;

(b) in the case of any Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date Secured Net Leverage Ratio, minus 0.25 to 1.00; or

(c) in the case of any Indebtedness that is not secured by a Lien on any Collateral, the Total Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date Total Net Leverage Ratio;

in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and any use of proceeds thereof and measured as of and for the Test Period immediately preceding the issuance, Incurrence or assumption of such Indebtedness for which internal financial statements are available.

Permitted Ratio Debt (i) may rank either pari passu or junior in right of payment with the Notes Obligations and (ii) for the avoidance of doubt, may be Parity Lien Debt, Junior Lien Debt or unsecured Indebtedness.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that:

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus any original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder,

(b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted under clauses (c) and (d) under Section 4.03(1), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,

(c) such Indebtedness shall not be incurred or guaranteed by any of Holdings, the Issuer or a Subsidiary other than the Issuer or a Subsidiary that was an obligor of the Indebtedness being exchanged, extended, renewed, replaced or refinanced and none of Holdings, the Issuer or Subsidiaries shall become additionally liable for such Indebtedness;

(d) if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing or Junior Lien Debt,

(i) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,

(ii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension is either (A) unsecured or (B) secured only by Permitted Liens (provided that such incurrence will thereafter count in the calculation of any remaining basket capacity thereunder, while such Indebtedness remains outstanding), and

(iii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (A) such modification, refinancing, refunding, replacement, renewal or extension is either (1) unsecured or (2) secured only by Permitted Liens, provided that if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, (x) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is required to be subject to the provisions of the Closing Date ABL Intercreditor Agreement, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of the ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the administrative agent under the New Term Loan Credit Agreement and (y) a debt representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of (1) if such Indebtedness is Parity Lien Debt, an Equal Priority Intercreditor Agreement or (2) if such Indebtedness is Junior Lien Debt, a Junior Intercreditor Agreement and (B) to the extent that such Liens are subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, replaced, renewed or extended;

(e) if such Indebtedness is secured by assets of the Issuer or any Subsidiary:

(i) such Indebtedness shall not be secured by Liens on any assets of the Issuer or any Subsidiary that are not also subject to, or would be required to be subject to pursuant to the Credit Agreements, a Lien securing the Obligations (except (1) Liens on property or assets applicable only to periods after the latest maturity date at the time of incurrence, (2) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Holders, (3) any Liens on property or assets under the Indebtedness being exchanged, extended, renewed, replaced or refinanced and (4) with respect to Indebtedness of any non-Guarantor Subsidiaries, Liens on assets of any non-Guarantor Subsidiaries, and

(ii) if such Indebtedness is Parity Lien Debt or Junior Lien Debt, a debt representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Parity Lien Debt, an Equal Priority Intercreditor Agreement or (B) if such Indebtedness is Junior Lien Debt, a Junior Intercreditor Agreement.

“Permitted Reorganization” means any transaction (a) undertaken to effect a corporate reorganization (or similar transaction or event) for operational or efficiency purposes or (b) related to tax planning or tax reorganization, in each case, as determined in good faith by the Issuer and entered into after the Issue Date; provided that, (i) no Event of Default is continuing immediately prior to such transaction and immediately after giving effect thereto and (ii) after giving effect to such transactions, the security interests of the Holders in the Collateral (taken as a whole) and the Guarantees of the Notes Obligations (taken as a whole), in each case, would not be materially impaired as a result thereof, and such transaction will not materially adversely affect the Issuer’s ability to make anticipated payments with respect to the Notes Obligations as and when they become due (as determined in good faith by the Issuer).

“Person” or “person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; or such other applicable legislation in effect from time to time in such other jurisdiction in Canada (including the Civil Code of Quebec) for purposes of the provisions hereof relating to perfection, effect of perfection or non-perfection or opposability or priority of a security interest in or Lien on any Collateral.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Restricted Properties.

“Priority Lien Debt” means any Indebtedness that is intended by the Issuer to be secured by Liens on all or a portion of the Collateral that are senior in priority with the Liens on the Collateral that secure the Notes Obligations. For the avoidance of doubt, “Priority Lien Debt” includes Indebtedness incurred under the ABL Credit Agreement as of the Issue Date, and excludes Obligations that are unsecured or intended to be secured by a Lien that is pari passu or junior in priority to Liens on Collateral securing Parity Lien Debt.

“Priority Lien Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and this Indenture, credit agreement or other agreement governing other Priority Lien Debt and the security documents related to the foregoing.

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Representative” means, (1) in the case of the ABL Credit Agreement, the ABL Collateral Agent and (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation under this Indenture, the determination or calculation of such test, covenant or ratio (including in connection with Limited Condition Transactions or Specified Transactions) in accordance with Section 1.05.

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ status (or any relevant Parent Entity’s status) as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions:

(a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, as determined by the Issuer in good faith;

(b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at Fair Market Value; and

(c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, as determined by the Issuer in good faith; provided that the aggregate amount of Indebtedness incurred pursuant Qualified Securitization Financings shall not exceed at any time outstanding the sum of (x) $22.0 million, plus (y) all voluntary payments and prepayments of loans under the ABL Credit Agreement and any other revolving loans, in each case, to the extent accompanied by a corresponding permanent reduction in commitments (the “Securitization Cap”).

“Rating Agency” means (1) each of Moody’s, S&P and Fitch (and their respective successors and assigns) and (2) if Moody’s, S&P or Fitch ceases to rate the Notes, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any Parent Entity as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Record Date” has the meaning specified in Exhibit A hereto.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Released Parties” means each of, and in each case, in their capacity as such and in all applicable capacities (a) Holdings, the Issuer, their Subsidiaries, and each of such Person’s respective current and former Affiliates, (b) the Holders and each of their respective current and former Affiliates, (c) the predecessors, successors, participants, and assigns of each of the foregoing, (d) the co-investors, funds (including affiliated investment funds or investment vehicles), portfolio companies, and management companies of each of the foregoing, (e) the current and former officers, directors, members, managers, principals, partners, employees, independent contractors, direct and indirect shareholders, advisors, advisory board members, agents, professionals, attorneys, financial advisors, consultants, and other representatives of each of the foregoing, in each case in their capacity as such, and (f) the Trustee, the Collateral Agent, the Existing Notes Trustee and the Existing Notes Collateral Agent.

“Releasing Parties” means each of, and in each case, in their capacity as such and in all applicable capacities (a) Holdings, the Issuer, their Subsidiaries, and each of such Person’s respective current and former Affiliates, (b) the Holders and each of their respective current and former Affiliates, (c) the predecessors, successors, participants, and assigns of each of the foregoing, (d) the co-investors, funds (including affiliated investment funds or investment vehicles), portfolio companies, and management companies of each of the foregoing, and (e) the current and former officers, directors, members, managers, principals, partners, employees, independent contractors, direct and indirect shareholders, advisors, advisory board members, agents, professionals, attorneys, financial advisors, consultants, and other representatives of each of the foregoing, in each case, in their capacity as such.

“Restricted” means, when referring to cash or Cash Equivalents of the Issuer or any of the Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Issuer or such Subsidiary (unless such appearance is related to a restriction in favor of an administrative agent, collateral agent or trustee under any Bank Indebtedness or the Notes).

“Required Holders” means Holders of a majority in aggregate principal amount of the Notes then outstanding.

“Required Supermajority Holders” means Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means any of the following actions taken, directly or indirectly, by the Issuer or any of the Subsidiaries to:

(1) declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interest) of the Issuer or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Subsidiary that is not a Wholly Owned Subsidiary, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of Equity Interests);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to the date that is one year before the scheduled maturity thereof, any Junior Financing of the Issuer or any Subsidiary Guarantor (any such payment, redemption, repurchase, defeasance or other acquisition or retirement, a “Junior Debt Repayment”) (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Junior Financing in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, (B) Indebtedness permitted under clauses (c) or (e) of the definition of “Permitted Debt” or (C) Indebtedness of the Issuer or a Subsidiary owed to Holdings, the Issuer or a Subsidiary); or

(4) make any Restricted Investment.

For the avoidance of doubt, the payment of any Contractual Obligation that is based on, or measured with respect to the value of an Equity Interest, including any such Contractual Obligations constituting compensation arrangements, shall not be considered a Restricted Payment. The amount of any Restricted Payment not made in cash or Cash Equivalents shall be the Fair Market Value of the securities or other property distributed by dividend or other otherwise.

“Restricted Property” means (a) any manufacturing facility, or portion thereof, owned or leased by the Issuer or any of its Subsidiaries and located within the United States, which, in the opinion of the Board of Director of the Issuer (or any Parent Entity), is of material importance to the business of the Issuer and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 5.0% of Total Assets, or (b) any shares of Equity Interests of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing such as quality assurance, engineering, maintenance, staging area for work in process materials, employees’ eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing or general administration.

“Revolving Facility Amount” means the greater of (x) $500.0 million and (y) the Borrowing Base (as defined in the ABL Credit Agreement as of the Issue Date).

“S&P” means Standard & Poor’s, a division of S&P Global Inc., and any successor thereto.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between Holdings, the Issuer, any or any Subsidiary, on the one hand, and any hedge bank, on the other hand, pursuant to the Credit Agreements and designated in writing by such hedge bank and the Issuer to the collateral agent under such Credit Agreement as a “Secured Hedge Agreement.”

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Issuer for such Test Period.

“Secured Parties” means the Holders of the Notes, the Trustee and the Collateral Agent.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable and any other assets customarily included in securitization facilities that are subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest or Lien in, any Securitization Assets of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets as determined by the Issuer in good faith.

“Securitization Repurchase Obligation” means any obligation of a seller or transferor of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer or such other Person (as provided below) as a Securitization Subsidiary, and

(1) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which none of the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer;

(3) to which none of the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and

(4) any such designation by the Board of Directors of the Issuer or such other Person shall, upon the Trustee’s request, be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Issuer or such other Person giving effect to such designation and a certificate executed by an Officer certifying that such designation complied with the foregoing conditions, it being agreed that a Securitization Asset consisting of an obligation of or to any Affiliate of the Issuer or a Guarantor (other than the Issuer or a Subsidiary, unless otherwise permitted by Section 4.06(1) herein) shall not result non-compliance with any of the foregoing provisions.

“Security Documents” means the US Security Agreement, the Canadian Security Agreement and all other security agreements, pledge agreements, control agreements, collateral assignments, security deeds, deeds to secure debt, deeds of trust, deeds of hypothec, hypothecations, collateral agency agreements, debentures or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code and the PPSA) in favor of the Collateral Agent on behalf of itself, the Trustee and the Holders of the Notes to secure the Notes and the Guarantees, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions set forth in Article XIII.

“Series” means, (a) with respect to the holders of Parity Lien Debt, each of (1) the Collateral Agent, the Trustee and the Holders of the Notes (in their capacities as such), in the case of the Notes, (2) the New Term Loan Collateral Agent, the administrative agent under the New Term Loan Credit Agreement and the holders of the New Term Loan Obligations (in their capacities as such), in the case of the New Term Loan Credit Agreement, and (3) the holders of any other Series of Parity Lien Debt that become party to the Equal Priority Intercreditor Agreement and the Parity Lien Representative and Parity Lien Collateral Agent of such Series of Parity Lien Debt (in their capacities as such) and (b) with respect to any Parity Lien Obligations, each of (1) the Obligations in respect of the Notes, (2) the New Term Loan Obligations and (3) the Obligations in respect of other Parity Lien Debt which, pursuant to a joinder agreement, are to be represented under the Equal Priority Intercreditor Agreement by a common Parity Lien Representative (in its capacity as such for such other Parity Lien Debt).

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means any business, the majority of whose revenues are derived from (i) the business or activities conducted by the Issuer and its Subsidiaries on the Issue Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of business conducted by the Issuer and its Subsidiaries.

“Specified Event of Default” means an Event of Default pursuant to clauses (1) or (2) of Section 6.01 or, with respect to the Issuer, Section 6.01(6).

“Specified Transaction” means any of the following identified by the Issuer: (a) transaction or series of related transactions, including Investments and Acquisition Transactions, that results in a Person becoming a Subsidiary, (b) [reserved], (c) any transaction or series of related transactions, including Asset Sales, that results in a Subsidiary ceasing to be a Subsidiary of the Issuer, (d) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, (e) any material acquisition or disposition, (f) any restructuring of the business of the Issuer, whether by merger, consolidation, amalgamation or otherwise, (g) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (h) any Restricted Payment and (i) transactions of the type given pro forma effect in (i) the Sponsor Model or (ii) any quality of earnings report prepared by a nationally recognized accounting firm in connection with the Refinancing Transactions or an Acquisition Transaction or other Investment consummated after the Issue Date.

“Sponsor” means (a) any funds, limited partnerships or co-investment vehicles managed or advised by Leonard Green & Partners, L.P., CVC Advisors (U.S.) Inc. or Bain Capital, LP or any Affiliates of any of the foregoing Person(s) or any direct or indirect Subsidiaries of any of the foregoing Person(s) (or jointly managed by any such Person(s) or over which any such Person(s) exercise governance rights) and (b) any investors (including limited partners) in the Persons identified in clause (a) who are investors (including limited partners) in such Persons as of the Issue Date, and from time to time, invest directly or indirectly in Holdings or any Parent Entity (but, in each case, excluding any portfolio companies of any of the foregoing).

“Sponsor Model” has the meaning assigned to such term in the Existing Term Loan Credit Agreement.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer that are customary in a Securitization Financing.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, unlimited liability company or other entity of which (a) the Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, unlimited liability company or other entity are at the time owned by such Person or (b) more than 50% of the Equity Interests are at the time (directly or indirectly) owned by such Person. Unless otherwise indicated herein, all references to Subsidiaries will mean Subsidiaries of the Issuer. No Person shall be considered a Subsidiary of the Issuer unless the Issuer has the ability to Control such Subsidiary.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements.

“Taxes” means any taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Issuer ended on or prior to such time (taken as one accounting period) in respect of which internal financial statements for each quarter or fiscal year in such period are available. A Test Period may be designated by reference to the last day thereof (i.e., the “December 31st Test Period” refers to the period of four consecutive fiscal quarters of the Issuer ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $30.0 million.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

“Total Assets” means the total consolidated assets of the Issuer and the Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any impairment or amortization of the amount of intangible assets since September 30, 2025, calculated on a Pro Forma Basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Issuer for such Test Period.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Refinancing Transactions, this Indenture, the Notes, the Credit Agreements and the transactions contemplated hereby and thereby, including any amortization thereof in any period, including any amortization thereof in any period.

“Trust Officer” means any officer:

(1) within the corporate trust department of the Trustee or the Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Collateral Agent, as applicable who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Issuer and the Subsidiaries, determined on a Pro Forma Basis, for the most recent Test Period.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” means the United States of America.

“US Excluded Assets” has the meaning assigned to such term in the US Security Agreement.

“US Excluded Equity Interests” has the meaning assigned to such term in the US Security Agreement.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“US Security Agreement” means that certain notes security agreement, dated as of the date hereof, by and among the Issuer, the Guarantors party thereto from time to time and the Collateral Agent, as amended, restated, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness;

provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Permitted Refinancing, (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, or (iii) any term loans for purposes of Incurring any other Indebtedness (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or Incurrence shall be disregarded.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Section
$1.03(13)
Affiliate Transaction	4.07
Agent Members	Appendix A
AHYDO catch-up payment	4.04(1)(aa)

Term	Section
Alternate Offer	4.08(6)
Ancillary Fees	9.02(9)
Applicable Indebtedness	“Weighted Average Life to Maturity”
Asset Sale Offer	4.06(1)
Bankruptcy Law	6.01
Change of Control Offer	4.08(2)
Change of Control Payment	4.08(1)
Clearstream	Appendix A
Contract Consideration	“Excess Cash Flow”
covenant defeasance option	8.01(2)
Covenant Suspension Event	4.15
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.01
disposition	“Asset Sale”
Euroclear	Appendix A
Event of Default	6.01
Excess Cash Flow Offer	4.06(2)
Excess Cash Flow Offer Amount	4.06(2)
Excess Cash Flow Payment	4.06(2)
Excess Cash Flow Payment Date	4.06(2)
Excess Proceeds	4.06(1)
Excess Proceeds Applicable Percentage	4.06(1)
Foreign Asset Sale	4.06(3)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(1)
IAI	Appendix A
Increased Amount	4.12(11)
Indenture	Preamble
Initial Notes	Preamble
Issuer	Preamble
legal defeasance option	8.01(2)
Liens Covenant Election Date	4.12(b)
Master Agreement	“Hedge Agreement”
Netted Tax Amount	4.06(3)
Notes	Preamble
Notes Custodian	Appendix A
Noteholder Direction	6.01
Notice of Default	6.01
Offer Period	4.06(1)
Other Applicable ECF Indebtedness	4.06(2)
Other Intercreditor Amendments	9.02

Term	Section
Paying Agent	2.04(a)
Performance References	“Derivative Instruments”
Permitted Holder Group	“Permitted Holders”
Permitted Jurisdictions	5.01(1)
Position Representation	6.01
Prepayment Event	4.06(3)
primary obligor	“guarantee”
protected purchaser	2.08
QIB	Appendix A
Ratio Debt	4.03(1)(a)
Reference Date	“Available Amount”
Refunding Capital Stock	4.04(b)(p)(i)
Registrar	2.04(1)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Note	Appendix A
Regulation S Temporary Global Note	Appendix A
Reporting Entity	4.02(b)
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(1)
Restricted Period	Appendix A
Retained Declined Proceeds	4.06(1)
Retired Capital Stock	4.04(b)(b)(i)
Reversion Date	4.15
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Senior Indebtedness	9.02
Short Term Advances	“Indebtedness”
Specified Transaction Adjustments	1.05(c)
Successor Company	5.01(1)(a)
Successor Subsidiary Guarantor	5.01(2)(a)
Suspended Covenants	4.15
Testing Party	1.05(b)
Transaction Election	1.05(f)
Transaction Test Date	1.05(f)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Treasury Equity Interests	4.04(2)(y)
Trustee	Preamble
U.S. dollars	1.03(12)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
Verification Covenant	6.01

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the words “herein,” “hereto” and “hereunder” and words of similar import shall refer to this Indenture as a whole and not to any particular provision thereof;

(7) unless otherwise indicated, references to an Exhibit, Appendix, Article, Section, clause or subclause refers to the appropriate Exhibit, Appendix, Section, clause or subclause in this Indenture;

(8) unless otherwise indicated, all references to Subsidiaries shall mean Subsidiaries of the Issuer;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(10) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(11) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(12) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(13) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

Section 1.04 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. The Issuer will not be required to comply with any provision of the TIA, including Sections 314(a) and 316(b) of the TIA. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Section 1.05 Measuring Compliance.

(1) Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated in the manner prescribed by this section; provided that, notwithstanding anything to the contrary in clauses (2), (3) or (4) of this Section 1.05, when calculating the First Lien Net Leverage Ratio for purposes of any Excess Cash Flow Offer, the events described in this section that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(2) For purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, Limited Condition Transactions or Specified Transactions identified by the Issuer, any of its Subsidiaries, any Parent Entity, any successor entity of any of the foregoing or a third party (the “Testing Party”) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to, simultaneously with or in connection with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Limited Condition Transactions or Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Limited Condition Transaction or Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Subsidiaries since the beginning of such Test Period shall have made any Limited Condition Transaction or Specified Transaction identified by the Testing Party that would have required adjustment pursuant to this Section 1.05, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this section.

(3) Whenever pro forma effect is to be given to a Limited Condition Transaction or Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Testing Party and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, synergies, material changes to amounts to be paid by or received by the Issuer or any Subsidiary Guarantor projected by the Testing Party in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though amounts had been realized on the first day of such Test Period and as if any such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Limited Condition Transaction or Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such amounts, “Specified Transaction Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable and quantifiable in the good faith judgment of the Testing Party, (ii) such actions are taken, committed to be taken or expected to be taken no later than 24 months after the date of such Limited Condition Transaction or Specified Transaction and (iii) no amounts shall be included pursuant to this clause (3) to the extent duplicative of any amounts that are otherwise included in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to any Test Period.

(4) In the event that the Issuer or any Subsidiary Incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to, simultaneously with or in connection with the event for which the calculation of any such ratio is made, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios.

(5) Notwithstanding anything in this Indenture to the contrary, (i) the Testing Party may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Testing Party may, in its sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to Section 4.03 and Section 4.12 herein), as applicable, (ii) unless the Testing Party elects otherwise, if the Issuer or its Subsidiaries in connection with any transaction or series of such related transaction (A) Incurs Indebtedness, creates Liens, makes Asset Sales, makes Investments, repays any Indebtedness, makes any Restricted Payment or takes any other action under or as permitted by a ratio-based basket and (B) Incurs Indebtedness, creates Liens, makes Asset Sales, makes Investments, makes any Restricted Payment or repays any Indebtedness or takes any other action under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions, (iii) if the Issuer or its Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Testing Party may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Indenture on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case, such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with this Indenture, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, in each case, any future calculation of any such ratio-based basket shall only include the amount borrowed and outstanding as of the date of determination, (iv) if the Issuer or any Subsidiary Incurs Indebtedness under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Asset Sales, Investments, Restricted Payments or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Issuer’s Consolidated Net Debt or Consolidated Secured Net Debt pursuant to clause (b) of the definition of such terms); provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio. For example, if the Issuer Incurs Indebtedness under the Fixed Incremental Amount on the same date that it Incurs Indebtedness under the Maximum Incremental Leverage Amount, then the First Lien Net Leverage Ratio and any other applicable ratio will be calculated with respect to such Incurrence under the Maximum Incremental Leverage Amount without regard to any Incurrence of Indebtedness under the Fixed Incremental Amount or any other non-ratio based basket. Unless the Testing Party elects otherwise, such Indebtedness shall be deemed incurred first under the Maximum Incremental Leverage Amount to the extent permitted (and calculated prior to giving effect to any substantially simultaneous Incurrence of any Indebtedness based on a basket or exception that is not based on a financial ratio, including under the Fixed Incremental Amount or clause (a) of Section 4.03(1)), with any balance incurred under any other clause of Section 4.03(1), including the Fixed Incremental Amount, or as Ratio Debt. For purposes of determining compliance with Section 4.03, in the event that any Indebtedness (or any portion thereof) meets the criteria of Maximum Incremental Leverage Amount or Fixed Incremental Amount, the Testing Party may, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with Section 4.03 on the date of classification or reclassification, as applicable, and (v) the Issuer hereby elects that on the Issue Date, the entire committed amount of the revolving portion of the ABL Credit Agreement shall be deemed to have been incurred under Section 4.03(1)(a)(i)(C) and not under any ratio-based basket.

(6) Notwithstanding anything in this Indenture to the contrary, when (i) calculating any applicable basket, ratio or financial metric in connection with the Incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction or Specified Transaction, the date of determination of such basket, ratio or financial metric, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Testing Party (the Testing Party’s election to exercise such option in connection with any Limited Condition Transaction or Specified Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence or repayment, repurchase or refinancing of Indebtedness is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction or Specified Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such baskets, ratios, financial metrics, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Transaction or Specified Transaction or other transactions had occurred at the beginning of the most recent Test Period ending prior to the Transaction Test Date for which internal financial statements are available, the Testing Party could have taken such action on the relevant Transaction Test Date in compliance with the applicable baskets, ratios, financial metrics or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such baskets, ratios, financial metrics, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such baskets, ratio and financial metrics (including due to fluctuations in Consolidated Net Income or Consolidated Adjusted EBITDA of the Testing Party or any target company), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction or Specified Transaction, such baskets, ratios, financial metrics, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction or Specified Transaction and any related transactions is permitted hereunder and (ii) such baskets, ratios, financial metrics and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Test Date for purposes of such baskets, ratios and financial metrics and (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized. If the Testing Party has made a Transaction Election for any Limited Condition Transaction or Specified Transaction, then in connection with any subsequent calculation of any ratio, financial metric or basket availability with respect to any other Limited Condition Transaction or Specified Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction or Specified Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction or Specified Transaction is terminated or expires without consummation of such Limited Condition Transaction or Specified Transaction, any such ratio, financial metric or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction or Specified Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(7) For purposes of calculating Permitted Ratio Debt, the Maximum Incremental Leverage Amount and clause (a) of the definition of “Permitted Liens” (including for purposes of clause (l)(ii) of Section 4.03(1)), the phrase “immediately prior to such incurrence” shall be construed to apply only if, at the time of such determination, on a Pro Forma Basis for such incurrence of Indebtedness and/or Liens (and for any related Permitted Investment, if applicable), (i) the First Lien Net Leverage Ratio would be greater than the Closing Date First Lien Net Leverage Ratio, minus 1.00 to 1.00, (ii) the Secured Net Leverage Ratio would be greater than the Closing Date Secured Net Leverage Ratio, minus 0.25 to 1.00, or (iii) the Total Net Leverage Ratio would be greater than the Closing Date Total Net Leverage Ratio, as applicable.

(8) For purposes of determining the maturity date of any Indebtedness, bridge loans that are subject to customary conditions (as determined by the Issuer in good faith, including conditions requiring no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

(9) Notwithstanding anything to the contrary, in connection with a Testing Party’s election to use a Transaction Test Date in connection with a Limited Condition Transaction or Specified Transaction, any reference to “date of incurrence” or “time of incurrence” or other similar phrases with respect to the date or time an action is taken herein will mean the Transaction Test Date.

ARTICLE II

THE NOTES

Section 2.01 Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $559,128,783.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 3.08 or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by an Officer of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

Section 2.02 Form and Dating. Provisions relating to the Notes (including Additional Notes) are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form, without coupons, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Section 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $559,128,783 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered Holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel shall be required for the Trustee to authenticate and make available for delivery the Initial Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1.00 and integral multiples of $1.00 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless so long as such Officer held such office at the time of his or her execution thereof.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04 Registrar and Paying Agent.

(1) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(2) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(3) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of, and premium (if any) and interest on, any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium (if any) and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of, and premium (if any) and interest on, the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon a bankruptcy of the Issuer, the Trustee shall automatically become the Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.

If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, upon receipt of a written order, authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium (if any) and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send or cause to be sent to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12 CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.02 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

Section 3.03 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuer shall furnish to the Trustee, at least two Business Days for Global Notes and 10 days for Definitive Notes (or such shorter period reasonably acceptable to the Trustee) before a notice of redemption is required to be mailed or otherwise delivered pursuant to Section 3.05, an Officer’s Certificate setting forth: (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, if then ascertainable. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any Holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

Section 3.04 Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of $1.00 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1.00. Notes and portions of them the Trustee selects shall be in amounts of $1.00 or integral multiples of $1.00 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be redeemed.

Section 3.05 Notice of Optional Redemption.

At least 10 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise sent more than 60 days prior to the redemption date if (a) the notice is issued in connection with a defeasance of the Notes or a discharge of this Indenture (including pursuant to a satisfaction and discharge of this Indenture pursuant to Article VIII or through redemption or repurchase of all of the Notes or otherwise) or (b) in case of a redemption that is subject to one or more conditions precedent, the date of redemption is extended as permitted in this Indenture.

Any such notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, or if not then ascertainable, the manner of calculation thereof, and the amount of accrued interest to the redemption date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(5) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date (whether or not a Business Day);

(7) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(9) if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s sole discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be modified or rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived); and

(10) at the Issuer’s option, that the payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption upon any transaction or event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction or other event. For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.05 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the Holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

Section 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date (as such date may be extended or delayed) and at the redemption price stated in the notice, except as provided in the final paragraph of Paragraph 5 of the Note or in Section 3.05. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. On or after the redemption date (whether or not a Business Day), interest shall cease to accrue on such Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus premium (if any) and accrued and unpaid interest, if any, on the Notes or portions thereof to be redeemed, pursuant to Section 3.07.

Section 3.07 Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m., New York City time, on the redemption date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on the Notes or portions thereof to be redeemed or purchased. On and after the redemption date (whether or not a Business Day), interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus premium (if any) and accrued and unpaid interest, if any, on the Notes or portions thereof to be redeemed.

Section 3.08 Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled (or if the Note is a Global Note, an adjustment shall be made to the “Schedule of Increases or Decreases in Global Note” attached thereto in accordance with the applicable procedures of the Depository).

Section 3.09 Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes; provided, however, that under certain circumstances, the Issuer may be required to offer to purchase Notes under Section 4.06 and Section 4.08. The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such Affiliates may determine.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes. The Issuer will promptly pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same stepped-up rate to the extent lawful.

Section 4.02 Reports and Other Information.

(1) For so long as any Notes are outstanding, the Issuer shall deliver to the Trustee a copy of all of the information and reports referred to below:

(a) within 120 days after the end of each fiscal year of the Issuer, a consolidated balance sheet of the Reporting Entity and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for such fiscal year, together with related notes thereto, setting forth, in each case, in comparative form, the figures for the previous fiscal year (if ending after the Issue Date), prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Reporting Entity’s auditor on the Issue Date or any other accounting firm of nationally recognized standing;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer (commencing with the first full fiscal quarter ending after the Issue Date), a condensed consolidated balance sheet of the Reporting Entity and its Subsidiaries as at the end of such fiscal quarter, and the related (i) condensed consolidated statements of comprehensive income (loss) for the portion of the fiscal year then ended or for such fiscal quarter and (ii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended or for such fiscal quarter, setting forth, in the case of each of clauses (i) and (ii), in comparative form the figures for the corresponding portion of the previous fiscal year or previous fiscal quarter, as applicable, in each case, if ended after the Issue Date;

(c) within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date for any of the following events: (i) entry into material agreements; (ii) the bankruptcy of the Issuer or a Significant Subsidiary, (iii) a change in the Reporting Entity’s certifying independent auditor, (iv) the appointment or departure of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Chief Operating Officer (or persons fulfilling similar duties) of the Issuer, (v) resignation of a director of the Issuer on disagreeable terms, (vi) non-reliance on previously issued financial statements, and (vii) change of control transactions (in each case, other than in connection with the Refinancing Transactions and excluding the financial statements, pro forma financial information and exhibits, if any, that would be required by the SEC’s rules and regulations); provided, however, that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Issuer and the Subsidiaries, taken as a whole, and the Issuer may omit from such disclosure any terms of such event if the Issuer determines in its good faith judgment that disclosure of such terms would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Issuer and the Subsidiaries, taken as a whole; provided, further, that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself; provided, further, that no such current report will be required to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any Parent Entity or any of the Issuer’s Subsidiaries) and any director, manager or executive officer, of the Issuer (or any Parent Entity or any of the Issuer’s Subsidiaries); and

(d) simultaneously with the delivery of each set of financials described in clauses (1)(a) and (1)(b) of this Section 4.02, a management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Issuer.

(2) The Issuer shall conduct quarterly conference calls with management of the Issuer and the Holders of the Notes and securities analysts (to the extent providing analysis of investment in the Notes) (which conference calls may be combined with any conference calls for the holders of the Issuer’s or any Parent Entity’s other securities), and, in each case, subject to the requirements of this Section 4.02, within 15 Business Days after the time period set forth in clause (3) below with respect to delivery of the financial statements required by clauses (1)(a) and (1)(b) of this Section 4.02, to discuss the financial performance of the Issuer and its Subsidiaries for the most recently ended fiscal year or fiscal quarter, as the case may be, for which financial statements have been delivered pursuant to clauses (1)(a) or (1)(b) of this Section 4.02.

(3) In addition to providing such information to the Trustee, the Issuer shall make available to the Holders, bona fide prospective investors, and bona fide securities analysts the information required to be provided pursuant to clauses (1)(a), (1)(b) and (1)(c) of this Section 4.02, by posting such information within 15 days after the date on which the Issuer is required to provide such information to the Trustee to the Issuer’s website (or the website of any of the Issuer’s Subsidiaries or any Parent Entity, including the Reporting Entity) or on IntraLinks or any comparable password protected online data system or website. If at any time the Issuer or any Parent Entity has made a good faith determination to file a registration statement with the SEC with respect to an Equity Offering of such entity’s Equity Interests, the Issuer will not be required to disclose any information or take any actions that, in the good faith view of the Issuer, would violate the securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on such Equity Offering.

(4) Notwithstanding the foregoing, (a) neither the Issuer nor another Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302, Section 404 or Section 406 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, or (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (b) such reports will not be required to contain financial information required by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16, Rule 13.01 or Rule 13.02 of Regulation S-X (or any successor rules or regulations) or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K, (c) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in this Indenture and shall not be required to present compensation or beneficial ownership information, (d) no such report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any Parent Entity or Subsidiary) and any director, manager or executive officer of the Issuer (or any Parent Entity or Subsidiary), (e) trade secrets and other proprietary information may be excluded from any disclosures, (f) such information will not be required to contain any “segment reporting”, (g) no financial statements or financial information of the type required by Item 9.01 of Form 8-K shall be required, (h) with respect to any acquisition or Investment, the financial statements delivered pursuant to clause (1) of this covenant shall not be required to reflect purchase accounting adjustments relating thereto and (i) no such information or report will be required to include any disclosures on environmental, social and corporate governance data or “ESG reporting.”

(5) The financial statements, information and other documents required to be provided pursuant to this Section 4.02 may be those of (i) the Issuer, (ii) any Parent Entity or (iii) any Wholly Owned Subsidiary of the Issuer that, together with its Subsidiaries, constitutes substantially all the assets and liabilities of the Issuer and its consolidated Subsidiaries (any such entity described in clause (i), (ii) or (iii) , a “Reporting Entity”), so long as in the case of clause (ii) either (x) such Parent Entity shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management, of the Issuer, (y) such Parent Entity is or elects to become a Guarantor or (z) if otherwise, the financial information so delivered shall be accompanied by (or available on a password protected online data system or website) a reasonably detailed description of the material quantitative differences (the “Reconciliation”) between the information relating to such parent, on the one hand, and the information relating to the Issuer and the Subsidiaries on a standalone basis, on the other hand but only to the extent there are quantitative material differences (which for the avoidance of doubt need not be audited or reviewed by the auditors or included in the financial statements).

(6) The Issuer has agreed that, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if such information is not otherwise delivered or to be delivered pursuant to this Section 4.02.

(7) Notwithstanding the foregoing, the Issuer will be deemed to have delivered such reports and information referred to above to the Holders, bona fide prospective investors, bona fide securities analysts and the Trustee for all purposes of this Indenture if the Issuer or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. For the avoidance of doubt, if a Reporting Entity files such reports with the SEC via the EDGAR filing system (or any successor system), a Reconciliation is only required to be provided to the Trustee, the Holders, bona fide prospective investors, and bona fide analysts of the Notes if a Reconciliation is required pursuant to Section 4.02(d), and any such Reconciliation will accompany the applicable report so filed (or be made available on a password protected online data system or website) and such Reconciliation need not be audited or reviewed by the auditors or included in the financial statements. In addition, the requirements of this Section 4.02 will be deemed satisfied and the Issuer will be deemed to have delivered such reports and information referred to above to the Trustee, Holders, bona fide prospective investors, and bona fide securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Issuer’s website (or that of any of the Issuer’s Subsidiaries or any Parent Entity, including the Reporting Entity). If any financial statements that have been previously delivered are required to be restated, such financial statements shall still be deemed to have been delivered on the initial date of delivery while any such restatement is ongoing.

(8) Any person who requests or accesses such financial information or to attend any conference calls required by this Section 4.02 may be required to provide its email address, employer name and other information reasonably requested by the Issuer and represent to the Issuer (to the Issuer’s reasonable good faith satisfaction) that:

(a) it is a Holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor in the Notes or a bona fide securities analyst providing an analysis of investment in the Notes;

(b) it will not use the information in violation of applicable securities laws or regulations;

(c) it will keep such provided information confidential and will not communicate the information to any Person; and

(d) it (a) will not use such information in any manner intended to compete with the business of the Issuer and its Subsidiaries and (b) is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a Similar Business.

Notwithstanding anything herein to the contrary, any failure to comply with this Section 4.02 shall be automatically cured when the Issuer or any Parent Entity, as the case may be, provides all required reports to the Holders or files all required reports with the SEC via the EDGAR filing system.

Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on any Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall have no duty to review or analyze reports delivered to it or monitor whether any such reports have been filed with the SEC or the Issuer’s website. The Trustee shall have no responsibility for determining whether a Reconciliation is required to be given.

Section 4.03 Limitation on Incurrence of Indebtedness.

(1) The Issuer will not, and will not permit any of the Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness as (1) Permitted Ratio Debt and (2) any Permitted Refinancing of Indebtedness incurred as Permitted Ratio Debt. The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(a) (i) the incurrence by the Issuer or any Subsidiary Guarantor of Indebtedness under any Bank Indebtedness, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount or liquidation preference, if applicable, at any one time outstanding, not to exceed any or all of the following amounts:

(A) the Fixed Amount;

(B) the Fixed Incremental Amount;

(C) the Revolving Facility Amount; and

(D) the Maximum Incremental Leverage Amount; and

(ii) any Permitted Refinancing of Indebtedness incurred pursuant to this clause (a);

(b) (i) Indebtedness in respect of the Existing Notes outstanding as of the Issue Date, (ii) the Incurrence by the Issuer and the Subsidiary Guarantors of the Notes and Guarantees that are issued on the Issue Date (but not including any Additional Notes) and (iii) any Permitted Refinancing of Indebtedness Incurred pursuant to this clause (b);

(c) Indebtedness existing on the Issue Date (other than Indebtedness incurred pursuant to clause (a) or (b) of the definition of “Permitted Debt”) and any Permitted Refinancing thereof, including any intercompany Indebtedness of Holdings, the Issuer or any Subsidiary outstanding on the Issue Date;

(d) (i) (A) Attributable Indebtedness relating to any transaction, (B) Capitalized Leases and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, so long as such Indebtedness is incurred concurrently with, or within 270 days after, the applicable acquisition, construction, repair, replacement or improvement, and (C) Indebtedness arising from the conversion of obligations of the Issuer or any Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Issuer or such Subsidiary; provided that the aggregate principal amount of such Indebtedness at the time any such Indebtedness is incurred pursuant to this clause (d) shall not exceed $55.0 million and (ii) any Permitted Refinancing of any Indebtedness incurred under this clause (d); provided that, for the purposes of determining compliance with this clause (d), any lease that is not treated under GAAP as a capital lease at the time such lease is executed but is subsequently treated under GAAP as a capitalized lease as the result of a change in GAAP (or interpretations thereof) after the Issue Date shall not be treated as Indebtedness;

(e) Indebtedness of the Issuer or any of the Subsidiaries owing to the Issuer or any other Subsidiary; provided that all such Indebtedness of a non-Guarantor Subsidiary owing to the Issuer or a Subsidiary Guarantor must be an Investment permitted under Section 4.04 or the definition of “Permitted Investments” (other than clause (o) thereof); provided, further, all such Indebtedness of the Issuer or any Subsidiary Guarantor owed to any non-Guarantor Subsidiary shall be unsecured and subordinated in right of payment to the Notes or the Guarantee of a Subsidiary Guarantor, as applicable, pursuant to a customary intercompany subordination agreement and a Permitted Investment pursuant to clause (a) of the definition of “Permitted Investment”;

(f) Indebtedness in respect of (i) Obligations under Secured Hedge Agreements, (ii) Obligations under Secured Hedge Agreements (as defined in the ABL Credit Agreement), and (iii) Hedge Agreements designed to hedge against Holdings’, the Issuer’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks, in each case of clauses (i) through (iii), incurred not for speculative purposes, and Guarantees thereof;

(g) (i) Indebtedness incurred by a non-Guarantor Subsidiary in an aggregate amount that does not exceed $33.0 million (provided that such Indebtedness (1) must be used for a bona fide business purpose and (2) may not be reclassified as incurred under any provision other than this clause (g)) and (ii) any Permitted Refinancing thereof that also complies with this clause (g);

(h) [reserved];

(i) [reserved];

(j) [reserved];

(k) [reserved];

(l) Indebtedness, (i) of any Person that becomes a Subsidiary after the Issue Date pursuant to an Investment not prohibited by this Indenture, which Indebtedness is (A) existing at the time such Person becomes a Subsidiary, (B) is not incurred in contemplation of such Person becoming a Subsidiary, (C) is non-recourse to (and is not assumed by any of) Holdings, the Issuer or any Subsidiary (other than any Subsidiary of such Person that is a Subsidiary of such Person on the date such Person becomes a Subsidiary after the Issue Date) and (D) is either (x) unsecured or (y) secured only by the assets of such Subsidiary by Liens permitted under Section 4.12 or the definition of “Permitted Liens”, and (ii) any Permitted Refinancing of the foregoing;

(m) Indebtedness incurred in connection with any Investment (including a Permitted Acquisition) or Asset Sale expressly permitted by this Indenture, in each case, to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs and seller notes) or other similar adjustments;

(n) Indebtedness representing deferred compensation to employees of the Issuer and its Subsidiaries incurred in the ordinary course of business;

(o) Indebtedness consisting of obligations of the Issuer and the Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Refinancing Transactions, Permitted Acquisitions, Acquisition Transactions or any Investment expressly permitted by this Indenture (other than pursuant to clause (o) of the definition of “Permitted Investments”);

(p) Indebtedness to current or former officers, directors, managers, consultants, and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any Parent Entity) permitted under Section 4.04;

(q) Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including such Indebtedness that is consistent with past practices in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and letters of credit that are cash collateralized;

(r) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(s) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practices;

(t) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Issuer or any Subsidiary Guarantor; provided that the amount of Indebtedness incurred pursuant to this clause (t) shall be subject to the limitations on amounts set forth in the definition of Qualified Securitization Financing;

(u) Indebtedness in respect of letters of credit (i) issued for the account of the Issuer or any Subsidiary under the ABL Credit Agreement and (ii) that are fully cash collateralized in an aggregate amount that does not exceed $55.0 million;

(v) (i) Obligations in respect of Cash Management Obligations, (ii) Obligations in respect of Cash Management Obligations (as defined in the ABL Credit Agreement) and (iii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in each case of clauses (i) through (iii), incurred in the ordinary course of business or consistent with past practices, and any Guarantees thereof;

(w) Guarantees in respect of Indebtedness of the Issuer or any Subsidiary otherwise permitted hereunder; provided that (A) no guarantee by any Subsidiary of any Junior Financing shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Notes Obligations substantially on the terms set forth in the Guarantees pursuant to this Indenture, (B) if the Indebtedness being guaranteed is subordinated in right of payment to the Notes Obligations, such guarantee shall be subordinated to the Guarantees in right of payment on terms at least as favorable to the Holders of the Notes as those contained in the subordination terms with respect to such Indebtedness, and (C) any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness of a non-Guarantor Subsidiary must be permitted to be incurred as an Investment in a non-Guarantor Subsidiary permitted to be incurred at such time pursuant to the definition of “Permitted Investments” (other than clause (o) thereof);

(x) [reserved];

(y) (i) Indebtedness in an aggregate principal amount at any time outstanding not to exceed $110.0 million and (ii) any Permitted Refinancing of the foregoing; provided that no Indebtedness for borrowed money may be Incurred by a non-Guarantor Subsidiary pursuant to this clause (y);

(z) Indebtedness Incurred by the Issuer or any Subsidiary to the extent that the net proceeds thereof are substantially contemporaneously and irrevocably deposited with the Trustee (in an amount sufficient to pay and discharge the entire Indebtedness on the Notes) to satisfy and discharge the Notes in accordance with Article VIII; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

(2) Additionally, for purposes of determining compliance with this Section 4.03,

(i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Issuer may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable; provided that (x) all Indebtedness under the New Term Loan Credit Agreement and ABL Credit Agreement shall be deemed incurred in reliance on the exception in clause (a) above and shall not be permitted to be reclassified pursuant to this paragraph, (y) all Indebtedness under the Existing Notes and related guarantees, the Notes and the Guarantees outstanding on the Issue Date shall be deemed Incurred in reliance on the exception in clause (b) above and shall not be permitted to be reclassified pursuant to this paragraph, and (z) all Indebtedness for borrowed money (other than intercompany Indebtedness otherwise permitted under this Indenture) incurred by non-Guarantor Subsidiaries shall be deemed incurred in reliance on the exception in clause (g)(i) above (or pursuant to clause (z) above, if applicable) and shall not be permitted to be reclassified;

(ii) the Issuer is entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this covenant, subject to the proviso to the preceding clause (i);

(iii) the principal amount of Indebtedness outstanding under any provision of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(iv) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will, at the Issuer’s election, not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this covenant;

(v) for purposes of determining compliance with any U.S. dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt (or, in the case of a Transaction Election, on the date of the applicable Transaction Test Date); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith);

(vi) the accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount or deferred financing costs, the accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (c) of the definition of “Indebtedness” shall not be deemed to be an Incurrence of Indebtedness for purposes of this Indenture. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(vii) the principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on, at the Issuer’s discretion, the applicable date of determination or the date of the refinancing; and

(viii) Notwithstanding anything to the contrary in this Indenture (x) all intercompany loans, advances or other Indebtedness owed by the Issuer or a Subsidiary Guarantor to a non-Guarantor Subsidiary shall be unsecured and subordinated in right of payment to the Notes Obligations or (y) any guarantees by the Issuer or a Subsidiary Guarantor of Indebtedness for borrowed money of a non-Guarantor Subsidiary shall be subordinated in right of payment to the Notes Obligations.

Section 4.04 Limitation on Restricted Payments.

(1) The Issuer will not, and will not permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment, except:

(a) each Subsidiary may make Restricted Payments to the Issuer and to any other Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Issuer or any such other Subsidiaries and to each other owner of Equity Interests of such Subsidiary ratably according to their relative ownership interests of the relevant class of Equity Interests or as otherwise required by the applicable organizational documents);

(b) the Issuer and each of the Subsidiaries may declare and make Restricted Payments payable in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted to be incurred under Section 4.03) of such Person;

(c) Restricted Payments in connection with the Refinancing Transaction

(d) to the extent constituting Restricted Payments, the Issuer and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of the definition of “Permitted Investments” (other than clause (o) thereof), Section 4.07 (other than clause (1), (10) or (11) thereof) or Section 5.01;

(e) Restricted Payments in respect of the repurchase of Equity Interests in Holdings or any Parent Entity (or any Parent Entity of Holdings that only owns Equity Interests, directly or indirectly, in the Issuer and its Subsidiaries), the Issuer or any Subsidiary that occur upon or in connection with the exercise of stock options or warrants or similar rights if such Restricted Payments represent a portion of the exercise price of such options or warrants or similar rights or tax withholding obligations with respect thereto;

(f) [reserved];

(g) the Issuer may pay (or make Restricted Payments to allow Holdings or any other Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Issuer (or of any Parent Entity) held by any Management Stockholder, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, officer, manager, consultant, independent contractor or distributor of the Issuer (or any Parent Entity) or any of its Subsidiaries; provided that the aggregate Restricted Payments made pursuant to this clause (g) after the Issue Date, together with the aggregate amount of loans and advances to Holdings made pursuant to clause (j) of the definition of “Permitted Investments” in lieu of Restricted Payments permitted by this clause (g), shall not exceed:

(i) $5.5 million in any calendar year, with unused amounts in any calendar year being carried over to the next succeeding calendar year; plus

(ii) an amount not to exceed the cash proceeds of key man life insurance policies received by the Issuer or the Subsidiaries after the Issue Date; plus

(iii) to the extent contributed in cash to the common Equity Interests of the Issuer and Not Otherwise Applied, the proceeds from the sale of Equity Interests of Holdings or any other Parent Entity, in each case to a Person that is or becomes a Management Stockholder that occurs after the Issue Date; plus

(iv) the amount of any cash bonuses or other compensation otherwise payable to any Company Person that are foregone in return for the receipt of Equity Interests of Holdings or a Parent Entity, the Issuer or any Subsidiary; plus

(v) payments made in respect of withholding or other similar taxes payable upon repurchase, retirement or other acquisition or retirement of Equity Interests of the Issuer or its Subsidiaries or any Parent Entity or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement; plus

(vi) payments made in respect of repurchase, retirement or other acquisition or retirement for value of vested Equity Interests of the Issuer (or of any Parent Entity) held by any Management Stockholder;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Subsidiary from any Management Stockholder in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(h) the Issuer may make Restricted Payments to Holdings or to any other Parent Entity:

(i) the proceeds of which will be used to pay (or make dividends or distributions to allow any direct or indirect Parent Entity treated as a corporation for Tax purposes to pay) the Tax liability (including estimated Tax payments) to each foreign, federal, state, provincial, territorial or local jurisdiction in respect of which an income tax return is filed by Holdings (or such direct or indirect Parent Entity) that includes the Issuer and/or any of its Subsidiaries (including in the case where the Issuer is a disregarded entity for income Tax purposes), to the extent such Tax liability does not exceed the lesser of (A) the Taxes (including estimated Tax payments) that would have been payable by the Issuer and/or its applicable Subsidiaries as a stand-alone Tax group (assuming that the Issuer was classified as a corporation for income Tax purposes) and (B) the actual Tax liability (including estimated Tax payments) of Holdings’ Tax group (or, if Holdings is not the parent of the actual group, the Taxes that would have been paid by Holdings (assuming that Holdings was classified as a corporation for income Tax purposes), the Issuer and/or the Issuer’s applicable Subsidiaries as a stand-alone Tax group), reduced in the case of clauses (A) and (B) by any such Taxes paid or to be paid directly by the Issuer or its Subsidiaries;

(ii) the proceeds of which will be used to pay (or make Restricted Payments to allow any Parent Entity to pay) operating costs and expenses (including Public Company Costs) of Holdings or any Parent Entity Incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and Incurred in the ordinary course of business, attributable to the ownership or operations of the Issuer and its Subsidiaries;

(iii) the proceeds of which will be used to pay franchise taxes and other fees and expenses required to maintain its (or any of such Parent Entity’s) corporate or legal existence;

(iv) to finance any Investment permitted under this Indenture; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings and the Issuer shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 5.01) of the Person formed or acquired by the Issuer or a Subsidiary in order to consummate such Investment;

(v) the proceeds of which shall be used to pay (or make Restricted Payments to allow any Parent Entity to pay) costs, fees and expenses (other than to Affiliates) related to any successful or unsuccessful equity or debt offering not prohibited by this Indenture;

(vi) the proceeds of which (A) will be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any other Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and the Subsidiaries or (B) will be used to make payments permitted under Section 4.07(5), (8), (11) and (17) (but only to the extent such payments have not been and are not expected to be made by the Issuer or a Subsidiary); and

(vii) in amounts required for any Parent Entity, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03;

(i) Restricted Payments (i) made in connection with the payment of cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition, Investment or other transaction permitted by this Indenture or (ii) to honor any conversion request by a holder of convertible Indebtedness and to make cash payments in lieu of fractional shares in connection therewith;

(j) [reserved];

(k) repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options or the vesting of any equity awards;

(l) payments or distributions to satisfy dissenters rights (including in connection with or as a result of the exercise of appraisal rights and the settlement of any claims or actions, whether actual, contingent or potential) pursuant to or in connection with a merger, amalgamation, consolidation, transfer of assets or other transaction not prohibited by this Indenture;

(m) payments or distributions of a Restricted Payment or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of notice thereof, as applicable, if, at the date of declaration or the giving of notice thereof, as applicable, such Restricted Payment would have been permitted under this Indenture;

(n) [reserved];

(o) [reserved];

(p) [reserved];

(q) Restricted Payments constituting or otherwise made in connection with or relating to any Permitted Reorganization; provided that, if immediately after giving Pro Forma Effect to any such Permitted Reorganization and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Issuer or another Subsidiary (or any entity ceases to be a Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this covenant or as a Permitted Investment (and constitute utilization of such other Restricted Payment or Permitted Investment exception or capacity);

(r) [reserved];

(s) Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments) in an aggregate amount not to exceed:

(i) with respect to Restricted Payments described in clauses (1) and (2) of the definition thereof, so long as no Event of Default has occurred and is continuing or would result therefrom, the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of such Restricted Payment and (B) the greater of (x) $44.0 million and (y) 12.0% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination (provided, however, that if the Total Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) is less than or equal to Closing Date Total Net Leverage, minus 0.50 to 1.00, the amount pursuant to this clause (B) shall equal the greater of (x) $66.0 million and (y) 18.0% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination); and

(ii) with respect to Junior Debt Repayments, the sum of (A) so long as no Event of Default has occurred and is continuing or would result therefrom, the Available Amount as in effect immediately prior to such Restricted Payment, and (B) $27.5 million;

(t) Junior Debt Repayments with the proceeds of, or in exchange for, any (A) Permitted Refinancing or (B) other Junior Financing or Junior Lien Debt;

(u) Junior Debt Repayments (i) made with Qualified Equity Interests of Holdings or any other Parent Entity Not Otherwise Applied or (ii) consisting of the conversion of any Junior Financing to Equity Interests;

(v) Junior Debt Repayments of Indebtedness of the Issuer or any Subsidiary owed to Holdings, the Issuer or any Subsidiary;

(w) Junior Debt Repayments of Indebtedness of any Person that becomes a Subsidiary after the Issue Date in connection with a Permitted Acquisition or similar Investment;

(x) [reserved];

(y) [reserved];

(z) the redemption, repurchase, defeasance, or other acquisition or retirement of Indebtedness consisting of the payment of regularly scheduled interest and principal payments and the payment of fees and expenses (including closing and consent fees and indemnification obligations) required by the terms of such Indebtedness, other than payments prohibited by any applicable subordination provisions;

(aa) Restricted Payments consisting of a payment to avoid the application of Section 163(e)(5) of the Code (an “AHYDO catch-up payment”);

(bb) [reserved];

(cc) [reserved];

(dd) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of the Existing Notes:

(i) in connection with the Refinancing Transactions and any subsequent exchange of the Existing Notes;

(ii) the exchange of Existing Notes for Additional Notes following the Issue Date on terms no more favorable to the holders of such Existing Notes as provided pursuant to the Refinancing Transactions;

(iii) repurchases at a price no more favorable than the exchange ratio provided to holders of the Existing Notes pursuant to the Refinancing Transactions; and

(iv) with the proceeds of Permitted Equity Issuances, during the period from and including the Business Day immediately following the Issue Date to the extent Not Otherwise Applied;

(ee) (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), including any accrued and unpaid dividends thereon, or Junior Financing of the Issuer, any Parent Entity or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any Parent Entity or contributions to the equity capital of the Issuer (other than any Disqualified Equity Interest or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”), (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and (iii) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (m) of this paragraph and not made pursuant to clause (ee)(ii), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(ff) [reserved];

(gg) [reserved];

(hh) [reserved];

(ii) Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

(jj) any consideration, payment, dividend, distribution or other transfer in connection with a Qualified Securitization Financing permitted hereunder;

(kk) payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable Law or as a result of the settlement of any claims or action (whether actual, contingent or potential), pursuant to or in connection with (x) the Refinancing Transactions or (y) a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Subsidiaries, taken as a whole, that complies with the covenant described under Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets referred to in the foregoing, the Issuer shall have made a Change of Control Offer or Alternate Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer or Alternate Offer have been repurchased, redeemed or acquired for value;

(ll) payments made or expected to be made by the Issuer or any Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any Management Stockholder of the Issuer or any Subsidiary or any Parent Entity;

(mm) Repurchases of Existing Notes at a price no more favorable than the exchange ratio provided to holders of the Notes and the loans under the New Term Loan Credit Agreement; and

(nn) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests (other than Disqualified Equity Interest, except to the extent issued by the Issuer to a Subsidiary) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (and in no event shall such contribution or issuance so utilized increase the Available Amount) (other than Disqualified Equity Interest, except to the extent issued by the Issuer to a Subsidiary).

(2) Additionally, for purposes of determining compliance with this Section 4.04,

(i) the amount of any Restricted Payment at any time shall be the amount of cash and the Fair Market Value of other property subject to the Restricted Payment at the date of determination or the time such Restricted Payment is made;

(ii) for purposes of determining compliance with this covenant, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (B) in the event that any Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof; and

(iii) the amounts set forth in (x) Section 4.04(1)(s)(i) may, in lieu of Restricted Payments described in clauses (1) and (2) of the definition of “Restricted Payment”, and Section 4.04(1)(s)(ii) of this covenant may, in lieu of Junior Debt Repayments, in each case, be utilized by the Issuer or any Subsidiary to make Restricted Investments.

Section 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of the Subsidiaries that is not a Subsidiary Guarantor to, enter into or permit to exist any Contractual Obligation that prohibits or restricts the ability of any Subsidiary (other than an Excluded Subsidiary) (i) that is not a Subsidiary Guarantor, to make dividends or distributions to (directly or indirectly), or to make or repay loans or advances to the Issuer or any Subsidiary Guarantor or (ii) with respect to the Issuer or any Subsidiary Guarantor, to create, incur, assume or suffer to exist Liens on property of such Person (other than Excluded Assets) for the benefit of the Holders of the Notes; provided that the foregoing shall not apply to Contractual Obligations that:

(1) exist on the Issue Date, including Contractual Obligations governing Indebtedness incurred on the Issue Date to finance the Refinancing Transactions and any Permitted Refinancing thereof;

(2) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary or binding with respect to any asset at the time such asset was acquired;

(3) [reserved];

(4) are customary restrictions that arise in connection with (A) any Lien permitted by Section 4.12 and relate to the property subject to such Lien or (B) any Asset Sale permitted by Section 4.06(1) applicable pending such Asset Sale solely to the assets (including Equity Interests) subject to such Asset Sale;

(5) are joint venture agreements and other similar agreements applicable to Joint Ventures and applicable solely to such Joint Venture;

(6) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 4.03, but solely to the extent any negative pledge relates to the property financed by or the subject of or that secures such Indebtedness and the proceeds and products thereof;

(7) are restrictions in leases, subleases, licenses, sublicenses or agreements governing a disposition of assets, trading, netting, operating, construction, service, supply, purchase, sale or other agreements entered into in the ordinary course of business so long as such restrictions relate to the assets subject thereto;

(8) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 4.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(9) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(10) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(11) are restrictions on cash or other deposits imposed by customers or trade counterparties under contracts entered into in the ordinary course of business;

(12) arise in connection with cash or other deposits permitted under Section 4.12;

(13) comprise restrictions that are, taken as a whole, in the good faith judgment of the Issuer (i) no more restrictive with respect to the Issuer or any Subsidiary than customary market terms for Indebtedness of such type or (ii) no more restrictive than the restrictions contained in this Indenture;

(14) apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Issuer or any Subsidiary;

(15) customary restrictions contained in Indebtedness permitted to be incurred pursuant to Section 4.03;

(16) Contractual Obligations that are subject to the applicable override provisions of the UCC or the PPSA;

(17) customary provisions, including provisions limiting the disposition, distribution or encumbrance of assets or property;

(18) net worth provisions contained in agreements entered into by the Issuer or any Subsidiary, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer or such Subsidiary to meet its ongoing obligations;

(19) restrictions arising in any agreement relating to (i) any Cash Management Obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable Cash Management Services, (ii) any treasury arrangements and (iii) any Hedge Agreement;

(20) restrictions on the granting of a security interest in Intellectual Property contained in licenses, sublicenses or cross-licenses by the Issuer or any Subsidiary of such Intellectual Property, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business;

(21) any encumbrances or restrictions contained in any documents and agreements evidencing, relating to or otherwise governing a Qualified Securitization Financing with respect to any Securitization Subsidiary;

(22) [reserved];

(23) any agreement or other instrument of a Person acquired by the Issuer or any Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition other than in connection with the Incurrence of Indebtedness of the type contemplated by clause (d) of the definition of Permitted Debt), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired; and

(24) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this covenant; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith determination of the Issuer, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of loans or advances made to the Issuer or a Subsidiary to other Indebtedness Incurred by the Issuer or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06 Offers to Repurchase.

(1) Asset Sales.

(i) The Issuer will not, and will not permit any of the Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of (or if not for Fair Market Value, the shortfall is permitted as an Investment under Section 4.04), (y) no Default exists or would occur as a result of such Asset Sale, and (z) with respect to any Asset Sale for a purchase price of at least $10.0 million, at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or a Subsidiary’s most recent balance sheet that are available or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or a Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment of the Notes and the Guarantee (or that constitute Junior Financing) that are assumed by the transferee with respect to the applicable Asset Sale (or a third party in connection with such transfer) or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b) any notes or other obligations or other securities or assets received by the Issuer or a Subsidiary from such transferee that are converted by the Issuer or a Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof;

(c) other than in connection with any transaction primarily for the purpose of liability management, Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;

(d) other than in connection with any transaction primarily for the purpose of liability management, Consideration consisting of Indebtedness of the Issuer or a Subsidiary (other than Junior Financing) received after the Issue Date from Persons who are not the Issuer or any Subsidiary; and

(e) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (e) that is at that time outstanding not to exceed $10.0 million;

shall in each case be deemed to be Cash Equivalents for the purposes of this Section 4.06(1).

(ii) Within 365 days after the Issuer’s or any Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale after the Issue Date, the Issuer or such Subsidiary may apply the Net Cash Proceeds from such Asset Sale, at its option:

(a) if the assets or property disposed of in the Asset Sale were not Collateral, to repay (i) Indebtedness constituting Priority Lien Debt that is secured by a Lien permitted under this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (ii) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor, (iii) Notes Obligations or (iv) other Parity Lien Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that if the Issuer or any Subsidiary Guarantor shall so reduce Obligations under such other Parity Lien Indebtedness under this clause (iv) (which, for the avoidance of doubt, does not include Indebtedness described in clauses (i), (ii) and (iii) even if such Indebtedness may also constitute Parity Lien Indebtedness), the Issuer will equally and ratably reduce Notes Obligations either, as the Issuer shall elect in its sole discretion, as provided under Section 3.01 herein, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof)) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase a pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any;

(b) to make an investment in an amount not to exceed the Asset Sale Reinvestment Amount in any one or more businesses, assets, or property or capital expenditures, including restructuring or similar charges incurred to implement any such investment, in each case (a) used or useful in a similar business or (b) that replace the business, properties and assets that are the subject of such Asset Sale or, in each case, to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Cash Proceeds was contractually committed or on or after the date 365 days prior to the consummation of such Asset Sale; or

(c) any combination of the foregoing;

provided that the Issuer and its Subsidiaries will be deemed to have complied with the provisions described in clause (b) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuer or such Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clause (b) of this paragraph, and that investment is thereafter completed within 180 days after the end of such 365-day period; provided, further, that if the assets or property disposed of in the Asset Sale constituted Collateral, any Net Cash Proceeds from such Asset Sale shall be reinvested in accordance with clause (b) of this paragraph (including, for the avoidance of doubt, the preceding proviso) in assets that are, or will become, Collateral as a result of such reinvestment.

Pending the final application of any such Net Cash Proceeds, the Issuer or such Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise use such Net Cash Proceeds in any manner not prohibited by this Indenture and the Security Documents. If the Issuer has not elected to apply any Net Cash Proceeds from any Asset Sale as provided and within the time period set forth in the immediately preceding paragraph of this covenant, then, in lieu of applying such Net Cash Proceeds in such manner, such Net Cash Proceeds (it being understood that any portion of such Net Cash Proceeds used to make an offer to purchase Notes, as described in clause (a) above, shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.”

If the aggregate amount of Excess Proceeds exceeds $5.0 million as of the applicable date of determination, the Issuer shall make an offer to all Holders of Notes (and, at the option of the Issuer, to holders of any Parity Lien Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such other Parity Lien Indebtedness), that is at least $1.00 and an integral multiple of $1.00 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such Parity Lien Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such other Parity Lien Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Parity Lien Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $5.0 million as of the applicable date of determination by mailing, or delivering electronically if held by the Depositary, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may, at its option, satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds equal to or less than $5.0 million as of the applicable date of determination (it being understood that such Net Cash Proceeds used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to Net Cash Proceeds whether or not such offer is accepted). To the extent that the aggregate amount of Notes (and such other Parity Lien Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for any purpose that is not prohibited by this Indenture and shall not be required to use them for any other purpose. If the aggregate principal amount of Notes (and such other Parity Lien Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

If more Notes (and such other Parity Lien Indebtedness or such Parity Lien Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the Issuer shall select the Notes (and such other Parity Lien Indebtedness or such Parity Lien Indebtedness) to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased (with, in each case, such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $1.00, or an integral multiple of $1.00 in excess thereof, will be purchased; provided that any unpurchased portion of a Note must be in a minimum denomination of $1.00). Selection of such other Parity Lien Indebtedness and such Parity Lien Indebtedness will be made pursuant to the terms of such other Parity Lien Indebtedness or such Parity Lien Indebtedness, as applicable.

Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06(1).

Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such other Parity Lien Indebtedness or such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the Issuer shall select the Notes (and such other Parity Lien Indebtedness or such Pari Passu Indebtedness) to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased (with, in each case, such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $1.00, or an integral multiple of $1.00 in excess thereof, will be purchased; provided that any unpurchased portion of a Note must be in a minimum denomination of $1.00). Selection of such other Parity Lien Indebtedness and such Pari Passu Indebtedness will be made pursuant to the terms of such other Parity Lien Indebtedness or such Pari Passu Indebtedness, as applicable.

The Issuer and the Subsidiary Guarantors will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Security Documents and the Intercreditor Agreements.

Notwithstanding anything in this Indenture to the contrary, the Issuer shall not, nor shall it permit any Subsidiary to, sell, transfer or otherwise dispose of any Material Intellectual Property (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any non-Guarantor Subsidiary or to any Affiliate, other than the grant of a non-exclusive license of intellectual property to any Subsidiary of the Issuer (x) in the ordinary course of business or consistent with past practice and (y) for a bona fide business purpose.

(2) Excess Cash Flow Offer.

(i) The Issuer will, as soon as reasonably practical, but in any event within ten Business Days following the date on which annual financial statements have been delivered (or were required to have been delivered) pursuant to Section 4.02(1)(a), beginning with the first fiscal year ending after the Issue Date (provided that, with respect to the fiscal year ending December 31, 2026, Excess Cash Flow shall be calculated from the period from April 1, 2026 through December 31, 2026), the Issuer shall, so long as the sum of (i) Excess Availability (as defined in the ABL Credit Agreement) and (ii) cash and Cash Equivalents of the Issuer and its Subsidiaries that is not otherwise included in the Borrowing Base (as defined in the ABL Credit Agreement on the Issue Date) is greater than or equal to $100.0 million on a pro forma basis after giving effect to such payment, make an offer to all Holders of Notes (an “Excess Cash Flow Offer”) to purchase the maximum principal amount of Notes, that is at least $1.00 and an integral multiple of $1.00 in excess thereof, that may be purchased out of Excess Cash Flows at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The amount of Notes to be purchased out of Excess Cash Flows in connection with any Excess Cash Flow Offer will be an aggregate principal amount of Notes equal to (the “Excess Cash Flow Offer Amount”):

(a) the ECF Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus

(b) the sum, without duplication (including without duplication of amounts deducted from the definition of “Excess Cash Flow” and amounts deducted in prior periods pursuant to the provisions below), of,

A. all optional redemptions or other voluntary prepayments of Notes and any other Parity Lien Debt (including those made through permitted debt buybacks and, in the case of below-par repurchases, in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase);

B. all voluntary payments and prepayments of loans under the ABL Credit Agreement and any other revolving loans, in each case, to the extent accompanied by a corresponding permanent reduction in commitments;

C. [reserved];

D. [reserved];

E. [reserved];

F. the amount of Permitted Investments, including Acquisition Transactions (in each case, including costs and expenses related thereto), made during such period pursuant to “—Limitation on Restricted Payments” or the definition of “Permitted Investments”;

G. [reserved]; and

H. the aggregate amount of expenditures actually made by the Issuer and its Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such fiscal year or are not deducted in calculating Consolidated Net Income (and so long as there has not been any reduction in respect of such expenditures in arriving at Consolidated Net Income for such period).

in each case, (I) during such fiscal year or following the end of such fiscal year and prior to the date of such calculation (provided that, with respect to any such amount following the end of such fiscal year, such amount is not included in any calculation pursuant to this covenant for the subsequent fiscal year) and (II) to the extent such prepayments are not funded with the proceeds of Funded Debt; provided that no such Excess Cash Flow Offer shall be required (x) if such amount is equal to or less than $5.0 million and only amounts in excess of such amount will be included in the Excess Cash Flow Offer Amount and (y) if the Issuer has exercised its right to redeem all or a portion (equal to or greater than the Excess Cash Flow Offer Amount) of the Notes, including on a conditional basis (provided that if the conditions are not satisfied within 60 days from the date on which such Excess Cash Flow Offer was required to have commenced, the requirement to make an Excess Cash Flow Offer shall be reinstated), as described in Section 3.01; provided, further, that if at the time that any such prepayment would be required, the Issuer is required to repay or repurchase or to offer to repurchase or repay Parity Lien Debt (including, for the avoidance of doubt, the New Term Loan Obligations) pursuant to the terms of the documentation governing such Indebtedness with all or a portion of such Excess Cash Flow (such Parity Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable ECF Indebtedness”), then the Issuer shall apply such Excess Cash Flow on a pro rata basis, but not more than pro rata basis (other than to the extent of any such Excess Cash Flow Offer Amount that is not accepted by the Holders of the Notes in such Excess Cash Flow Offer), to the repurchase of the Notes and to the repayment or re-purchase of Other Applicable ECF Indebtedness, and the Excess Cash Flow Offer Amount that would have otherwise been required pursuant to this covenant shall be reduced accordingly (for purposes of this proviso, pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Notes and Other Applicable ECF Indebtedness at such time, with it being agreed that the portion of Excess Cash Flow allocated to the Other Applicable ECF Indebtedness shall not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Notes in accordance with the terms of this Indenture).

(ii) The Issuer will commence an Excess Cash Flow Offer by mailing, or delivering electronically if held by the Depositary, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, stating:

(a) that an Excess Cash Flow Offer is being made, the maximum principal amount of Notes, that is at least $1.00 and an integral multiple of $1.00 in excess thereof, that the Issuer may be required to purchase in such offer, and that such Holder has the right to require the Issuer to purchase such Holders’ Notes (subject to proration) at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date (the “Excess Cash Flow Payment”);

(b) the repurchase date (which shall be no earlier than 20 Business Days after such notice is provided and no later than 60 days from the date such notice is provided), pursuant to the procedures required by this Indenture and described in such notice (the “Excess Cash Flow Payment Date”); and

(c) the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(iii) On the Excess Cash Flow Payment Date, the Issuer will, to the extent lawful:

(a) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer (subject to proration);

(b) deposit with the paying agent an amount equal to the Excess Cash Flow Payment in respect of all Notes or portions of Notes so accepted for payment; and

(c) deliver or cause to be delivered by the Trustee the Notes so accepted.

If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Excess Cash Flow Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased (with, in each case, such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $1.00, or an integral multiple of $1.00 in excess thereof, will be purchased; provided that any unpurchased portion of a Note must be in a minimum denomination of $1.00).

(3) General Considerations for Offers to Repurchase. Notwithstanding the foregoing Sections 4.06(1) and (2),

(i) to the extent that any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (a “Foreign Asset Sale”) or Excess Cash Flow of a Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied in accordance with the terms of such covenants at the times provided therein, but may be retained by the applicable Foreign Subsidiary so long as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to cause the applicable Foreign Subsidiary to use its commercially reasonable efforts to promptly take all actions reasonably required by the applicable local law to permit such repatriation) and, if within 12 months of the applicable Asset Sale or calculation of Excess Cash Flow (a “Prepayment Event”), such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with the applicable covenants;

(ii) to the extent that the Issuer has determined in good faith that repatriation to the United States of any or all of the Net Cash Proceeds of any Foreign Asset Sale or any or all of the Excess Cash Flow of a Foreign Subsidiary would have material adverse tax consequences (relative to the relevant Foreign Asset Sale or Excess Cash Flow and taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to paragraph (i) of Section 4.06(2) (or such Excess Cash Flow would have been required to be applied to prepayments pursuant to paragraph (ii) of Section 4.06(2)), (x) the Issuer applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments (in the case of Net Cash Proceeds) and to such redemptions or prepayments (in the case of Excess Cash Flow) as if such Net Cash Proceeds or Excess Cash Flow had been received by the Issuer rather than such Foreign Subsidiary, less the amount (the “Netted Tax Amount”) of additional taxes that would have been payable or reserved against it if such Net Cash Proceeds or Excess Cash Flow had been repatriated to the United States by such Foreign Subsidiary; provided that, in the case of this clause (x), to the extent that within 12 months of the applicable Prepayment Event, the repatriation of any Net Cash Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have material adverse tax consequences (relative to the relevant Foreign Asset Sale or Excess Cash Flow), such Foreign Subsidiary shall promptly repatriate an amount equal to the Netted Tax Amount, which amount shall be applied to the pro rata prepayment of Indebtedness of the Issuer or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary; and

(iii) the time periods set forth in Section 4.06(2)(i) and (ii) shall not start until such time as the Net Cash Proceeds or Excess Cash Flow may be repatriated.

Notices of an Excess Cash Flow Offer or an Asset Sale Offer shall be provided as described under Section 3.05. If any Note is to be purchased in part only, any notice of redemption or purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Cash Flow Offer or Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.07 Transactions with Affiliates.

The Issuer will not, and will not permit any of the Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) other than:

(1) transactions between or among the Issuer or any of the Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Equity Interests of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2) transactions on terms substantially as favorable to the Issuer or such Subsidiary as would be obtainable by the Issuer or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Issuer in good faith);

(3) the Refinancing Transactions and the payment of fees and expenses (including the Transaction Expenses) related to the Refinancing Transactions on or about the Issue Date;

(4) the issuance or transfer of Equity Interests of Holdings or any Parent Entity to any Affiliate of the Issuer or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Issuer or any of its Subsidiaries or any Parent Entity;

(5) [reserved];

(6) employment and severance arrangements and confidentiality agreements among Holdings, the Issuer and the Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option, profits interest and other equity plans and employee benefit plans and arrangements;

(7) the licensing of trademarks, copyrights or other Intellectual Property in the ordinary course of business to permit the commercial exploitation of intellectual property between or among Affiliates and Subsidiaries of the Issuer;

(8) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Issuer and the Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Issuer and the Subsidiaries;

(9) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not adverse to the Holders of the Notes in any material respect as compared to the applicable agreement as in effect on the Issue Date, as determined by the Issuer in good faith);

(10) Restricted Payments permitted under Section 4.04 and pursuant to the definition of “Permitted Investments”;

(11) [reserved];

(12) transactions in which the Issuer or any of the Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Subsidiary from a financial point of view or meets the requirements of clause (2) hereof (without giving effect to the parenthetical phrase at the end thereof);

(13) any transaction with consideration valued at less than $5.5 million;

(14) investments by a Sponsor in securities of Holdings or Indebtedness of Holdings, the Issuer or any of the Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; provided that any investments in debt securities by any Affiliated Debt Funds (as defined in the New Term Loan Credit Agreement) shall not be subject to the limitation in this clause (B);

(15) payments to, or from, and transactions with, Joint Ventures in the ordinary course of business;

(16) any Asset Sale of Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(17) the existence of, or the performance by the Issuer or any Subsidiary of their obligations under the terms of, any stockholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent of the Issuer) is a party as of or about the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it (or any parent of the Issuer) may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Subsidiary of their obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement shall only be permitted by this clause (17) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise materially more disadvantageous to the Holders of the Notes than the original transaction, agreement or arrangement as in effect on or about the Issue Date or described in the Offering Memorandum, as determined in good faith by the Issuer;

(18) the payment of any dividend or distribution within sixty days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Indenture and (ii) no Event of Default occurred and was continuing;

(19) transactions between the Issuer or any of the Subsidiaries and any person, a director of which is also a director of the Issuer or any direct or indirect Parent Entity of the Issuer; provided, however, that (i) such director abstains from voting as a director of the Issuer or such direct or indirect Parent Entity, as the case may be, on any matter involving such other person and (ii) such Person is not an Affiliate of Holdings for any reason other than such director’s acting in such capacity;

(20) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested members of the Board of Directors of Holdings or the Issuer in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Indenture;

(21) transactions (i) with Holdings in its capacity as a party to any Credit Agreement and this Indenture or to any agreement, document or instrument governing or relating to (A) any Indebtedness permitted to be Incurred pursuant to Section 4.03 herein (including Permitted Refinancings thereof) or (B) any agreement, document or instrument governing or relating to any Permitted Acquisition (whether or not consummated) and (ii) with any Affiliate or branch in its capacity as a lender party to any Credit Agreement or Holder of the Notes or party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be Incurred pursuant to Section 4.03 herein (including Permitted Refinancings thereof) to the extent such Affiliate or branch is being treated no more favorably than all other lenders or holders thereunder;

(22) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Subsidiaries in the reasonable determination of the Board of Directors of the Issuer (or a Parent Entity) or the senior management of the Issuer (or a Parent Entity), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(23) the issuance or transfer of Equity Interests (other than Disqualified Equity Interest) of the Issuer to any Person;

(24) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer (or any Parent Entity) or of a Subsidiary, as appropriate, in good faith;

(25) the entering into of any tax sharing agreement or arrangement solely between the Issuer and its Subsidiaries and/or Holdings and/or any other Parent Entity that complies with Section 4.04 and the performance under any such agreement or arrangement;

(26) any contribution to the capital of the Issuer;

(27) transactions permitted by, and complying with, the provisions of Section 5.01;

(28) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(29) any employment agreements entered into by the Issuer or any Subsidiary in the ordinary course of business; and

(30) transactions undertaken in good faith (as certified by an Officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.08 Change of Control.

(1) Upon the occurrence of a Change of Control after the Issue Date, each Holder will have the right to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof (the “Change of Control Payment”), plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described in Article III of this Indenture.

(2) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described in Article III of this Indenture, the Issuer shall mail to each Holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice (a “Change of Control Offer”) stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(ii) the transaction or transactions that constitute, or are expected to constitute, such Change of Control;

(iii) the repurchase date, which shall be no earlier than 10 days nor later than 60 days (unless delivered in advance of a Change of Control) from the date such notice is mailed or delivered electronically, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case, the expected repurchase date will be stated (which may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction)); and

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

(3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(4) On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(5) A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control and conditioned upon such Change of Control. If a Change of Control Offer (or a third-party offer in lieu of a Change of Control Offer) is made in advance of a Change of Control, no additional Change of Control Offer will be required with respect to such Change of Control.

(6) Notwithstanding the provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of any Change of Control, the Issuer (or any Affiliate of the Issuer) or a third party has made an offer to purchase, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer (an “Alternate Offer”), any and all notes validly tendered at a cash price equal to or higher than the Change of Control payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer, or (iii) the Issuer has previously issued a notice of a full redemption pursuant to Section 3.05.

(7) Notes repurchased by the Issuer pursuant to a Change of Control Offer or Alternate Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (6) will have the status of Notes issued and outstanding.

(8) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(9) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(10) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(11) The Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.09 Compliance Certificate.

(1) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2027), an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knew of any Default or Event of Default that occurred during such period (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer or Guarantors are taking or propose to take with respect thereto.

(2) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default (unless such Default or Event of Default has been cured or waived during such 30-day period), an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Issuer or the Guarantors are taking or propose to take with respect thereto.

Section 4.10 [Reserved].

Section 4.11 Future Guarantors.

The Issuer will cause each Wholly Owned Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary and, in each case, is not an Excluded Subsidiary and that guarantees or becomes a borrower under the New Term Loan Credit Agreement to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture substantially in the form of Exhibit C hereto within 20 Business Days of the date of providing such guarantee under the New Term Loan Credit Agreement pursuant to which such Subsidiary will guarantee payment of the Notes and the other Notes Obligations under this Indenture. Each Guarantee by a Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable Law relating to fraudulent conveyance, fraudulent transfer, preference, transfer at undervalue or similar Laws affecting the rights of creditors generally.

Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Security Documents and shall as promptly as practicable execute and deliver such security instruments and financing statements (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Collateral that this Indenture provides may be delivered after the Issue Date (to the extent, and substantially in the form, delivered on the Issue Date or the date first delivered, as applicable (but no greater scope)) as may be necessary to vest in the Collateral Agent a perfected first-priority security interest (subject to Liens permitted under Section 4.12 and the definition of “Permitted

Liens”) in properties and assets that constitute Fixed Asset Collateral and a perfected second-priority security interest (subject to Liens permitted under Section 4.12 and the definition of “Permitted Liens”) in properties and assets that constitute Current Asset Collateral, in either case, as security for such Guarantor’s Guarantee and as may be necessary to have such property or asset added to the Collateral as required under the Security Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Each Guarantee shall be released in accordance with the provisions of Section 12.02.

Section 4.12 Liens.

(a) Prior to a Covenant Suspension Event, following any Reversion Date and during any Suspension Period when there is no election by the Issuer pursuant to clause (b) below, the Issuer will not, and will not permit any Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Subsidiary securing Indebtedness of the Issuer or a Subsidiary unless solely with respect to any assets or property that are not at such time Collateral, if the Issuer or any Subsidiary creates any Lien upon any property or assets that are not at such time Collateral to secure any Priority Lien Debt or Parity Lien Indebtedness, it must concurrently grant a first-priority Lien upon such property or assets that would constitute Fixed Asset Collateral or a second-priority Lien upon such property or assets that would constitute Current Asset Collateral as security for the Notes or the applicable Guarantee, such that the property or assets subject to such Lien will constitute Collateral under this Indenture and the Security Documents, subject, in each case, to local law limitations and Permitted Liens until such time as such Indebtedness is no longer secured by a Lien.

(b) Following a Covenant Suspension Event, the Issuer may elect by written notice to the Trustee to be subject to an alternative covenant with respect to the limitation on Liens in lieu of the preceding paragraph (the date such notice is delivered, the “Liens Covenant Election Date”). Under this alternative covenant, from and after a Liens Covenant Election Date and until a Reversion Date, the Issuer will not, and will not permit any of the Issuer’s Principal Property Subsidiaries to, directly or indirectly, create, Incur any Lien of any kind upon any (1) Restricted Property or (2) shares of Equity Interests or evidence of Indebtedness for borrowed money issued by any Principal Property Subsidiary, whether owned at the Issue Date or thereafter acquired, without making effective provision, and the Issuer in such case will make or cause to be made effective provision, whereby the Notes and the applicable Guarantees shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

(1) Liens that exist on the date of the Covenant Suspension Event;

(2) Liens on property, shares of Equity Interests or evidence of Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary Guarantor;

(3) Liens in favor of the Issuer or any Guarantor;

(4) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or Indebtedness Incurred to finance all or a part of construction of or improvements to property subject to such Liens;

(5) Liens (i) on property, shares of Equity Interests or evidences of Indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger, amalgamation or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement; provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by the Issuer or any Subsidiary Guarantor except substantially unimproved real property on which the property so constructed or the improvement is located and (ii) for the acquisition of any real property, which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the real property acquired; provided that with respect to clauses (i) and (ii), any such Liens do not extend to any other property of the Issuer or any of the Subsidiary Guarantors (whether such property is then owned or thereafter acquired);

(6) mechanics’, landlords’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

(7) Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

(8) Liens arising from any legal proceedings that are being contested in good faith;

(9) any Liens that (i) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts, (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of the Issuer or any Subsidiary Guarantor or materially impair the use thereof in the operation of its business; and

(10) Liens for the sole purpose of extending, renewing or replacing in whole or in part any of the foregoing,

provided that, notwithstanding the provisions of this paragraph (b), during any Suspension Period, if the Liens Covenant Election Date has occurred, the Issuer or any Subsidiary may, without equally and ratably securing the Notes and the Guarantees, create or assume Liens that would otherwise be subject to the foregoing restrictions if at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Total Assets.

(c) Any Lien that is granted to secure the Notes or any Guarantee under the preceding paragraph shall be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

(d) For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to paragraph (a) above but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to paragraph (a) above, the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and at the time of classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to paragraph (a) above and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving Pro Forma Effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be Incurred pursuant to any other clause or paragraph (or any portion thereof) at such time; provided that, all Liens created pursuant to the Credit Agreements, in each case on the Issue Date, will be deemed to have been Incurred in reliance on the exceptions in clauses (a) and (b) of the definition of “Permitted Liens”, respectively, and will not be permitted to be reclassified pursuant to this paragraph. In addition, with respect to any revolving loan Indebtedness or commitment relating to the Incurrence of Indebtedness that is designated to be Incurred on any date pursuant to Section 1.05(5), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuer to be Incurred on such date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien” until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 1.05(5) or the Issuer shall later divide, classify or reclassify such Lien in any other manner that complies with this Section 4.12.

(11) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (c) of the definition of “Indebtedness.”

Section 4.13 [Reserved].

Section 4.14 Maintenance of Office or Agency.

(1) The Issuer will maintain in the United States, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee as set forth in Section 14.02; provided that no service of legal process against the Issuer or any Guarantors may be made at any office of the Trustee.

(2) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(3) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04 herein.

Section 4.15 Covenant Suspension.

(a) If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from two of the Rating Agencies (including in connection with a Change of Control), and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day and continuing at all times thereafter and subject to the provisions of the succeeding paragraph, Sections 4.03, 4.04, 4.05, 4.06(1) (but only to the extent related to properties or assets of the Issuer or its Subsidiaries that do not constitute Collateral), 4.06(2), 4.07, 4.11, upon the making of the election described under Section 4.12(b), Section 4.12(a) and 5.01(a)(iv) herein (collectively, the “Suspended Covenants”) will not be applicable to the Notes.

(b) If and while the Issuer and the Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and the Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) there is a withdrawal of an Investment Grade Rating or downgrade of the rating assigned to the Notes below an Investment Grade Rating such that, as a result, the Notes no longer have an Investment Grade Rating from two of the Rating Agencies, then the Issuer and the Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The Guarantees of the Subsidiary Guarantors will be automatically released during the Suspension Period pursuant to Section 12.02 (subject, for the avoidance of doubt, to reinstatement to the extent required by clause (d) below).

(c) The Issuer will provide the Trustee with notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor the ratings of the Notes or the occurrence of a Covenant Suspension Event or Reversion Date or provide notice to the Holders of the Notes of any such Covenant Suspension Event or Reversion Date.

(d) On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(1)(c). Except as described in this paragraph, calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 hereof will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04, except as described in the immediately succeeding sentence. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.07(17), and for purposes of Section 4.05, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.05(1). Any Lien permitted to be created, Incurred or assumed during the Suspension Period will be deemed to have been outstanding on the Issue Date and therefore classified as permitted pursuant to clause (c) of the definition of “Permitted Liens” and any Investments made during the Suspension Period will be deemed to have been outstanding on the Issue Date and therefore classified as permitted pursuant to clause (b) of the definition of “Permitted Investments.”

As described above, however, no Default or Event of Default (as defined below) will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Subsidiaries during the Suspension Period and the Issuer and any Subsidiary of the Issuer will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, the Guarantees, the Security Documents, or the Intercreditor Agreements, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be deemed made under Section 4.04(1)(c). The Issuer shall be required to comply and cause its Subsidiaries to comply with Section 4.11 after the Reversion Date with respect to any guarantee entered into by such Subsidiary during the Suspension Period to the extent required by Section 4.11.

For purposes of Section 4.06(1), on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

ARTICLE V

SUCCESSOR COMPANY

Section 5.01 When Issuer and Guarantors May Merge or Transfer Assets.

(1) The Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into, consummate a Division as the Dividing Person (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all (whether now owned or hereafter acquired) of its properties or assets in one or more related transactions, to any Person unless:

(a) the Issuer is the surviving Person or the Person formed by or surviving following any such consolidation, amalgamation, merger, winding up or conversion, the Division Successor surviving any Division (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(b) (x) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other applicable documents or instruments or (y) in the case of a Division where the Issuer is the Dividing Person, the Division Successor shall remain or become a co-issuer of the Notes;

(c) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(d) [reserved];

(e) if the Issuer is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes, and that the Security Documents shall continue to be in effect and such Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable Law to preserve and protect the Lien on the Collateral owned by such Guarantor;

(f) to the extent any property or assets of the Successor Company, or the Person that is merged, amalgamated or consolidated with or into the Successor Company, are property or assets of the type that would constitute Collateral under the Security Documents or the Intercreditor Agreements, the Successor Company will take such action as may be reasonably necessary or required to cause such property and assets to be made subject to a Lien securing the Notes pursuant to this Indenture, the Security Documents and the Intercreditor Agreements in the manner and to the extent required by this Indenture or any of the Security Documents or Intercreditor Agreements and shall take all reasonably necessary action so that such Lien is perfected, preserved and protected to the extent required by this Indenture, the Security Documents and the Intercreditor Agreements;

(g) Collateral owned by or sold, assigned, conveyed, leased, transferred or otherwise disposed of to the Successor Company shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Liens or other Liens as permitted under Section 4.12;

(h) the Successor Company shall become a party to the ABL Intercreditor Agreement and the Equal Priority Intercreditor Agreement by joinder or supplement; and

(i) the Issuer or Successor Company, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture, the Notes, the Security Documents and the Intercreditor Agreements, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Notes, the Security Documents and the Intercreditor Agreements. Notwithstanding the foregoing, (a) the Issuer or any Subsidiary may merge, consolidate or amalgamate with, consummate a Division as the Dividing Person or transfer all or part of their properties and assets to a Subsidiary, (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States (each, a “Permitted Jurisdiction”) or may convert into a corporation, partnership, limited liability company or similar entity, so long as the amount of Indebtedness of the Issuer and the Subsidiaries is not increased thereby, (c) the Issuer may convert into a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and (d) the Issuer may change its name.

(2) Subject to certain provisions in this Indenture governing release of a Guarantee upon the sale or disposition of a Subsidiary of the Issuer that is a Subsidiary Guarantor and other release provisions, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into, consummate a Division as the Dividing Person (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(a) either (i) such Subsidiary Guarantor is the surviving or continuing Person or the Person formed by or surviving or continuing following any such consolidation, amalgamation or merger, the Division Successor surviving any Division (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or under the laws of Canada or any province or territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Guarantee, and the Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments, or (ii) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06(1);

(b) to the extent any property or assets of the Successor Subsidiary Guarantor, or the Person that is merged, amalgamated or consolidated with or into the Successor Subsidiary Guarantor, are property or assets of the type that would constitute Collateral under the Security Documents or the Intercreditor Agreements, the Successor Subsidiary Guarantor will take such action as may be reasonably necessary or required to cause such property and assets to be made subject to a Lien securing the Notes pursuant to this Indenture, the Security Documents and the Intercreditor Agreements in the manner and to the extent required by this Indenture or any of the Security Documents or Intercreditor Agreements, and shall take all reasonably necessary action so that such Lien is perfected, preserved and protected to the extent required by this Indenture, the Security Documents and the Intercreditor Agreements;

(c) the Collateral owned by or sold, assigned, conveyed, leased, transferred or otherwise disposed of to the Successor Subsidiary Guarantor shall (a) continue to constitute Collateral under this Indenture, the Security Documents and the Intercreditor Agreements, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Liens or other Liens as permitted under Section 4.12;

(d) the Successor Subsidiary Guarantor shall become a party to the ABL Intercreditor Agreement and the Equal Priority Intercreditor Agreement by joinder or supplement; and

(e) the Issuer shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Guarantee, the Security Documents and the Intercreditor Agreements, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, its Guarantee, the Security Documents and the Intercreditor Agreements. Notwithstanding the foregoing, a Subsidiary Guarantor may (1) merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby, (2) merge, amalgamate or consolidate with the Issuer or any Subsidiary, (3) convert into a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof or under the laws of Canada or any province or territory thereof, (4) change its name or (5) liquidate or dissolve or change its legal form if (x) the Issuer determines in good faith that such action is in the best interest of the Issuer and is not materially disadvantageous to the Holders of the Notes and (y) not for the purposes of liability management.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Subsidiary Guarantor.

This Section 5.01 will not apply to (a) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Subsidiary Guarantors, (b) as long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Asset Sale, the purpose of which is to effect an Asset Sale permitted pursuant to Section 4.06(1) (other than pursuant to clause (v) of the definition of “Asset Sale”) and (c) a merger, dissolution, liquidation, consolidation or Asset Sale, the purpose of which is to effect a Permitted Investment (other than pursuant to clause (o) of the definition of “Permitted Investments”) or other Investment permitted by Section 4.04.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to Notes if:

(1) there is a default in any payment of interest on any Note when due, continued for three Business Days;

(2) there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) [reserved];

(4) there is a failure by the Issuer or any Subsidiary for 30 days after written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Notes, this Indenture or the Security Documents;

(5) there is a failure by the Issuer or any Significant Subsidiary (other than any Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Securitization Subsidiary) to pay any Indebtedness for borrowed money (other than Indebtedness owing to the Issuer or a Subsidiary or any Qualified Securitization Financing) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds the Threshold Amount or its foreign currency equivalent;

(6) the Issuer or a Significant Subsidiary (other than any Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Securitization Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

(iv) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(8) there is a failure by the Issuer or any Significant Subsidiary (other than any Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Securitization Subsidiary) to pay final judgments aggregating in excess of the Threshold Amount or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days;

(9) the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms in writing its obligations under this Indenture or any Guarantee with respect to the Notes (except as contemplated by the terms thereof) and such Default continues for 10 days; or

(10) a Security Document with respect to a material portion of the Collateral with a Fair Market Value exceeding the Threshold Amount after its execution and delivery shall for any reason cease to create a valid and perfected Lien, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, this Indenture, the Security Documents or the Intercreditor Agreements, (B) resulting from the failure of the Collateral Agent or any of its agents or bailees to maintain possession or control of possessory Collateral actually delivered to it, (C) as to Collateral consisting of real property to the extent that (1) such losses are covered by a lender’s title insurance policy or (2) a deficiency arose through no fault of the Issuer or a Subsidiary Guarantor and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof, (D) as a result of the satisfaction of the Notes Obligations, or (E) resulting from the failure of a Secured Party to act solely to the extent such Secured Party had an obligation under this Indenture, the Notes or the Security Documents (it being understood that this clause shall not be deemed to impose any duties on any Secured Party) to take the action that was required under this Indenture, the Notes or the Security Documents or the application of applicable law.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (3) or (4) hereof will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 30% in aggregate principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clauses (3) or (4) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

If a Default occurs and is continuing and is actually known to a Trust Officer or the written notice thereof is received by the Trustee at the Corporate Trust Office, the Trustee must mail, or deliver electronically if held by the Depository, to each Holder of the Notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee (unless such Default has been cured or waived during such time). Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Any notice of Default, notice of acceleration or instruction to the Trustee or the Collateral Agent, as applicable, to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee or the Collateral Agent, as applicable, that such holder is not (or, in the case such holder is the Depository or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depository or its nominee, and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee and the Collateral Agent shall be deemed not to have received the Noteholder Direction or any notice of such Default or Event of Default.

For the avoidance of doubt, (i) the foregoing paragraphs shall not apply to any holder that is a Regulated Bank and (ii) the Trustee and the Collateral Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. Neither the Trustee nor the Collateral Agent shall have any liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.

The Issuer is also required to deliver to the Trustee, within 30 days after an Officer becoming aware of any Default or Event of Default (unless such Default or Event of Default has been cured or waived during such 30-day period), written notice of such event and what action the Issuer is taking or proposes to take in respect thereof. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee pursuant to the notice provisions of this Indenture;

The term “Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be. The Trustee and the Collateral Agent, as the case may be, however, may refuse to follow any direction that conflicts with Law or this Indenture or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee or the Collateral Agent in personal liability (it being understood that neither the Trustee nor the Collateral Agent has a duty to determine whether such actions are prejudicial to any holder). Prior to taking any action under this Indenture, the Trustee and the Collateral Agent will be entitled to indemnification satisfactory to them in each of their sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

In case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided to the Trustee and the Collateral Agent, as applicable, indemnity or security satisfactory to the Trustee and the Collateral Agent, as applicable, against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreements) unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy,

(3) such holders have offered, and if requested, provided the Trustee and the Collateral Agent, as applicable, security or indemnity satisfactory to the Trustee and the Collateral Agent, as applicable, against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period. A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07 Contractual Rights of the Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of and interest on the Note held by such holder, on or after the respective due dates thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.10 Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee and the Collateral Agent, their agents and attorneys for amounts due hereunder;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

Section 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13 Mutual Releases Upon Issuance of Notes.

By accepting the Notes, each Holder consents that, effective on (and only upon) the Issue Date:

(a) each of the Releasing Parties (on behalf of itself and each of its predecessors, successors, assigns, agents, subsidiaries, Affiliates, and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, subsidiaries and representatives of any such Persons)) hereby finally and forever releases and discharges the Released Parties and their respective property, in each case, to the fullest extent permitted under applicable law, from any and all causes of action, claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any U.S. federal or state law, any foreign law, or any principle of common law, including violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor or fiduciary duty) or claims of successorship or assumption of liabilities, or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising on or prior to the Issue Date arising from, relating to, or in connection with Holdings’, the Issuer’s, or any Subsidiary’s restructuring efforts or any transactions with or among such Persons, the Refinancing Transactions, this Indenture, the Notes, the indenture governing the Existing Notes, the Existing Notes, the Credit Agreements (collectively, the “Definitive Documents”) or the negotiation, formulation or preparation thereof, or the related guarantees, security documents, agreements, amendments, instruments, or other documents created or entered into in connection with the Refinancing Transactions and the Definitive Documents, including, in each case, those that a Releasing Party or any holder of a claim against or interest in such Releasing Party or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including, without limitation, any claim based upon or alleging a breach, default, or failure to comply with any such agreement or document or the issuance or distribution of securities pursuant to the Refinancing Transactions, the Definitive Documents, or any other related agreement (including any contemplated amendment to the ABL Credit Agreement in connection with the Refinancing Transactions (the “Closing ABL Amendments”)) or upon any other related act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Issue Date (collectively, the “Released Claims”); provided, however, notwithstanding anything to the contrary in the foregoing, the Released Claims do not include (i) except with respect to the Closing ABL Amendments, if consummated after the Issue Date, any obligations, claims, or causes of action based on facts or conduct arising after the Issue Date of any party or entity or (ii) any amounts or obligations owed by Holdings, the Issuer, or any Subsidiary. For the avoidance of doubt, the Released Claims encompass and include any and all claims or causes of action relating to or challenging the Refinancing Transactions themselves (other than claims or causes of action to enforce the Definitive Documents) and the Closing ABL Amendments, including any and all claims or causes of action alleging or contending that any aspect of the Refinancing Transactions or the Closing ABL Amendments violates any document or agreement related to any indebtedness of Holdings, the Issuer, or their Subsidiaries outstanding prior to or as of the Issue Date (or after the Issue Date with respect to the Closing ABL Amendments, if consummated after the Issue Date) or other agreement, or that cooperation with, participation in, or entering into the Refinancing Transactions or the consummation of the Closing ABL Amendments violates any statute or other law, it being understood that the Releasing Parties are ratifying and approving all such Refinancing Transactions and the Closing ABL Amendments to the maximum extent possible under applicable law. In addition, for the avoidance of doubt, the releases and discharges granted hereunder by each of the Releasing Parties are not limited to the loans, securities or other interests or positions that they hold as of the Issue Date, but are granted by the Releasing Parties in all capacities and with respect to all loans, securities or other interests or positions as of the Issue Date that such Releasing Parties held or acquired at any time on or after the Issue Date that relate to Holdings, the Issuer, or any of their respective Subsidiaries or Affiliates. From and after the Issue Date, each of the Releasing Parties (on behalf of itself and each of its predecessors, successors, assigns, agents, subsidiaries, Affiliates and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, subsidiaries and representatives of any such Persons)) hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Released Party relating to or arising out of any Released Claim. Each of the Releasing Parties further stipulates and agrees with respect to all Released Claims that, from and after the Issue Date, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Released Claims pursuant to this Section 6.13;

(b) EACH PARTY HERETO AGREES THAT THE RELEASED PARTIES ARE EXPRESSLY INTENDED AS THIRD-PARTY BENEFICIARIES OF THIS SECTION 6.13. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS INDENTURE, ANY AMENDMENT, MODIFICATION, WAIVER, OR SUPPLEMENT TO THIS SECTION, OR TO ANY OTHER SECTION OF THIS INDENTURE THAT DIRECTLY REFERENCES THIS SECTION, OR TO ANY OF THE DEFINED TERMS USED OR REFERENCED IN THIS SECTION SHALL REQUIRE THE PRIOR WRITTEN CONSENT OF EACH PARTY AND ANY SUCH AMENDMENT, MODIFICATION, WAIVER, OR SUPPLEMENT SHALL BE VOID ABSENT SUCH CONSENT;

(c) each of the parties to this Indenture agrees and acknowledges that, except as expressly provided in this Indenture and the Definitive Documents, no other party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Indenture is intended to impair or otherwise derogate from any of the representations, warranties, commitments, or covenants expressly set forth in this Indenture or any of the Definitive Documents;

(d) each Releasing Parties acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Indenture, the Refinancing Transactions or the Closing ABL Amendments and the Definitive Documents or any party hereto, but hereto further acknowledges that it is the intention of each Releasing Party to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Indenture, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed. Each Releasing Party expressly waives and relinquishes any and all rights such party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release or which may in any way limit the effect or scope of the releases with respect to Released Claims that such party did not know or suspect to exist in such party’s favor at the time of providing the release, which, in each case, if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this Indenture are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen;

(e) for the avoidance of doubt, nothing in this Section 6.13 is intended to, and shall not, (i) release any party’s rights and obligations under this Indenture, any of the Definitive Documents, or any document, instrument, or agreement executed to implement the Definitive Documents, the Refinancing Transactions or the Closing ABL Amendments; (ii) bar any party from seeking to enforce or effectuate this Indenture or any of the Definitive Documents; (iii) release any payment obligation of Holdings, the Issuer, or any of their Subsidiaries under the Definitive Documents; (iv) release any causes of action or any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, or liabilities arising out of, relating to, or resulting from a breach of any representation or warranty in any Definitive Document; (v) release any current or former officer, director, member of any governing body, or employee thereof, of (1) any indemnification owed by Holdings, the Issuer, or any of their Subsidiaries, any of their insurance carriers, or any other entity, (2) any rights as beneficiaries of any insurance policies, (3) wages, salaries, compensation, or benefits, or (4) intercompany claims or interests, in each case, other than as set forth in the applicable Definitive Documents; (vi) release any claims or “Obligations” under and as defined in this Indenture or the indenture governing the Existing Notes (other than the “Guaranteed Obligations” of the “Subsidiary Guarantors”, each as defined under the indenture governing the Existing Notes); (vii) release any obligations, rights or claims for indemnification, fees, or expense reimbursement by the Issuer and the Guarantors in any charters, bylaws, operating agreements, governance agreements, other agreements, this Indenture or the indenture governing the Existing Notes; (viii) release any claim or liability that arises out of or relates to any act or omission of the applicable Released Party that is determined by a final order of a court of competent jurisdiction to have constituted fraud, gross negligence or willful misconduct on the part of such Released Party; or (ix) prevent or prohibit any Released Party from taking legal action to protect any rights, obligations, claims, or causes of actions that are not covered by the releases in this Section 6.13, including as specified in this clause (e); and

(f) each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other entity in the commencement or prosecution of, whether directly or indirectly, derivatively or otherwise, any Released Claims. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, take any action, or omit from taking any action, to impair any indemnification rights or insurance coverage that exists in favor of any Released Parties on the Issue Date, and each of the Releasing Parties further agree and covenant not to take any action to cause Holdings, the Issuer, or their Subsidiaries to impair any such existing indemnification right or insurance coverage.

ARTICLE VII

TRUSTEE AND COLLATERAL AGENT

Section 7.01 Duties of Trustee and Collateral Agent.

(1) If an Event of Default has occurred and is continuing for which a Trust Officer has actual knowledge, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) The Trustee, except during the continuance of an Event of Default actually known to a Trust Officer and, at all times, the Collateral Agent:

(a) undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee and the Collateral Agent (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(b) in the absence of gross negligence or willful misconduct on its part, the Trustee and Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Agent and conforming to the requirements of this Indenture and the Security Documents. Neither the Trustee nor the Collateral Agent shall be under any duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee and the Collateral Agent shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3) Neither the Trustee nor the Collateral Agent may be relieved from liability for its own negligent action, its own negligent failure to act (or, in the case of the Collateral Agent, grossly negligent action or its own grossly negligent failure to act) or its own willful misconduct, except that:

(a) this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

(b) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee or the Collateral Agent was negligent (or, in the case of the Collateral Agent, grossly negligent) in ascertaining the pertinent facts;

(c) the Trustee and the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 herein; and

(d) no provision of this Indenture, the Security Documents or the Intercreditor Agreements shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(4) Every provision of this Indenture that in any way relates to the Trustee and the Collateral Agent is subject to paragraphs (1), (2) and (3) of this Section 7.01.

(5) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee and the Collateral Agent may agree in writing with the Issuer.

(6) Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

(7) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Agent shall be subject to the provisions of this Section 7.01.

Section 7.02 Rights of Trustee and Collateral Agent.

(1) The Trustee and the Collateral Agent may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.

(2) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, except that (x) no Officer’s Certificate or Opinion of Counsel will be required to be furnished to the Trustee or the Collateral Agent in connection with the authentication and delivery of the Initial Notes on the Issue Date and (y) no Opinion of Counsel will be required to be furnished to the Trustee or the Collateral Agent in connection with the execution of any indenture supplement in the form of Exhibit C to add a new Guarantor under this Indenture or evidencing the release of a Guarantor pursuant to Section 12.02 herein. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(3) Each of the Trustee and the Collateral Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) Neither the Trustee nor the Collateral Agent shall be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s or the Collateral Agent’s conduct does not constitute willful misconduct or negligence (or, in the case of the Collateral Agent, gross negligence).

(5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(6) Each of the Trustee and the Collateral Agent may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Security Documents and the Intercreditor Agreements shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(7) The Trustee and the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but each of the Trustee and the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(8) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture, the Intercreditor Agreements or the Security Documents at the request or direction of any of the holders pursuant to this Indenture, the Intercreditor Agreements or the Security Documents, unless such holders shall have offered, and if requested, provided to the Trustee or the Collateral Agent security or indemnity satisfactory to the Trustee or the Collateral Agent, as applicable, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee or the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(10) Neither the Trustee nor the Collateral Agent shall be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the Collateral Agent or the exercising of any power conferred by this Indenture, the Intercreditor Agreements or the Security Documents.

(11) Any action taken, or omitted to be taken, by the Trustee or the Collateral Agent in good faith pursuant to this Indenture, the Intercreditor Agreements or the Security Documents upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(12) Neither the Trustee nor the Collateral Agent shall be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee or Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or Collateral Agent, as applicable, at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(13) The Trustee or the Collateral Agent may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Intercreditor Agreements or the Security Documents, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(14) Neither the Trustee nor the Collateral Agent shall be responsible or liable for punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(15) Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture, the Intercreditor Agreements or the Security Documents.

(16) Neither the Trustee nor the Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture, the Intercreditor Agreements or the Security Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services or unavailability of Federal Reserve Bank wire or telex or other wire communication facilities; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(17) Any discretion, permissive right or privilege of the Trustee or the Collateral Agent to take the actions permitted by this Indenture shall not be construed as an obligation to do so.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s and Collateral Agent’s Disclaimer. Neither the Trustee nor the Collateral Agent shall be responsible for and neither the Trustee nor the Collateral Agent makes any representation as to the validity or adequacy of this Indenture, the Guarantees, the Notes, the Intercreditor Agreements or the Security Documents, neither shall be accountable for the Issuer’s use of the proceeds from the Notes, and neither shall be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05 Notice of Default. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee or written notice thereof is received by the Trustee at the Corporate Trust Office, the Trustee shall mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee (unless such Default is cured or waived within such time period). Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 [Intentionally Omitted].

Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee and the Collateral Agent from time to time compensation as is agreed to from time to time by the Issuer, the Trustee and the Collateral Agent in writing for the Trustee’s and the Collateral Agent’s acceptance of this Indenture and its services hereunder and under the Security Documents and Intercreditor Agreements. Neither the Trustee’s nor the Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable out-of-pocket compensation and expenses, disbursements and advances of the Trustee’s and the Collateral Agent’s agents, counsel, accountants and experts. The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee, the Collateral Agent or any predecessor Collateral Agent and their respective directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Collateral Agent)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Security Documents and Intercreditor Agreements, including the reasonable costs and expenses of enforcing this Indenture, Guarantee, the Intercreditor Agreements or the Security Documents against the Issuer or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any holder or any other Person). Each of the Trustee and the Collateral Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and such Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. Neither the Issuer nor any Guarantor needs to pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Issuer need not reimburse any compensation and expense or indemnify against any loss, liability, claim, damage or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Collateral Agent other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, the Intercreditor Agreements and the Security Documents, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee or the Collateral Agent. Without prejudice to any other rights available to the Trustee or the Collateral Agent under applicable law, when the Trustee or the Collateral Agent incurs expenses after the occurrence of an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its reasonable satisfaction.

Section 7.08 Replacement of Trustee or Collateral Agent.

(1) The Trustee or the Collateral Agent may resign at any time upon 30 days advance written notice to the Issuer. The holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or Collateral Agent, as applicable, and the Issuer upon 30 days advance written notice and may appoint a successor Trustee or Collateral Agent, as applicable. The Issuer shall remove the Trustee or the Collateral Agent if:

(a) in the case of the Trustee, the Trustee fails to comply with Section 7.10;

(b) the Trustee or the Collateral Agent is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee or the Collateral Agent under any Bankruptcy Law;

(c) a receiver or other public officer takes charge of the Trustee or the Collateral Agent, as applicable, or its property; or

(d) the Trustee or the Collateral Agent otherwise becomes incapable of acting.

(2) If the Trustee or the Collateral Agent resigns, is removed by the Issuer or by the holders of a majority in aggregate principal amount of the then outstanding Notes and such holders do not reasonably promptly appoint a successor Trustee or successor Collateral Agent, if applicable, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) or Collateral Agent (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent) for any reason, the Issuer shall promptly appoint a successor Trustee or successor Collateral Agent, as applicable.

(3) A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Collateral Agent, as applicable, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee or retiring Collateral Agent, as applicable, shall become effective, and the successor Trustee or successor Collateral Agent, as applicable, shall have all the rights, powers and duties of the Trustee or Collateral Agent under this Indenture. The successor Trustee or successor Collateral Agent shall send a notice of its succession to the holders. The retiring Trustee or the retiring Collateral Agent, as applicable, shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or successor Collateral Agent, as applicable, subject to the Lien provided for in Section 7.07.

(4) If a successor Trustee or successor Collateral Agent does not take office within 60 days after the retiring Trustee or retiring Collateral Agent resigns or is removed, the retiring Trustee or retiring Collateral Agent, as applicable, the Issuer or the holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent.

(5) If the Trustee fails to comply with Section 7.10, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(6) Notwithstanding the replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Collateral Agent.

Section 7.09 Successor by Merger. If the Trustee or the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee or successor Collateral Agent, as applicable.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Notes; Defeasance.

(1) This Indenture, the Security Documents and the Intercreditor Agreements (with respect to the Notes) shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and the Collateral Agent and the rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(a) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by or on behalf of the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuer and/or the Guarantors have paid all other sums due and payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(2) Subject to Sections 8.01(3) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06(1) (but only to the extent related to properties or assets of the Issuer or its Subsidiaries that do not constitute Collateral), 4.06(2), 4.07, 4.08, 4.11, upon the making of the election described under Section 4.12(b), Section 4.12(a) and the operation of Section 5.01 and covenants in Article XIII of this Indenture and the Security Documents for the benefit of the holders of the Notes, and Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (in the case of Sections 6.01(6) and 6.01(7), with respect to Significant Subsidiaries only), 6.01(8), 6.01(9) or 6.01(10) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the Liens as they pertain to the Notes and Guarantees, will be released and the obligations of each Guarantor with respect to its Guarantee and, to the extent pertaining to the Notes and Guarantees, the Security Documents and the Intercreditor Agreements, shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (in the case of Sections 6.01(6) and (7), with respect to Significant Subsidiaries only), 6.01(8), 6.01(9), or 6.01(10) or because of the failure of the Issuer and the Guarantors to comply with Section 5.01 or the covenants in Article IV and Article XIII of this Indenture and the Security Documents.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminated.

(3) Notwithstanding clauses (1) and (2) of this Section 8.01, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights and immunities of the Trustee and the Collateral Agent under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights and immunities of the Trustee and the Collateral Agent under this Indenture shall survive such satisfaction and discharge.

Section 8.02 Conditions to Defeasance.

(1) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(a) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount that is sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(c) no Default specified in Section 6.01(6) or (7) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(d) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(e) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance option need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(f) such exercise does not impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(g) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; and

(h) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(2) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05 Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of the Holders.

The Issuer, the Trustee and, if applicable, the Collateral Agent may amend this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements without notice to or the consent of any holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for (i) the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture, the Notes, the Security Documents and the Intercreditor Agreements or (ii) a co-issuer of the Notes;

(3) to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under this Indenture, its Guarantee, the Security Documents and the Intercreditor Agreements;

(4) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(5) to add a Guarantee with respect to the Notes;

(6) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or Intercreditor Agreements, or any release of Collateral pursuant to the terms of this Indenture or any of the Security Documents or Intercreditor Agreements;

(7) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer or any Subsidiary;

(8) to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder in any material respect (as determined by in good faith by the Issuer);

(9) to conform the text of this Indenture, Guarantees, the Notes, the Security Documents or the Intercreditor Agreements to any provision of the “Description of New Notes” in the Offering Memorandum to the extent that such provision in the “Description of New Notes” in the Offering Memorandum was intended by the Issuer to be a verbatim recitation of a provision of this Indenture, Guarantees, the Notes, the Security Documents or the Intercreditor Agreements, as applicable, as stated in an Officer’s Certificate;

(10) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA);

(11) to make changes to provide for the issuance of Additional Notes;

(12) to secure additional extensions of credit and add additional secured creditors holding other Parity Lien Debt so long as such Parity Lien Debt is not prohibited by the provisions of this Indenture or any other then-existing Parity Lien Debt; or

(13) to add additional assets as Collateral.

For the avoidance of doubt, in no event shall the consummation of any Payoff Transaction (as defined under Paragraph 5 of the Notes) pursuant to and in accordance with Paragraph 5 of the Notes and Section 3.01 be deemed to require the consent of any holder of an outstanding Note in any respect.

Section 9.02 With Consent of the Holders.

This Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements may be amended or supplemented with the consent of the Required Holders, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements may be waived with the consent of the Required Holders; provided that (i) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) shall be required and (ii) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) shall be required. For the avoidance of doubt, only one series of Notes will be outstanding on the Issue Date. However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(1) reduce, or have the effect of reducing, the percentage of the aggregate principal amount of Notes whose holders must consent to an amendment, including, for the avoidance of doubt, the incurrence of Obligations in contemplation of or for the purpose of influencing any voting threshold for purposes of any amendment, modification or waiver of the Security Documents, the Intercreditor Agreements or the provisions in this Indenture that is to occur simultaneously or substantially simultaneously with the incurrence of such Obligations;

(2) reduce the rate of, or extend the time for payment of, interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the dates on which any such Note may be redeemed pursuant to Section 3.01 (other than any change to the notice periods with respect to such optional redemption);

(5) make any Note payable in money other than that stated in such Note;

(6) make any change in the Security Documents, the Intercreditor Agreements or the provisions in this Indenture dealing with the application of proceeds of the Collateral that would adversely affect any holders of the Notes;

(7) impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;

(8) make any change in the amendment provisions or in the waiver provisions which require each holder’s consent; or

(9) amend, modify or waive any term or provision of this Indenture to permit the issuance or incurrence of any Indebtedness (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money, but excluding, for the avoidance of doubt, any “debtor-in-possession” facility pursuant to Section 364 of the Bankruptcy Code (or similar financing under applicable Law)) with respect to which (x) the Liens on the Collateral securing the Notes Obligations would be subordinated (or have the effect of being subordinated) or (y) all or any portion of the Notes Obligations would be subordinated (or have the effect of being subordinated) in right of payment (any such other Indebtedness to which such Liens securing any of the Notes Obligations or such Notes Obligations, as applicable, are subordinated, “Senior Indebtedness”), unless, in either the case of subclause (x) or (y), each adversely affected holder (other than any such holder who is not a QIB or a non-US person) is promptly, or has been, offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Notes Obligations that are adversely affected thereby held by each holder and calculated immediately prior to any applicable amendment or incurrence of Senior Indebtedness) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction;

such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected holder (other than any holder who is not a QIB or a non-US person) decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected holder (other than any such holder who is not a QIB or a non-US person) describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each such adversely affected holder for a period of not less than five Business Days; provided, however, that any such holder may designate any of its Affiliates (who is a QIB or non-US person) to provide such Senior Indebtedness on its behalf with the existing Notes Obligations of such holder being treated, for purposes hereof, as though such holder had provided such Senior Indebtedness itself, without the written consent of each such holder; provided, further, that no Senior Indebtedness shall be incurred pursuant to this clause (9) without the consent of at least the Required Holders.

In addition, without the consent of the Required Supermajority Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may:

(1) (i) have the effect of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents or the Intercreditor Agreements) or (ii) modify the Security Documents or the provisions of this Indenture dealing with Collateral in any manner adverse to the holders of the Notes in any material respect other than in accordance with the terms of this Indenture, the Security Documents or the Intercreditor Agreements;

(2) amend, modify, or waive (i) the proviso at the end of Section 12.02(2), (ii) any term or provision contained Section 4.03(2)(viii), (iii) any term or provision contained in the final paragraph under Section 4.06(1) or the definition of “Material Intellectual Property”, or (iv) any term or provision contained in clauses (a), (c) or (d) of Section 4.06(1)(i);

(3) amend or modify this Indenture to introduce the concept of “unrestricted subsidiaries”;

(4) add or extend any grace period relating to the payment of interest, principal or premium in accordance with clauses (1) and (2) of Section 6.01; or

(5) make any change in the preceding amendment and waiver provisions.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In addition, the holders will be deemed to have consented for purposes of this Indenture, the Security Documents and the Intercreditor Agreements to any of the following amendments and other modifications to this Indenture, the Security Documents or the Intercreditor Agreements and the entry into any other Intercreditor Agreement:

(1) (a) to add other parties (or any authorized agent thereof or trustee therefor) holding Parity Lien Debt that is incurred in compliance with the ABL Credit Agreement, the New Term Loan Credit Agreement, this Indenture, the Security Documents and the Intercreditor Agreements and (b) to establish that the Liens on any Collateral securing such Parity Lien Debt shall be pari passu under the Equal Priority Intercreditor Agreement with the Liens on such Collateral securing the Obligations under this Indenture, the Notes and the Guarantees, all on the terms provided for in the Equal Priority Intercreditor Agreement in effect immediately prior to such amendment or other modification (it being understood that any such amendment, modification or supplement may make such other changes to the Equal Priority Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the New Term Loan Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders as determined by the Issuer);

(2) (i) to establish that the Liens on any Collateral securing any Indebtedness replacing the New Term Loan Credit Agreement permitted to be incurred under this Indenture shall be pari passu to the Liens on such Collateral securing any Obligations under this Indenture, the Notes and the Guarantees, all on the terms provided for in the Equal Priority Intercreditor Agreement in effect immediately prior to such amendment or other modification (it being understood that any such amendment, modification or supplement may make such other changes to the Equal Priority Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the Term Loan Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders) and (ii) to establish that the Liens on any Collateral securing any Indebtedness permitted to be incurred under this Indenture on a junior lien basis shall be junior to the Liens on such Collateral securing any Obligations under this Indenture, the Notes and the Guarantees, all on the terms provided for in any Junior Intercreditor Agreement in effect immediately prior to such amendment or other modification (it being understood that any such amendment, modification or supplement may make such other changes to any Junior Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the New Term Loan Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders as determined by the Issuer);

(3) to establish that the Liens on any Current Asset Collateral securing any Indebtedness replacing the ABL Credit Agreement permitted to be incurred under this Indenture shall be senior to the Liens on such Current Asset Collateral securing any Obligations under this Indenture, the Notes and the Guarantees, and that the Liens on any Fixed Asset Collateral securing any such Indebtedness shall be junior to the Liens on such Fixed Asset Collateral securing any Obligations under this Indenture, the Notes and the Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment and other modification (it being understood that any such amendment, modification or supplement may make such other changes to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the ABL Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders as determined by the Issuer);

(4) upon any cancellation or termination of the ABL Credit Agreement without a replacement thereof, to establish that the Current Asset Collateral (in addition to the Fixed Asset Collateral) shall secure the Obligations under this Indenture, the Notes and the Guarantees on a first-priority basis, subject to the terms of the Equal Priority Intercreditor Agreement in effect immediately prior to such amendment or other modification (it being understood that any such amendment, modification or supplement may make such other changes to the Equal Priority Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the New Term Loan Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders as determined by the Issuer);

(5) to secure additional extensions of credit and add additional secured creditors holding Indebtedness secured by Liens on a contractually junior basis on the Collateral to the Notes so long as such Indebtedness and Liens are not prohibited by the provisions of this Indenture and to enter into or amend any Junior Intercreditor Agreement and reasonably satisfactory to the New Term Loan Collateral Agent (it being understood that any such amendment, modification or supplement may make such other changes to the Junior Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the New Term Loan Collateral Agent or the Issuer, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the holders as determined by the Issuer);

(6) to enter into any Junior Intercreditor Agreement or any Equal Priority Intercreditor Agreement or to any restatement or replacement thereof or to effect Other Intercreditor Amendments; or

(7) that is expressly contemplated by any Intercreditor Agreement or this Indenture.

The Collateral Agent is hereby authorized and directed to enter into the Equal Priority Intercreditor Agreement, the ABL Intercreditor Agreement, any Junior Intercreditor Agreement and any other Intercreditor Agreement to the extent contemplated by the terms of this Indenture without the consent of any holder, and holders acknowledge that such Intercreditor Agreement is binding upon them. By accepting the Notes, each holder (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) authorizes and instructs the Collateral Agent to enter into the Equal Priority Intercreditor Agreement, any Junior Intercreditor Agreement and the ABL Intercreditor Agreement and to subject the Liens on the Collateral to the provisions thereof and (c) without any further consent of the holders, authorizes and instructs the Collateral Agent to execute and deliver on behalf of the Secured Parties the Equal Priority Intercreditor Agreement, any Junior Intercreditor Agreement, the ABL Intercreditor Agreement, any other intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or an Intercreditor Agreement contemplated by this Indenture. In connection with any amendment of the Equal Priority Intercreditor Agreement, any Junior Intercreditor Agreement, the ABL Intercreditor Agreement or any other Intercreditor Agreements, the Issuer shall provide an Officer’s Certificate to the Collateral Agent stating that such amendment complies with and/or is permitted by this Indenture, on which the Collateral Agent shall be entitled to conclusively rely without any investigation. In addition, each holder authorizes and directs the Collateral Agent to enter into (i) any amendments to the Equal Priority Intercreditor

Agreement, any Junior Intercreditor Agreement, the ABL Intercreditor Agreement and any other Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii), to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Indenture (the “Other Intercreditor Amendments”).

No Opinion of Counsel will be required for the Trustee or Collateral Agent to execute any amendment or supplement entered into in connection with adding or releasing a Guarantor or adding or releasing Collateral or entry into any Intercreditor Agreement or amendment, supplement, joinder or acknowledgment thereto; provided, that the Trustee and the Collateral Agent, as applicable, shall be entitled to conclusively rely, without liability, on an Officer’s Certificate in executing such amendment or supplement or delivering such release.

For the avoidance of doubt, no amendment, waiver, modification or deletion of the provisions described under any of the covenants described under Article IV shall be deemed to impair or affect any rights of holders of the Notes to institute suit for the enforcement of any payment on or with respect to, or to receive payment of principal of, or premium, if any, or interest on, the Notes.

Section 9.03 Revocation and Effect of Consents and Waivers.

(1) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Trustee.

(2) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.05 Trustee and Collateral Agent to Sign Amendments. The Trustee, and as applicable, the Collateral Agent, shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. If it does, the Trustee or the Collateral Agent, as applicable, may but need not sign it. In signing such amendment, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate and (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legally valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing or anything in this Indenture to the contrary, no Opinion of Counsel shall be required for the Trustee or the Collateral Agent to execute any supplemental indenture in the form of Exhibit C adding a new Guarantor under this Indenture or releasing a Guarantor pursuant to Section 12.02 or adding or releasing Collateral.

ARTICLE X

[INTENTIONALLY OMITTED]

ARTICLE XI

[INTENTIONALLY OMITTED]

ARTICLE XII

GUARANTEE

Section 12.01 Guarantee.

(1) Subject to this Article XII, each Guarantor hereby jointly and severally, fully and unconditionally guarantees, on a senior secured basis, to each holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer to the holders, the Trustee or the Collateral Agent under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(2) Each Guarantor waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Guaranteed Obligations will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder, Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 12.02(2). Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.

(3) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(4) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

(5) Except as expressly set forth in Sections 8.01(2), 12.02 and 12.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(6) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(7) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01. Each Guarantor will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders under the Guaranteed Obligations.

(8) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) Incurred by the Trustee and the Collateral Agent in enforcing any rights under this Section 12.01.

(9) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 12.02 Limitation on Liability.

(1) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee or this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or transfer at undervalue or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(2) A Subsidiary Guarantee as to any Subsidiary that is (or becomes) a party hereto on the date hereof or that executes a supplemental indenture in accordance with Section 4.11 and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantee shall be deemed to be automatically and unconditionally released upon any of the following:

(a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, dividend, distribution or otherwise) of the Equity Interests of the applicable Subsidiary Guarantor if after such transaction the applicable Subsidiary Guarantor is no longer a Subsidiary, and if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(b) the occurrence of any other event following which such Subsidiary Guarantor is no longer a Subsidiary in a manner not in violation of this Indenture; provided that, no such release will occur if such Subsidiary Guarantor continues to be a guarantor under the New Term Loan Credit Agreement;

(c) the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor of the Obligations under the New Term Loan Credit Agreement or any other Parity Lien Indebtedness which resulted in the obligation to guarantee the Notes, other than (i) a release or discharge by or as a result of payment in connection with an enforcement of remedies under such guarantee or direct obligation, but only if the Liens on the Collateral of such Subsidiary Guarantor are also substantially concurrently released pursuant to the terms of this Indenture and (ii) a release or discharge by or as a result of payment under or the termination or repayment of the New Term Loan Credit Agreement or such other Parity Lien Indebtedness;

(d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s obligations under this Indenture are discharged (including pursuant to a satisfaction and discharge of this Indenture or through redemption or repurchase of all of the Notes or otherwise) in accordance with the terms of this Indenture;

(e) such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Indebtedness or other exercise of remedies in respect thereof in accordance with the Intercreditor Agreements;

(f) upon the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into the Issuer or another Subsidiary Guarantor or upon the liquidation or dissolution of such Subsidiary Guarantor, in each case, in a manner not in violation of this Indenture;

(g) as described under Article IX;

(h) such Subsidiary Guarantor (i) ceasing to be a Subsidiary of the Issuer, (ii) becoming an Immaterial Subsidiary or (iii) becoming an Excluded Subsidiary; provided that, no such release will occur if such Subsidiary continues to be a guarantor under the New Term Loan Credit Agreement; and/or

(i) upon the occurrence of a Covenant Suspension Event for so long as a Covenant Suspension Event is in effect;

provided that a Subsidiary Guarantor will not be released from its Guaranteed Obligations (1) upon becoming non-Wholly Owned Subsidiary, unless (i) it became a non-Wholly Owned Subsidiary pursuant to a transaction (a) with a Person that is not an Affiliate of the Issuer (b) for a legitimate business purpose, (c) consummated on an arms’-length basis for Fair Market Value (as determined by the Issuer acting in good faith) and (d) not for the primary purpose of releasing the applicable Guarantee or for debt Incurrence or liability management, (ii) no Event of Default exists or will otherwise result from such transaction and (iii) after giving Pro Forma Effect to such release and the consummation of the transaction that causes such Guarantor to cease to be a Guarantor, the Issuer is deemed to have made an Investment in such resulting non-Guarantor Subsidiary in an amount equal to the portion of the Fair Market Value of the net Total Assets of such Guarantor attributable to the Issuer’s or any Subsidiary’s Equity Interest therein as determined by the Issuer in good faith, and such Investment is a “Permitted Investment” or otherwise permitted

Section 4.04; provided, further, that, for the avoidance of doubt, any remaining non-Wholly Owned Equity Interests held by the Issuer or a Subsidiary Guarantor shall be pledged to the extent required by the Security Documents), and (2) upon becoming a Subsidiary of a Foreign Subsidiary of the Issuer (other than a Canadian Subsidiary) unless (i) it became a Subsidiary of a Foreign Subsidiary (other than a Canadian Subsidiary) pursuant to a transaction (a) for a legitimate business purpose and (b) not for the primary purpose of releasing the applicable Guarantee or for debt Incurrence or liability management, (ii) no Event of Default exists or will otherwise result from such transaction and (iii) after giving Pro Forma Effect to such release and the consummation of the transaction that causes such Guarantor to cease to be a Guarantor, the Issuer is deemed to have made an Investment in such resulting non-Guarantor Subsidiary in an amount equal to the portion of the Fair Market Value of the net Total Assets of such Guarantor attributable to the Issuer’s or any Subsidiary’s Equity Interest therein as determined by the Issuer in good faith, and such Investment is a “Permitted Investment” or otherwise permitted under Section 4.04.

(3) To the extent the Issuer requests evidence of release of a Subsidiary Guarantor pursuant to this Section 12.02 from the Trustee, the Issuer shall deliver an Officer’s Certificate to the Trustee with respect to such release.

(4) The Guarantee of Holdings will be released if (1) the Issuer exercises its legal defeasance option as set forth in Section 8.01(2), (2) if the Issuer’s Obligations under this Indenture are discharged (including pursuant to a satisfaction and discharge of this Indenture as set forth in Section 8.01 or through redemption or repurchase of all the Notes or otherwise) in accordance with the terms of this Indenture or (3) if there is a release or discharge of such Guarantee by, or direct obligation of, Holdings of the Obligations under the New Term Loan Credit Agreement, except by reason of payment under or the termination or repayment of the New Term Loan Credit Agreement or a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation.

Section 12.03 [Intentionally Omitted].

Section 12.04 [Intentionally Omitted].

Section 12.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

Section 12.06 Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary shall become a Guarantor under this Article XII and shall guarantee the Notes. No Opinion of Counsel shall be required in connection with the execution and delivery of a supplemental indenture in the form of Exhibit C for the addition of a Guarantor under this Indenture.

Section 12.08 Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XIII

COLLATERAL AND SECURITY

Section 13.01 Collateral.

(a) From and after the Issue Date, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07, and the Notes, the Guarantees and the Security Documents, shall be secured by a Lien on the Fixed Asset Collateral on a first-priority basis and secured by a Lien on the Current Asset Collateral on a second-priority basis, in each case subject to Permitted Liens, as provided in this Indenture and the Security Documents to which the Issuer and the Guarantors, as the case may be, shall become parties to on the Issue Date or thereafter and will be secured by all of the Collateral pledged pursuant to the Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents. The Issuer, for the benefit of the holders, hereby appoints Wilmington Trust, National Association as the initial Collateral Agent, and the Collateral Agent is hereby authorized and directed to execute and deliver the Security Documents and the Intercreditor Agreements. Each holder by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to such appointment.

(b) Each holder, by its acceptance of any Notes and the Guarantees, consents and agrees to the terms of the Security Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents and the Intercreditor Agreements in accordance therewith, binding such holder to the terms thereof.

(c) The Trustee and each holder, by accepting the Notes and the Guarantees, acknowledges that, as more fully set forth in the Security Documents and the Intercreditor Agreements, the Collateral as hereafter constituted shall be held for the benefit of all the holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the holders is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreements and actions that may be taken thereunder.

(d) For the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the holders hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent to act as the hypothecary representative of the holders as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Collateral Agent under any related deed of hypothec. The Collateral Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Collateral Agent in its capacity as hypothecary representative pursuant to any such deed of hypothec and applicable law. Any person who becomes a holder in accordance with the terms of this Indenture, shall be deemed to have consented to and confirmed the Collateral Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified as of the date it becomes a holder, all actions taken by the Collateral Agent in such capacity. The substitution of the Collateral Agent pursuant to the provisions of Article VII shall also constitute the substitution of the Collateral Agent as hypothecary representative as aforesaid without any further act or formality being required to appoint such successor Collateral Agent as the successor hypothecary representative for the purposes of any then-existing deeds of hypothec.

Section 13.02 [Intentionally Omitted].

Section 13.03 Impairment of Security Interests.

From and after the Issue Date, neither Holdings, the Issuer nor any of its Subsidiaries will (i) take or knowingly or negligently omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent, the Trustee and the holders with respect to the Collateral, unless such action or failure to take action is otherwise permitted by this Indenture, the Security Documents or the Intercreditor Agreements or (ii) grant any Person, or permit any Person to retain (other than the Collateral Agent), any Liens on the Collateral, other than Permitted Liens. From and after the Issue Date, to the extent required under this Indenture or the Security Documents, the Issuer and each Guarantor will, at its sole cost and expense, execute, deliver and file all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the Obligations intended to be secured by the Security Documents, it being understood that the Trustee or the Collateral Agent is under no obligation to make such request.

Section 13.04 Further Assurances.

To the extent required under this Indenture or any of the Security Documents or the Intercreditor Agreements, from and after the Issue Date, the Issuer and the Guarantors shall execute and file any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security

Documents in the Collateral, it being understood that the Trustee or the Collateral Agent is under no obligation to make such request. In addition, to the extent required under this Indenture or the Security Documents, from time to time, the Issuer and the Guarantors will reasonably promptly secure the obligations under this Indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by this Indenture and/or the Security Documents.

Section 13.05 After-Acquired Property.

Upon the acquisition by any of the Issuer or the Guarantors after the Issue Date of any assets (other than Excluded Assets and exceptions based on immateriality thresholds of aggregate assets as set forth in the Security Documents), the Issuer or such Guarantor shall execute and deliver to the extent required by this Indenture and/or the Security Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, with the priority required by this Indenture and the Security Documents, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 13.06 [Intentionally Omitted].

Section 13.07 Negative Pledge.

From and after the Issue Date, the Issuer and each Guarantor shall not, and the Issuer shall not permit any of its Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens; provided, however, that the Issuer, subject to compliance with Section 4.03 and Section 4.12, shall be permitted to issue an unlimited aggregate principal amount of Additional Notes, all of which may be secured by the Collateral.

Section 13.08 Release of Liens on the Collateral.

(a) The Liens on the Collateral will be released with respect to the Notes and the related Guarantees, as applicable:

(1) in part, as to any property or assets constituting Collateral, (x) to enable the disposition of such property or assets (to a Person that is not the Issuer or a Guarantor) to the extent permitted under Section 4.06(1) or (y) if such property or assets are released as collateral securing the Obligations under the Credit Agreements in connection with the exercise of remedies pursuant thereto;

(2) in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to the New Term Loan Credit Agreement and any other Parity Lien Indebtedness other than by reason of payment under or the termination or repayment of the New Term Loan Credit Agreement or such other Parity Lien Indebtedness, the release of the property and assets of such Guarantor;

(3) such property or assets becoming an Excluded Asset, Excluded Equity Interests or an asset owned by an Excluded Subsidiary;

(4) as to the assets owned by such Excluded Subsidiary, upon any Subsidiary Guarantor becoming an Excluded Subsidiary;

(5) any Securitization Assets becoming subject to a Receivables Financing to the extent required by the terms of such Receivables Financing;

(6) as required pursuant to the terms of any Intercreditor Agreement and expressly set forth in the applicable Intercreditor Agreement; or

(7) as contemplated by Article IX.

The security interest in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid (including pursuant to a satisfaction and discharge of this Indenture pursuant to Article VIII or (ii) a legal defeasance or covenant defeasance option as set forth in Article VIII.

(b) The Issuer or the applicable Guarantor will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to Sections 13.08(a)(1) through (6) or pursuant to the Security Documents:

(1) an Officer’s Certificate to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with; and

(2) a form of such release (which release shall provide that the requested release is without recourse or warranty to the Trustee or the Collateral Agent).

(c) Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent set forth above, and if required by this Indenture upon delivery by the Issuer or such Guarantor to the Trustee of an Officer’s Certificate to the effect that such conditions precedent have been complied with, the Trustee shall direct the Collateral Agent to promptly cause to be released and reconveyed to the Issuer or the relevant Guarantor, as the case may be, the released Collateral, and take all other actions reasonably requested by the Issuer or such Guarantor in connection therewith, at the Issuer’s expense.

Section 13.09 Authorization of Actions to be Taken by the Trustee or the Collateral Agent under the Security Documents and the Intercreditor Agreements.

(a) Subject to the provisions of Article VII of this Indenture and the provisions of the Security Documents and the Intercreditor Agreements, each of the Trustee or the Collateral Agent may (but shall in no event be required to), in its sole discretion and without the consent of the holders, on behalf of the holders, take all actions it deems necessary or appropriate in order to

(i) enforce any of its rights or any of the rights of the holders under the Security Documents and the Intercreditor Agreements and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee or the Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value (or diminution of value) of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, termination statement, document, instrument, other notice or any amendment thereto in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise. Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as the case may be, in good faith. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Issuer or the Guarantors.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor, as applicable, shall deliver to the Trustee or the Collateral Agent the following (in each case, to the extent any additional actions on the part of the Issuer or applicable Guarantor are necessary to provide, grant or perfect a security interest in such Collateral as required under this Indenture and the applicable Security Documents):

(1) a request from the Issuer that such Collateral be added;

(2) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the Issue Date or on the date first delivered in the case of Collateral that is permitted hereunder to be delivered after the Issue Date, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(3) an Officer’s Certificate to the effect that the Collateral being added is in the form, consists of the assets, if applicable, and is in the amount or otherwise has the Fair Market Value required by this Indenture;

(4) to the extent such Collateral is being added in connection with the joinder of a Subsidiary Guarantor to this Agreement, an Officer’s Certificate to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with; and

(5) such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee or the Collateral Agent, in giving any consent or approval under the Security Documents, shall be entitled to receive, as a condition to such consent or approval, an Officer’s Certificate to the effect that the action or omission for which consent or approval is to be given is authorized and permitted according to the terms of this Indenture and the Security Documents, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate.

Section 13.10 Information Regarding Collateral.

(a) The Issuer will furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, within forty-five calendar days (or twenty calendar days with regard to a Canadian Subsidiary Guarantor or Collateral located in Canada) of any change in such Person’s (1) legal name, (2) jurisdiction of organization or formation, (3) identity or type of organization, (4) location (within the meaning of Section 9-307 of the Uniform Commercial Code or, if applicable, the PPSA) or (5) in the location of any Collateral (other than (a) Collateral which consists of goods (as defined in the PPSA) that are of a type that are normally used in more than one jurisdiction or (b) Collateral that has a net book value less than $2,500,000, individually and in the aggregate for all provinces and territories of Canada) located in, or removed from, Canada to a jurisdiction in which no Uniform Commercial Code or PPSA financing statement has previously been filed. Promptly upon the occurrence of any of the foregoing, the Issuer and the Guarantors will make all filings under the Uniform Commercial Code, the PPSA and any other applicable Laws that are required by this Indenture and/or the Security Documents in order for the Collateral to be made subject to the Lien of the Collateral Agent under this Indenture and/or the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents, and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Security Documents. The Issuer shall promptly notify the Collateral Agent in writing if any material portion of the Collateral is damaged, destroyed or condemned.

(b) The Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate attaching supplemental schedules required under the Security Documents to the extent required under and at the same time as similar supplemental schedules are delivered to the Term Loan Collateral Agent.

Section 13.11 Security Documents and Intercreditor Agreements.

The provisions in this Indenture relating to Collateral are subject to the provisions of the Security Documents and the Intercreditor Agreements. The Issuer, the Guarantors, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Security Documents and the Intercreditor Agreements.

Section 13.12 Collateral Agent.

(a) By accepting a Note, each holder will be deemed to have irrevocably appointed the Collateral Agent to act as its agent under the Security Documents and the Intercreditor Agreements and to have irrevocably authorized and directed the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents, the Intercreditor Agreements or other documents to which it is a party, together with any other incidental rights, powers and discretions, and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.

Each of the holders hereby exempts the Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law to the extent legally possible for such holder.

(b) The Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate, including without limitation the Term Loan Collateral Agent.

(c) The Collateral Agent shall have all the rights and protection provided in the Security Documents as well as the rights and protections afforded to it hereunder; provided, however, that the Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct or gross negligence, as determined by a final order of a court of competent jurisdiction.

(d) None of the Trustee, the Collateral Agent or any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, continuation of perfection, priority, sufficiency or protection of any Lien securing the Notes or any defect or deficiency as to any such matters, except to the extent any possessory collateral is delivered to the Collateral Agent for perfection purposes.

(e) Subject to the Security Documents and the Intercreditor Agreements, except as directed by the Trustee as required or permitted by this Indenture, the holders acknowledge that the Collateral Agent will not be obligated:

A. to act upon directions purported to be delivered to it by any other Person;

B. to foreclose upon or otherwise enforce any Lien securing the Notes; or

C. to take any other action whatsoever with regard to any or all Liens securing the Notes, the Security Documents or the Collateral.

(f) In acting as Collateral Agent, co-collateral agent or sub-collateral agent, the Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

(g) Neither the Trustee nor the Collateral Agent shall have any duty to file any financing statements, continuation statements or amendments thereto or any other agreement or instrument to record or perfect or maintain the perfection of the Collateral Agent’s security interest in the Collateral.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 [Intentionally Omitted].

Section 14.02 Notices.

(1) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail or sent by electronic mail in PDF format addressed as follows:

if to the Issuer or a Guarantor:

Advantage Sales & Marketing Inc.

7676 Forsyth Boulevard, Fifth Floor

St. Louis, Missouri 63105

Attn: Chief Legal Officer and Corporate Secretary

Email: bryce.robinson@youradv.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street NW

Washington, DC 20004

Attention: Jason Licht

Fax: 202-637-2201

Email: jlicht@lw.com

if to the Trustee or the Collateral Agent:

Wilmington Trust, National Association

277 Park Avenue, Floor 25

New York, NY 10172

Attention: Advantage Sales & Marketing Notes Administrator

The Issuer, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(2) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(3) Failure to send a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee and the Collateral Agent are effective only if received.

Each of the Trustee and the Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Agent’s understanding of such instructions shall be deemed controlling. The Trustee and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

Section 14.03 [Intentionally Omitted].

Section 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee or to the Collateral Agent at the request of the Collateral Agent, as applicable:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided that (x) no Officer’s Certificate or Opinion of Counsel will be required to be furnished to the Trustee in connection with the authentication and delivery of the Initial Notes on the Issue Date and (y) no Opinion of Counsel will be required to be furnished to the Trustee and the Collateral Agent in connection with the execution of any supplemental indenture in the form of Exhibit C adding a new Guarantor under this Indenture or evidencing the release of a Guarantor pursuant to Section 12.02 herein or adding or releasing Collateral. In the absence of an Opinion of Counsel that is not required to be furnished hereunder, the Trustee and the Collateral Agent shall be entitled to conclusively rely on an Officer’s Certificate in executing and delivering any such documents and shall have no liability for taking such action without receipt of an Opinion of Counsel.

Section 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.06 When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent (other than in respect of any action pursuant to Section 9.02, which requires consent of a holder of an affected Note), Notes owned by the Issuer, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 14.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 14.08 Legal Holidays. If a payment date (including any redemption date or repurchase date) is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding day that is a Business Day.

Section 14.09 GOVERNING LAW; Consent to Jurisdiction.

(1) THIS INDENTURE, THE NOTES, THE GUARANTEES AND THE SECURITY DOCUMENTS (UNLESS SUCH SECURITY DOCUMENT SHALL SPECIFY THE LAWS OF ANOTHER STATE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(2) The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.10 No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary independent contractor, consultant, distributor, or any Parent Entity, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture the Guarantees, the Security Documents or the Intercreditor Agreements, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.11 Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 14.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.14 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 14.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.16 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.17 Calculations. The Issuer will be responsible for making all calculations called for under this Indenture or the Notes. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders.

Section 14.18 USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee and Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 14.19 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Issuer:	ADVANTAGE SALES & MARKETING INC.

	By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

Guarantors:

ADVANTAGE ABS LLC

ADVANTAGE AMP LLC

ADVANTAGE BEVERAGE SOLUTIONS LLC

ADVANTAGE CONSUMER HEALTHCARE LLC

ADVANTAGE SALES & MARKETING LLC

ADVANTAGE SOLUTIONS INC.

ADVANTAGE WAYPOINT LLC

ADV DATA II LLC

CLUB DEMONSTRATION SERVICES, INC.

DAYMON EAGLE HOLDINGS, LLC

DAYMON WORLDWIDE CANADA INC.

DAYMON WORLDWIDE INC.

EVENTUS MARKETING LLC

IDR MARKETING PARTNERS, LLC

INTERACTIONS CONSUMER EXPERIENCE MARKETING INC.

KARMAN INTERMEDIATE CORP.

R SQUARED SOLUTIONS LLC

SAS RETAIL SERVICES, LLC

UPSHOT LLC

CLUB DEMONSTRATION SERVICES AUSTRALIA INC.

CLUB DEMONSTRATION SERVICES KOREA INC.

DAYMON WORLDWIDE JAPAN INC.

	By:	/s/ Robert Murray
Name:Robert Murray
Title: Treasurer

ADVANTAGE SALES LLC

	By:	/s/ Andrew Keenan
Name:Andrew Keenan
Title: President

[Signature Page to Indenture]

Trustee:	WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

	By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

Collateral Agent:	WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent

	By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

Appendix A-1

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2	Other Definitions.

Term	Defined in Section
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.	The Notes.

2.1	Form and Dating; Global Notes.

(a) The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. One or more Rule 144A Notes may be issued with a separate CUSIP number for purposes of transfers of Notes to IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b) Global Notes.

(i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Appendix A-2

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (as defined below), (ii) be delivered to the Trustee as Notes Custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as Notes Custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Appendix A-3

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

Appendix A-4

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

Appendix A-5

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(C) if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note and an Opinion of Counsel, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

Appendix A-6

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act, a certificate from such holder in the form attached to the applicable Note and an Opinion of Counsel;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

Appendix A-7

(F) if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

Appendix A-8

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act, a certificate in the form attached to the applicable Note and an Opinion of Counsel;

Appendix A-9

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such

Appendix A-10

cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S], ONLY (A)

Appendix A-11

TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATIONS.]”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.”

Appendix A-12

Each Global Note shall bear the following additional legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS”

Each Note issued with original issue discount shall bear the following legend:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUER AGREES TO PROVIDE TO THE HOLDER, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: 7676 FORSYTH BOULEVARD, FIFTH FLOOR, ST. LOUIS, MISSOURI, ATTENTION: CHIEF FINANCIAL OFFICER.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

Appendix A-13

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.08, 4.06, 4.08 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Appendix A-14

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of, or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 herein and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(i) No Obligation of the Trustee or the Issuer.

(i) Neither the Trustee nor the Issuer shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee and the Issuer may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) Neither the Trustee nor the Issuer shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-15

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT

THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA)) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN BY IT WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW, AND NONE OF THE ISSUER, ANY GUARANTOR OR THEIR RESPECTIVE AFFILIATES IS ACTING, OR WILL ACT, AS ITS FIDUCIARY, OR IS UNDERTAKING TO PROVIDE OR BEING RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE DECISION TO ACQUIRE AND HOLD THE NOTES.

Exhibit A-2

[Definitive Note Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUER AGREES TO PROVIDE TO THE HOLDER, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: 7676 FORSYTH BOULEVARD, FIFTH FLOOR, ST. LOUIS, MISSOURI, ATTENTION: CHIEF FINANCIAL OFFICER.

Exhibit A-3

[FORM OF INITIAL NOTE]

ADVANTAGE SALES & MARKETING INC.

No. [ ]	144A CUSIP No. 00775D AC8
144A ISIN No. US00775DAC83
REG S CUSIP No. U0080U AC7
REG S ISIN No. USU0080UAC72
IAI CUSIP No. 00775D AD6
IAI ISIN No. US00775DAD66
$[ ]

9.000% Senior Secured Note due 2030

Advantage Sales & Marketing Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [    ] (as such sum may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note attached hereto) on November 15, 2030.

Interest Payment Dates: May 15 and November 15, commencing [  ]1

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

[1]	To be May 15, 2026 for Initial Notes.

Exhibit A-4

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ADVANTAGE SALES & MARKETING INC.
By:
Name:
Title:

Dated:

Exhibit A-5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exhibit A-6

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9.000% Senior Secured Note Due 2030

1.	Interest

Advantage Sales & Marketing Inc. (hereinafter referred to as the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on May 15 and November 15 of each year (each an “Interest Payment Date”), commencing [ ]2. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 11, 2026, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate that is 1.00% higher than the then applicable interest rate on the Note per annum, and it shall pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on each May 1 or November 1 (whether or not a Business Day) (each a “Record Date”) immediately preceding each Interest Payment Date, even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by such holder with a bank in the United States of America if such holder elects payment by wire transfer by giving written notice to the Trustee (as defined below) or Paying Agent to such effect, and designating such account, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or Registrar and to the Trustee. The Issuer or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

[2]	To be May 15, 2026 for Initial Notes.

Exhibit A-7

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of March 11, 2026 (as amended and/or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, the Trustee and Wilmington Trust, National Association, as Collateral Agent. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of certain capital stock of the Issuer and such Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture and any Guarantor that executes a Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior secured basis, pursuant to the terms of the Indenture.

5.	Redemption

Following the Issue Date, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notice of any redemption upon any transaction or event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction or other event.

Exhibit A-8

At any time, in connection with (x) any offer to purchase the Notes or (y) any offer to exchange all (but not less than all) Notes for consideration consisting of cash, debt securities, or any combination thereof (in each case, including pursuant to any tender offer or exchange offer, a Change of Control Offer, Alternate Offer or Asset Sale Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes are purchased or exchanged by the Issuer, or any third party purchasing, exchanging or acquiring in lieu of the Issuer, all of the holders of the Notes will be deemed to have consented to such tender or other offer, and accordingly, the Issuer or such third party will have the right, upon notice as described in Paragraph 7 of this Note, to purchase or exchange, as applicable, all Notes that remain outstanding following such initial purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the same price offered to such holders in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer in which the early tender deadline has expired, or accrued and unpaid interest paid to such holders), or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer (excluding any early exchange premium, to the extent paid in connection with an exchange offer in which the early exchange deadline has expired, or accrued and unpaid interest paid to such holders), plus, in each case, accrued and unpaid interest, if any, on such Notes to, but excluding, the date of purchase, or exchange (subject to the right of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the date of purchase or exchange) (such transaction, a “Payoff Transaction”).

The Notes of any series may be optionally redeemed in whole or in part pursuant to Sections 3.01 and 3.05 of the Indenture before the Notes of any other series are optionally redeemed in whole (or at all) pursuant to Sections 3.01 and 3.05 of the Indenture.

6.	Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.	Notice of Redemption

Notices for redemption shall be given as set forth in Section 3.05 of the Indenture.

8.	Repurchase of Notes at the Option of the Holders upon Excess Cash Flow, Change of Control and Asset Sales

If the Issuer generates Excess Cash Flow, the Issuer may be required to offer to repurchase the Notes as required by the Indenture.

If a Change of Control occurs, the Issuer may be required to offer to repurchase the Notes as required by the Indenture.

Following the occurrence of certain Asset Sales, the Issuer may be required to offer to repurchase the Notes as required by the Indenture.

Exhibit A-9

9.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

10.	Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and each Paying Agent shall pay the money back to the Issuer at its written request unless an applicable abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes, the Indenture and the Security Documents if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.	Amendment; Waiver

Subject to certain exceptions, the Indenture, the Notes or any guarantee may be amended, supplemented or waived in accordance with Article IX of the Indenture.

14.	Defaults and Remedies

The Notes are subject to the Defaults and Events of Default set forth in Article VI of the Indenture. The Issuer is required to deliver to the Trustee annually (beginning with the fiscal year ending December 31, 2027) a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default (unless such Default or Event of Default has been cured or waived), to deliver to the Trustee a statement specifying such Default or Event of Default as further provided in Section 4.09 of the Indenture.

Exhibit A-10

15.	Trustee and Collateral Agent Dealings with the Issuer

The Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent.

16.	No Recourse Against Others

No director, officer, employee, manager, independent contractor, consultant, distributor, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture the Guarantees or the Security Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Security

The Notes shall be secured by first-priority Liens in the Fixed Asset Collateral and second-priority Liens in the Current Asset Collateral, in each case subject to Permitted Liens, on the terms and conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreements. The Collateral Agent holds a Lien in the Collateral for the benefit of the Trustee and the holders, in each case pursuant to the Security Documents.

Exhibit A-11

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Exhibit A-12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-13

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-14

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-15

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-16

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-17

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales), Section 4.08 (Change of Control) or Section 4.16 (Excess Cash Flow Offers) of the Indenture, check the box:

Change of Control  ☐      Asset Sale  ☐       Excess Cash Flow Offer  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales), Section 4.08 (Change of Control) or Section 4.16 (Excess Cash Flow Offers) of the Indenture, state the amount ($1.00 or any integral multiple of $1.00 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit A-18

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

Wilmington Trust, National Association

277 Park Avenue, Floor 25

New York, NY 10172

Attention: Advantage Sales & Marketing Notes Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[ ] principal amount of the 9.000% Senior Secured Notes due 2030 (the “Notes”) of Advantage Sales & Marketing Inc. (with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective

Exhibit B-1

registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE: ,

By:

Exhibit B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

[__________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], among ADVANTAGE SALES & MARKETING INC., a Delaware corporation (the “Issuer”), [GUARANTOR] (the “New Guarantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer, the guarantors party thereto and the Trustee have heretofore executed an indenture, dated as of March 11, 2026 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 9.000% Senior Secured Notes due 2030 (the “Notes”), initially in the aggregate principal amount of $559,128,783;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent and the Issuer are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 14.02 of the Indenture.

Exhibit C-1

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee and Collateral Agent Make No Representation. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Supplemental Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

Exhibit C-2

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ADVANTAGE SALES & MARKETING INC.

By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor

By:
Name: [ ]
Title: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name: [ ]
Title: [ ]

Exhibit C-3

EXHIBIT D

[FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT]

[See attached.]

Exhibit D-1

FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of [__], between Bank of America, N.A., in its capacity as collateral agent under the Super Priority Credit Agreement, as Representative for the Super Priority Credit Agreement Secured Parties (in such capacity, the “Super Priority Collateral Agent”), Wilmington Trust, National Association, in its capacity as collateral agent under the Super Priority Notes Indenture, as Representative for the Super Priority Notes Secured Parties (in such capacity, the “Super Priority Notes Collateral Agent”), and [__], in its capacity as [__] under the Second Lien [__], as Representative for the Initial Second Priority Secured Parties (the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.24. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Super Priority Credit Agreement, Super Priority Notes Indenture and the Second Lien [__], as applicable.

A. Advantage Sales & Marketing Inc., a Delaware corporation (the “Initial Borrower”) is party to (i) that certain Super Priority Credit Agreement dated as of March 11, 2026 (as further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Super Priority Credit Agreement”), among the Borrower, Karman Intermediate Corp., a Delaware corporation (“Holdings”), each lender from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent and (ii) that certain Indenture dated as of March 11, 2026 (as further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Super Priority Notes Indenture”), among the Borrower, Holdings, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent.

B. Holdings and the Borrower are party to that certain Second Lien [__] (as amended, restated, supplemented, waived, refinanced, or otherwise modified from time to time, the “[__]”) dated as of [__], among the Borrower, Holdings, the other Grantors party thereto and [__], as [__].

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of March 11, 2026, by and among the Super Priority Collateral Agent, the Super Priority Notes Collateral Agent, Bank of America, N.A., as administrative agent and collateral agent under the ABL Credit Agreement (as described therein) and each additional agent from time to time party thereto, and acknowledged by the Grantors party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Additional Second Priority Debt” shall mean any Indebtedness that is incurred, issued or guaranteed by any Grantor (other than any Indebtedness constituting Initial Second Lien Debt Obligations) which Indebtedness and guaranties are secured by Liens on the Second Priority Collateral (or a portion thereof) having the same or junior priority (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) or junior priority as the Liens securing the Initial Second Lien Debt Obligations; provided, however that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.24 hereof, (B) a Second Lien Intercreditor Agreement pursuant to, and by satisfying the additional conditions set forth therein, and (C) the ABL Intercreditor Agreement pursuant to, and by satisfying the additional conditions set forth therein; provided further, that if such Indebtedness will be the initial Additional Second Priority Debt incurred or issued by any Grantor after the Effective Date, then the Initial Second Lien Representative and the Representative for the holders of such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and the Grantors shall have acknowledged the same. Additional Second Priority Debt shall include Registered Equivalent Notes and guaranties thereof by any Grantors issued in exchange therefor.

“Additional Second Priority Debt Documents” shall mean, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness, including the Additional Second Priority Debt Facility related thereto, or the Liens securing such Indebtedness, including the Second Priority Security Documents related thereto, in each case as the same may be amended, amended and restated, waived, modified, replaced, Refinanced or supplemented in each case in any manner not prohibited by this Agreement.

“Additional Second Priority Debt Facility” shall mean each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” shall mean, with respect to any series, issue or class of Additional Second Priority Debt, (a) all principal of, and premium and interest, fees and expenses (including, without limitation, any interest, fees or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding), payable with respect to, such Additional Second Priority Debt and (b) all other amounts payable to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents.

“Additional Second Priority Secured Parties” shall mean, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other Additional Second Priority Debt obligation, the Representatives with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Second Priority Debt Documents.

“Additional Senior Priority Debt” shall mean any Indebtedness that is incurred, issued or guaranteed by any Grantor (other than any Indebtedness constituting Super Priority Credit Agreement Obligations and the Super Priority Notes Obligations) which Indebtedness and guaranties are secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same or junior priority (but without regard to control of remedies) as the Liens securing the Super Priority Credit Agreement Obligations and the Super Priority Notes Obligations; provided, however that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.24 hereof, (B) the Super Priority Intercreditor Agreement pursuant to, and by satisfying the additional conditions set forth therein and (C) the ABL Intercreditor Agreement pursuant to, and by satisfying the additional conditions set forth therein. Additional Senior Priority Debt shall include Registered Equivalent Notes and guaranties thereof by any Grantors issued in exchange therefor.

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“Additional Senior Priority Debt Documents” shall mean, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness, including the Additional Senior Priority Debt Facility related thereto, or the Liens securing such Indebtedness, including the Senior Priority Security Documents related thereto, in each case as the same may be amended, amended and restated, waived, modified, replaced, Refinanced or supplemented in each case in any manner not prohibited by this Agreement.

“Additional Senior Priority Debt Facility” shall mean each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Senior Priority Debt.

“Additional Senior Priority Obligations” shall mean, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all principal of, and premium and interest, fees and expenses (including, without limitation, any interest, fees or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding), payable with respect to, such Additional Senior Priority Debt and (b) all other amounts payable to the related Additional Senior Priority Secured Parties under the related Additional Senior Priority Debt Documents.

“Additional Senior Priority Secured Parties” shall mean, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other Additional Senior Priority Obligation, the Representatives with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Senior Priority Debt Documents.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 USC § 101, et seq., as amended from time to time.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of assets and/or liabilities of a Grantor and/or its affiliates, or any similar law relating to or affecting creditors’ rights generally.

“Borrower” shall have the meaning set forth in the recitals hereto and shall include any Successor Borrower under and as defined in the Super Priority Credit Agreement, any successor issuer under the Super Priority Notes Indenture and any Successor [Borrower][Issuer] under and as defined in the Second Lien [___].

“Class Debt” has the meaning assigned to such term in Section 8.24.

“Class Debt Parties” has the meaning assigned to such term in Section 8.24.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.24.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Priority Collateral and Second Priority Collateral, including without limitation any assets in which the Designated Senior Priority Representative or the Designated Second Priority Representative is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

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“Comparable Second Priority Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Priority Debt Document, those Second Priority Security Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Control Collateral” means any Common Collateral consisting of any Certificated Security, Instrument (each as defined in the Uniform Commercial Code as from time to time in effect in the State of New York), rights, cash and any other Common Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Debt Documents” means either the Senior Priority Debt Documents or the Second Priority Debt Documents.

“Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility.

“Designated Representative” means either the Designated Senior Priority Representative or the Designated Second Priority Representative.

“Designated Second Priority Representative” means (i) the Initial Second Lien Representative, so long as the Second Lien [__] is the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Second Lien Intercreditor Agreement or, if there is more than one Second Lien Intercreditor Agreement as determined pursuant to all such Second Lien Intercreditor Agreements) at such time.

“Designated Senior Priority Representative” means the “Controlling Collateral Agent” (as defined in the Super Priority Intercreditor Agreement) at such time.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Second Priority Obligations” shall mean payment in full in cash and/or such other form of consideration as may be agreed to in writing by the Second Priority Secured Parties (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Second Priority Obligations and the termination of all commitments of the Second Priority Secured Parties under the Second Priority Debt Documents; provided that the Discharge of Second Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Priority Obligations that constitute an exchange or replacement for, or a Refinancing of, such Obligations or Second Priority Obligations. In the event the Second Priority Obligations are modified and are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other Bankruptcy Law, the Second Priority Obligations shall be deemed to be discharged when the final payment is made, in cash and/or such other form of consideration as may be agreed to in writing by the Second Priority Secured Parties, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Senior Priority Obligations” shall mean, except to the extent otherwise provided in Section 5.6 and Section 6.3, payment in full in cash and/or such other form of consideration as may be agreed to in writing by the Senior Priority Secured Parties (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Senior Priority Obligations,

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with respect to letters of credit or letter of credit guaranties outstanding under the Senior Priority Debt Documents, if any, delivery of cash collateral or backstop letters of credit acceptable to the applicable Senior Priority Representative and issuing bank (but in any event no greater than 103% of the aggregate undrawn face amount), and with respect to Secured Hedge Agreements, the making of alternative arrangements acceptable to the Hedge Banks thereunder (provided that, in the case of any Secured Hedge Agreement, in no event shall any Grantor pay an amount in excess of the amount that would be payable by such Grantor under such Secured Hedge Agreement if such Grantor were to terminate such Secured Hedge Agreement), in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the Senior Priority Secured Parties under the Senior Priority Debt Documents; provided that the Discharge of Senior Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Priority Obligations that constitute an exchange or replacement for, or a Refinancing of, such Obligations or Senior Priority Obligations. In the event the Senior Priority Obligations are modified and are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other Bankruptcy Law, the Senior Priority Obligations shall be deemed to be discharged when the final payment is made, in cash and/or such other form of consideration as may be agreed to in writing by the Senior Priority Secured Parties, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Effective Date” means [___].

“Grantors” shall mean the Borrower and each other Loan Party (as defined in the Super Priority Credit Agreement) that has granted a security interest pursuant to any Security Document to secure any Secured Obligations.

“Holdings” shall have the meaning set forth in the recitals herein.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Lien [__], the Super Priority Credit Agreement or the Super Priority Notes Indenture.

“Initial Second Lien Debt Obligations” shall mean all [“Secured Obligations”] as defined in the Security Agreement (as defined in the Second Lien [__].

“Initial Second Lien Debt Documents” means the Second Lien [___] and the other [“Loan Documents”][“Note Documents”] as defined in the Second Lien [__].

“Initial Second Priority Secured Parties” shall mean the [“Secured Parties”] as defined in the Second Lien [__].

“Insolvency or Liquidation Proceeding” shall mean:

(1) any voluntary or involuntary case or proceeding commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership, assignment for the benefit of creditors, or liquidation relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether voluntary or involuntary and whether or not involving bankruptcy or insolvency; or

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(3) any other case or proceeding of any type or nature, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall have the meaning assigned to such term in the Super Priority Credit Agreement.

“New Agent” shall have the meaning set forth in Section 5.6.

“Payment Discharge” shall have the meaning set forth in Section 5.1(a).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government or governmental unit, and any political subdivision, agency or instrumentality thereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or similar dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law.

“Recovery” shall have the meaning set forth in Section 6.3.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, restructure, replace, defease, amend, increase, modify, supplement or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, noteholders, creditors, agents, borrowers, issuers and/or guarantors, and included in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated, in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.

“Reinstatement” shall have the meaning set forth in Section 5.6.

“Representatives” means the Senior Priority Representatives and the Second Priority Representatives.

“Second Lien [__]” shall have the meaning set forth in the recitals hereto.

“Second Lien Intercreditor Agreement” shall mean (i) the “Equal Priority Intercreditor Agreement” and/or the “Junior Lien Intercreditor Agreement” as defined in the Second Lien [__] or (ii) one or more customary intercreditor agreements in form and substance reasonably acceptable to the Second Priority Representative with respect to each Second Priority Debt Facility initially party thereto and covered thereby and to the Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal or junior priority (but without regard to the control of remedies) or junior priority as the Liens securing the Initial Second Lien Debt Obligations.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.24.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.24.

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“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.24.

“Second Priority Collateral” means any “Collateral” (or equivalent term) as defined in any Initial Second Lien Debt Documents or any other Second Priority Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Security Document as security for any Second Priority Debt Obligation.

“Second Priority Debt Documents” means (a) the Initial Second Lien Debt Documents and (b) any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Second Lien [__] and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Lien Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the Second Priority Debt Facility for which the Designated Second Priority Representative has been named as Representative) and (ii) the Designated Senior Priority Representative’s receipt of written notice from the Designated Second Priority Representative certifying that (x) an Event of Default (under and as defined in such Second Priority Debt Facility) has occurred and is continuing and (y) the Second Priority Obligations under the related Second Priority Debt Documents are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Second Priority Debt Facility; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time any Senior Priority Representative or any Senior Priority Secured Parties have commenced and are diligently pursuing any enforcement action with respect to the Common Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, (3) at any time the Senior Priority Representative is stayed from pursuing any enforcement action under the ABL Intercreditor Agreement, or (4) if the acceleration of the Second Priority Obligations (if any) under the related Second Priority Debt Documents is rescinded in accordance with the terms of such Second Priority Debt Facility.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of the Second Priority Secured Parties under the Second Priority Security Documents.

“Second Priority Obligations” means the Initial Second Lien Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Representative” means (i) in the case of any Initial Second Lien Debt Obligations or the Initial Second Priority Secured Parties, the Initial Second Lien Representative and (ii) in the case of any Additional Second Priority Debt Facility and the Additional Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility.

“Second Priority Secured Parties” means the Initial Second Priority Secured Parties and any Additional Second Priority Secured Parties.

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“Second Priority Security Documents” means the “Collateral Documents” as defined in the Second Lien [__] and each of the security agreements and other instruments and documents executed and delivered by any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Security Documents” means the Senior Priority Security Documents and the Second Priority Security Documents.

“Senior Priority Class Debt” has the meaning assigned to such term in Section 8.24.

“Senior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.24.

“Senior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.24.

“Senior Priority Collateral” means any “Collateral” (or equivalent term) as defined in any Super Priority Credit Agreement Credit Document, any Super Priority Notes Document or any other Senior Priority Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Security Document as security for any Senior Priority Obligation.

“Senior Priority Debt Documents” means (a) the Super Priority Credit Agreement Credit Documents, (b) the Super Priority Notes Documents and (c) any Additional Senior Priority Debt Documents.

“Senior Priority Debt Facilities” means the Super Priority Credit Agreement, the Super Priority Notes Indenture (and the notes issued thereunder) and any Additional Senior Priority Debt Facilities.

“Senior Priority Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Security Documents.

“Senior Priority Obligations” means the Super Priority Credit Agreement Obligations, the Super Priority Notes Obligations and any Additional Senior Priority Debt Obligations.

“Senior Priority Representative” means (i) in the case of any Super Priority Credit Agreement Obligations or the Super Priority Credit Agreement Secured Parties, the Super Priority Collateral Agent, (ii) in the case of any Super Priority Notes Obligations or the Super Priority Notes Secured Parties, the Super Priority Notes Collateral Agent and (iii) in the case of any Additional Senior Priority Debt Facility and the Additional Senior Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility.

“Senior Priority Secured Parties” means the Super Priority Credit Agreement Secured Parties, the Super Priority Notes Secured Parties and any Additional Senior Priority Secured Parties.

“Senior Priority Security Documents” means the “Collateral Documents” as defined in the Super Priority Credit Agreement, the “Security Documents” as defined in the Super Priority Notes Indenture and each of the security agreements and other instruments and documents executed and delivered by any Grantor for purposes of providing collateral security for any Senior Priority Obligation.

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“Subsidiary” shall mean any “Subsidiary” of the Borrower as defined in the Super Priority Credit Agreement, the Super Priority Notes Indenture or the Second Lien [__].

“Super Priority Collateral Agent” shall mean Bank of America, N.A. in its capacity as collateral agent for the lenders and other secured parties under the Super Priority Credit Agreement and the other Super Priority Credit Agreement Credit Documents entered into pursuant to the Super Priority Credit Agreement, together with its successors and permitted assigns under the Super Priority Credit Agreement exercising substantially the same rights and powers.

“Super Priority Credit Agreement” shall have the meaning set forth in the recitals herein.

“Super Priority Credit Agreement Credit Documents” means the Super Priority Credit Agreement and each other “Loan Document” as defined in the Super Priority Credit Agreement.

“Super Priority Credit Agreement Obligations” means the “Obligations” as defined in the Super Priority Credit Agreement.

“Super Priority Credit Agreement Secured Parties” shall mean the Secured Parties as defined in the Super Priority Credit Agreement.

“Super Priority Intercreditor Agreement” shall mean (i) the Pari Passu Intercreditor Agreement, dated as of March 11, 2026, by and between the Super Priority Collateral Agent and the Super Priority Notes Collateral Agent (as amended, restated or otherwise modified from time to time) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Senior Priority Representative with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into and to the Borrower, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to control of remedies, other than as provided by the terms of such agreement).

“Super Priority Notes Collateral Agent” shall mean Wilmington Trust, National Association in its capacity as collateral agent for the noteholders and other secured parties under the Super Priority Notes Indenture and the other Super Priority Notes Credit Documents entered into pursuant to the Super Priority Notes Indenture, together with its successors and permitted assigns under the Super Priority Notes Indenture.

“Super Priority Notes Documents” means the Super Priority Notes Indenture, the notes issued thereunder, the collateral documents thereunder and those other ancillary agreements as to which the Super Priority Notes Collateral Agent or any other Super Priority Notes Secured Party is a party or a beneficiary.

“Super Priority Notes Indenture” shall have the meaning set forth in the recitals herein.

“Super Priority Notes Obligations” means the [“Notes Obligations”] as defined in the Super Priority Notes Indenture.

“Super Priority Notes Secured Parties” shall mean the [Secured Parties] as defined in the Super Priority Notes Indenture.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

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1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2 Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Second Priority Representative or the Second Priority Secured Parties on the Common Collateral or of any Liens granted to any Senior Priority Representative or the Senior Priority Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable Bankruptcy Law or other applicable law, the Second Priority Debt Documents or the Senior Priority Debt Documents, (iii) whether any Senior Priority Representative, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, hereby agrees that: (a) any Lien on the Common Collateral securing or purporting to secure any Senior Priority Obligations now or hereafter held by or on behalf of any Senior Priority Representative or any Senior Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior and prior to any Lien on the Common Collateral securing or purporting to secure any Second Priority Obligations in all respects, and (b) any Lien on the Common Collateral securing or purporting to secure any Second Priority Obligations now or hereafter held by or on behalf of any Second Priority Representative or any Second Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing or purporting to secure any Senior Priority Obligations. All Liens on the Common Collateral securing or purporting to secure any Senior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing or purporting to secure any Second Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person. Each Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Debt Facility, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the Senior Priority Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Common Collateral securing or purporting to secure any Second Priority Obligations for all purposes regardless of whether the Lien purported to be granted is found to be, or avoided as, improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

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2.2. Prohibition on Contesting Liens.

(a) Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Debt Facility, agrees that (i) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing, or the allowability of any claims asserted with respect to, any Senior Priority Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative or any of the Senior Priority Secured Parties or any agent or trustee therefor in any Senior Priority Collateral or Common Collateral and (ii) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by any Senior Priority Representative or any Senior Priority Secured Parties relating to the lawful enforcement of any Senior Priority Lien on Common Collateral or Senior Priority Collateral.

(b) Each Senior Priority Representative, for itself and on behalf of each applicable Senior Priority Secured Party under its Debt Facility, agrees that (i) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing, or the allowability of any claims asserted with respect to, any Second Priority Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Secured Parties or any agent or trustee therefor in any Second Priority Collateral or Common Collateral and (ii) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by any Second Priority Representative or any Second Priority Secured Parties relating to the lawful enforcement of any Second Priority Lien on Common Collateral or Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Priority Obligations as provided in Section 2.1) or any of the Senior Priority Debt Documents.

2.3. No New Liens. So long as the Discharge of Senior Priority Obligations has not occurred, the parties hereto agree that, after the date hereof, (i) none of the Grantors shall grant any additional Liens on any asset or property of any Grantor to secure any Second Lien Priority Debt Obligation unless it has also granted, or substantially concurrently therewith also grants, a lien on such asset or property of such Grantor to secure the Senior Obligations and (ii) no Second Priority Representative shall acquire or hold any Lien on any assets of the Borrower or any other Grantor (and neither the Borrower nor any Grantor shall grant such Lien) securing any Second Priority Obligations that are not also subject to a Senior Priority Lien in respect of the Senior Priority Obligations under the Senior Priority Debt Documents. If any Second Priority Representative shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Borrower or any other Grantor that is not also subject to the Senior Priority Lien in respect of the Senior Priority Obligations under the Senior Priority Debt Documents, then such Second Priority Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of each Senior Priority Representative as security for the Senior Priority Obligations (subject to the lien priority and other terms hereof) and shall use commercially reasonable efforts to promptly notify each Senior Priority Representative in writing of such Lien and in any event take such actions as may be requested by any Senior Priority Representative to subordinate or release such Lien to such Senior Priority Representative (and/or its designee) as security for the applicable Senior Priority Obligations. The parties hereto further agree that so long as the Discharge of Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Grantors, if any Second Priority Secured Party shall hold any Lien on any assets of any Grantor securing any Second Priority Obligation which assets are not also subject to the first priority Lien of the Senior Priority Secured Parties under the Senior Priority Debt Documents, then, without limiting any other rights and remedies available to the Senior

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Priority Representative or the Senior Priority Secured Parties, the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that any amounts received by or distributed to any Second Priority Representative or Second Priority Secured Party pursuant to or as a result of Liens so granted shall be subject to Section 4.1 and Section 4.2.

2.4. Perfection of Liens. Except as expressly set forth in Section 5.5 hereof, neither any Senior Priority Representative nor any Senior Priority Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of any Second Priority Representative or any other Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on any Senior Priority Representative, the Senior Priority Secured Parties, any Second Priority Representative or the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3 Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) each Second Priority Representative and each Second Priority Secured Party (x) from the date hereof until the occurrence of the Second Priority Enforcement Date will not exercise or seek to exercise any rights or remedies (including, but not limited to, setoff, recoupment, and the right to credit bid debt, if any) with respect to any Common Collateral or any other Senior Priority Collateral or any other security in respect of any applicable Second Priority Obligations, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) will not contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral or any other collateral by any Senior Priority Representative or any Senior Priority Secured Party in respect of the Senior Priority Obligations, the exercise of any right by any Senior Priority Representative or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Priority Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Representative or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Common Collateral or any other collateral under the Senior Priority Debt Documents or otherwise in respect of the Senior Priority Obligations, and (z) will not object to any waiver or forbearance by the Senior Priority Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Priority Obligations and (ii) except as otherwise provided herein, the Senior Priority Representatives and the Senior Priority Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including, but not limited to, setoff, recoupment, and any right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Common Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Second Priority Representative may file a proof of claim or statement of interest with respect to the Second Priority Obligations, (B) each Second Priority Representative may take any action (not adverse to the prior Liens on the Common Collateral securing the

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Senior Priority Obligations, or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof), including sending such notices of the existence of, or any evidence or confirmation of, the Second Priority Obligations or the Liens of Second Priority Representative in the Common Collateral to any court or governmental agency, or file or record any such notice or evidence, in order to prove, preserve, or protect (but not enforce) its rights in, including the perfection and priority of any Lien on, the Common Collateral, (C) the Second Priority Secured Parties shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties, including without limitation any claims secured by the Common Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (D) subject to Section 5.4, the Second Priority Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the applicable Bankruptcy Law or applicable non-bankruptcy law, in each case if not otherwise in contravention of, or inconsistent with, the terms of this Agreement, and (E) the Designated Second Priority Representative or any Second Priority Secured Party under its Debt Facility may exercise any of its rights or remedies with respect to the Common Collateral upon the occurrence and during the effective continuation of the Second Priority Enforcement Date (in each case (A) through (E) above to the extent such action is not inconsistent with the terms or priorities set forth in this Agreement). In exercising rights and remedies with respect to the Senior Priority Collateral or Common Collateral, the Senior Priority Representatives and the Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Priority Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including, but not limited to, setoff, recoupment, or the right to credit bid debt) with respect to any Common Collateral in respect of the applicable Second Priority Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Priority Obligations has occurred, except as expressly provided in the proviso in Section 3.1(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Common Collateral is a Lien on the Common Collateral in respect of the applicable Second Priority Obligations pursuant to the Second Priority Debt Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Priority Obligations has occurred.

(c) Subject to the proviso in Section 3.1(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Debt Facility, agrees that none of such Second Priority Representative or such Second Priority Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by any Senior Priority Representative or the Senior Priority Secured Parties with respect to the Common Collateral, the Senior Priority Collateral or any other collateral under the Senior Priority Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, the Senior Priority Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor, including, but not limited to, any rights to

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“adequate protection” (as such term is defined in Section 361 of the Bankruptcy Code) (except as set forth in Section 6.2 below) in any Insolvency or Liquidation Proceeding, or otherwise to object to the manner in which any Senior Priority Representative or the Senior Priority Secured Parties seek to enforce or collect the Senior Priority Obligations or the Liens granted in any of the Senior Priority Collateral or Common Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or the Senior Priority Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Representative and each Second Priority Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of any Senior Priority Representative or the Senior Priority Secured Parties with respect to the Senior Priority Collateral or Common Collateral as set forth in this Agreement and the Senior Priority Debt Documents.

(e) So long as the Discharge of Senior Priority Obligations has not occurred, each Second Priority Representative, on behalf of itself and the Second Priority Secured Parties under its Debt Facility, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under any applicable law, including, but not limited to, the Bankruptcy Code or other Bankruptcy Law, with respect to the Common Collateral or any other similar rights a junior secured creditor may have under such applicable law.

3.2. Cooperation. Subject to the proviso in Section 3.1(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, agrees that, unless and until the Discharge of Senior Priority Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Debt Documents or otherwise in respect of the applicable Second Priority Obligations.

3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to take, or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create a conclusive presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party sought by the Senior Priority Secured Parties, whether by injunction, specific performance, and/or any other equitable or other relief, is necessary to prevent irreparable harm to the Senior Priority Secured Parties, it being understood and agreed by each Second Priority Representative on behalf of each applicable Second Priority Secured Party that (i) the Senior Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Priority Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4 Payments.

4.1. Application of Proceeds. So long as the Discharge of Senior Priority Obligations has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Obligations or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the Senior Priority Representatives to the Senior Priority Obligations in such order as specified

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in the relevant Senior Priority Debt Documents unless and until the Discharge of Senior Priority Obligations has occurred. Upon the Discharge of Senior Priority Obligations, subject to the proviso of Section 5.1(a)(y) and subject to Section 5.6 hereof, each Senior Priority Representative, at the cost and expense of Borrower, shall deliver promptly to the Designated Second Priority Representative any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2. Payments Over. Any Common Collateral or Senior Priority Collateral or other collateral or proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including, but not limited to, setoff, recoupment, or credit bid), under the ABL Intercreditor Agreement, or in any Insolvency or Liquidation Proceeding relating to the Common Collateral or such other collateral not expressly permitted by this Agreement or prior to the Discharge of Senior Priority Obligations, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Priority Representative (and/or its designees) for the benefit of the Senior Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Senior Priority Representative is hereby authorized to make any such endorsements as agent for any Second Priority Representative or any such Second Priority Secured Party. Such authorization is coupled with an interest and is irrevocable.

SECTION 5 Other Agreements.

5.1. Releases.

(a) (x) If, at any time any Grantor or any Senior Priority Secured Party delivers notice to the Designated Second Priority Representative with respect to any specified Common Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A) such specified Common Collateral has been or is being sold, transferred or otherwise disposed of in connection with a Disposition by the owner of such Common Collateral in a transaction permitted under the Senior Priority Debt Documents and the Second Priority Debt Documents; or

(B) the Senior Priority Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the Senior Priority Debt Documents and the Second Priority Debt Documents (in each case, pursuant to, and in accordance with, the Senior Priority Debt Documents and the Second Priority Debt Documents); or

(C) the Senior Priority Liens thereon have been or are being otherwise released in connection with the exercise of remedies by the Senior Priority Representatives with respect to the Common Collateral after the occurrence and during the continuation of an event of default under the Senior Priority Debt Documents (unless, in the case of clause (C) of this Section 5.1(a)(x), such release occurs in connection with, and after giving effect to, a Discharge of Senior Priority Obligations, which discharge is not in connection with a foreclosure of, or any other exercise of remedies with respect to, Common Collateral by the Senior Priority Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies or a sale or other disposition generating sufficient proceeds to cause the Discharge of Senior Priority Obligations, a “Payment Discharge”)),

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then the Second Priority Liens upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Priority Obligations are released and discharged (provided that in the case of a Payment Discharge, the Liens on any Common Collateral disposed of in connection with the satisfaction in whole or in part of Senior Priority Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of Senior Priority Obligations or otherwise in accordance with the Second Priority Debt Documents shall be subject to Second Priority Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Designated Second Priority Representative of a notice from the Designated Senior Priority Representative stating that any such release of Liens securing or supporting the Senior Priority Obligations has become effective (or shall become effective upon each Second Priority Representative’s release), each Second Priority Representative will promptly, at the Borrower’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the Senior Priority Representatives in connection with such release.

(y) In the event of a Payment Discharge, the Second Priority Liens on Common Collateral owned by the Borrower or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to any Second Lien Intercreditor Agreement and subject to Liens permitted by the Second Priority Debt Documents); provided that if the Borrower or the Grantors incur at any time thereafter any new or replacement Senior Priority Obligations permitted under the Second Priority Debt Documents, then the provisions of Section 5.6 shall apply as if a Refinancing of Senior Priority Obligations had occurred.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Priority Representative and any officer or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such holder or in the Designated Senior Priority Representative’s own name, from time to time in the Designated Senior Priority Representative’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Priority Obligations has occurred, each Second Priority Representative for itself and on behalf of each Second Priority Secured Party under its Debt Facility, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the payment of Senior Priority Obligations pursuant to the Senior Priority Debt Documents.

(d) Notwithstanding anything to the contrary in any Second Priority Security Document, in the event the terms of a Senior Priority Security Document and a Second Priority Security Document each require any Grantor (i) to make payment in respect of any item of Common Collateral, (ii) to deliver or afford control over any item of Common Collateral to, or deposit any item of Common Collateral with, (iii) to register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) to cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, such Person as the entitlement holder with respect thereto, (v) to hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for

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multiple parties under applicable law), (vi) to obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) to obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both any Senior Priority Representative and/or Senior Priority Secured Party, on the one hand, and any Second Priority Representative and/or Second Priority Secured Party, on the other hand, such Grantor may, until the Discharge of Senior Priority Obligations has occurred, comply with such requirement under the Second Priority Security Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Priority Representative (unless such action may be taken with respect to, or in favor of, both the Designated Senior Priority Representative and the Designated Second Priority Representative).

5.2. Insurance. Unless and until the Discharge of Senior Priority Obligations has occurred, the Senior Priority Representatives and the Senior Priority Secured Parties shall have the sole and exclusive right, to the extent permitted by the Senior Priority Debt Documents and subject to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Priority Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, until the occurrence of the Discharge of Senior Priority Obligations, to the Designated Senior Priority Representative for the benefit of Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents, (b) second, after the occurrence of the Discharge of Senior Priority Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and (c) third, if no Second Priority Obligations or Senior Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the Designated Senior Priority Representative for the benefit of the Senior Priority Secured Parties and it shall forthwith pay such proceeds over to the Designated Senior Priority Representative in accordance with the terms of Section 4.2.

5.3. Amendments to Documents.

(a) So long as the Discharge of Senior Priority Obligations has not occurred, without the prior written consent of the Designated Senior Priority Representative, (i) no Second Priority Security Document may be amended, supplemented or otherwise modified or entered into to the extent any such amendment, supplement or modification would be prohibited by or inconsistent with any of the terms of this Agreement and (ii) no other Second Priority Debt Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Priority Debt Document, would contravene the provisions of this Agreement. Each Second Priority Representative agrees that each Second Priority Security Document shall include the following language (or language to similar effect approved by the Senior Priority Representatives):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the applicable Second Priority Representative pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to the Senior Priority Representative and the Senior Priority Secured Parties (as defined in the Intercreditor

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Agreement referred to below), including the liens and security interests granted to each of BANK OF AMERICA, N.A., as collateral agent, pursuant to or in connection with the Super Priority Credit Agreement, dated as of March 11, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among KARMAN INTERMEDIATE CORP., as holdings, Advantage Sales & Marketing Inc., as the borrower, the lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent, pursuant to or in connection with the Super Priority Notes Indenture, dated as of March 11, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among KARMAN INTERMEDIATE CORP., as holdings, Advantage Sales & Marketing Inc., as the issuer, the lenders from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee, and (ii) the exercise of any right or remedy by the Second Priority Representative hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of March 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among BANK OF AMERICA, N.A., as Super Priority Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Super Priority Notes Collateral Agent, [__], as Second Priority Representative, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement governing the exercise of any right or remedy by the Second Priority Representative hereunder, the terms of the Intercreditor Agreement shall govern and control.”

In addition, each Second Priority Representative, on behalf of the Second Priority Secured Parties under its Debt Facility, agrees that each mortgage, if applicable, covering any Common Collateral shall contain such other language as the Designated Senior Priority Representative may reasonably request to reflect the subordination of such mortgage to the Senior Priority Debt Document covering such Common Collateral.

(b) In the event that any Senior Priority Representative or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Security Document or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Security Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided that such amendment, waiver or consent does not (i) remove or release Second Priority Collateral, except to the extent that the release is required by Section 5.1(a)(x), (ii) increase the duties or liabilities or reduce the rights or immunities of any Second Priority Representative, without the prior written consent of such Second Priority Representative or (iii) materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the Senior Priority Secured Parties thereunder or therein. The applicable Senior Priority Representative or the Borrower shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Second Priority Representative no later than the tenth Business Day following the effective date of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Second Priority Security Document as set forth in this Section 5.3(c).

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5.4. Rights as Unsecured Creditors. Except as otherwise set forth in, barred by, or inconsistent with, this Agreement, the Second Priority Representatives and the Second Priority Secured Parties may exercise their rights and remedies, if any, as an unsecured creditor against the Borrower or any Grantor that has guaranteed the Second Priority Obligations in accordance with the terms of the applicable Second Priority Debt Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second Priority Representative or any Second Priority Secured Party of rights or remedies in respect of Common Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Second Priority Obligations held by any of them or Common Collateral or proceeds thereof received in any Insolvency or Liquidation Proceeding. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral, Senior Priority Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Obligations or otherwise, such judgment lien or any other lien shall be (i) subordinated to the Liens securing Senior Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Senior Priority Liens securing Senior Priority Obligations under this Agreement, and (ii) otherwise subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Priority Obligations subject to this Agreement. Nothing in this Agreement impairs, shall be construed to impair, or otherwise adversely affects any rights or remedies the Senior Priority Representatives or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.

5.5. Senior Priority Representative as Gratuitous Bailee for Perfection.

(a) Each Senior Priority Representative agrees to hold the Control Collateral in its possession or control (within the meaning of the UCC) (or in the possession or control of its agents or bailees) for the benefit and on behalf of each Second Priority Representative for the benefit of each Second Priority Secured Party under its Debt Facility and any assignee thereof solely for the purpose of perfecting by possession or control the security interest granted in such Control Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.

(b) Except as otherwise specifically provided herein (including, but not limited to, Sections 3.1 and 4.1), until the Discharge of Senior Priority Obligations has occurred, each Senior Priority Representative shall be entitled to manage, administer, or otherwise deal with the Control Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Debt Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to such Control Collateral shall at all times be subject to the terms of this Agreement.

(c) No Senior Priority Representative shall have any obligation whatsoever to any Second Priority Secured Party to assure that the Control Collateral is genuine or owned by the Grantors, that its lien is valid or perfected or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5(c). The duties or responsibilities of each Senior Priority Representative under this Section 5.5(c) shall be limited solely to holding the Control Collateral as gratuitous bailee for the benefit and on behalf of each Second Priority Representative and each Second Priority Secured Party for purposes of perfecting the Liens held by the Second Priority Secured Parties.

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(d) No Senior Priority Representative shall have, by reason of the Second Priority Debt Documents or this Agreement or any other document, any fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative and each Second Priority Secured Party hereby waives and releases each Senior Priority Representative from all claims and liabilities arising pursuant to such Senior Priority Representative’s role under this Section 5.5(d), as agent and gratuitous bailee with respect to the Common Collateral.

(e) Upon the Discharge of Senior Priority Obligations, each Senior Priority Representative shall upon Borrower’s written request, and at Borrower’s expense, (x) deliver to each Second Priority Representative written notice of the occurrence thereof (which notice may state that such Discharge of Senior Priority Obligations is subject to the provisions of this Agreement, including without limitation Sections 5.1(a)(y), 5.6 and 6.3 hereof) it being understood that until the delivery of such notice to a Second Priority Representative, such Second Priority Representative shall not be charged with knowledge of the Discharge of Senior Priority Obligations or required to take any actions based on such Discharge of Senior Priority Obligations, and (y) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, the remaining Control Collateral (if any) together with any necessary endorsements (or otherwise allow the Second Priority Representatives to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Priority Representatives for loss or damage suffered by any Senior Priority Representative as a result of such transfer except for loss or damage suffered by a Senior Priority Representative as a result of its own willful misconduct or gross negligence as determined in a final non-appealable order of a court of competent jurisdiction. No Senior Priority Representative has any obligation to follow instructions from any Second Priority Representative or any Second Priority Secured Party in contravention of this Agreement.

(f) Neither any Senior Priority Representative nor any of the Senior Priority Secured Parties shall be required to marshal any present or future collateral security for the Borrower’s or any Grantor’s obligations to such Senior Priority Representative or such Senior Priority Secured Parties under the applicable Senior Priority Debt Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. No Release in Event of Reinstatement. If at any time substantially in connection with or after the Discharge of Senior Priority Obligations the Borrower, either in connection therewith or thereafter, enters into any Refinancing of any Senior Priority Debt Document evidencing a Senior Priority Obligation, then such Discharge of Senior Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the Senior Priority Debt Documents and the Second Priority Debt Documents, and the obligations under such Refinancing shall automatically be treated as Senior Priority Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the related documents shall be treated as Senior Priority Debt Documents for all purposes of this Agreement and the trustee, administrative agent, collateral agent, security agent or similar agent under such Refinanced Senior Priority Debt Documents shall be a Senior Priority Representative for all purposes of this Agreement. Upon receipt of a written notice from the Borrower stating that the Borrower has entered into a new Senior Priority Debt Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), each Second Priority Representative shall promptly (at the expense of the Borrower) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Control Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Control Collateral). No Second Priority Representative shall be charged with knowledge of such Reinstatement until it receives written notice from the applicable Senior Priority Representative, New Agent or the Borrower of the occurrence of such Reinstatement.

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5.7. [Reserved].

SECTION 6 Insolvency or Liquidation Proceedings.

6.1. Financing Issues. Each Second Priority Representative and each other Second Priority Secured Party agrees that if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then prior to a Discharge of Senior Priority Obligations:

(a) if any Senior Priority Representative shall desire to permit the use of cash collateral or to permit the Borrower or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Second Priority Obligations, then each Second Priority Representative, on behalf of itself and each applicable Second Priority Secured Party under its Debt Facility, agrees that it will raise no objection to, will not support any objection to, and will not otherwise contest such use of, cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2 or as otherwise consented to in writing by the applicable Senior Priority Representative) and, to the extent the Liens securing the Senior Priority Obligations are subordinated to or are pari passu with the Liens securing such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to (i) the Liens securing such DIP Financing (and all obligations relating thereto); (ii) any adequate protection granted to any Senior Priority Representative or any Senior Priority Secured Parties in respect of the Senior Priority Obligations, and (iii) any “carve-out” for professional and United States Trustee fees agreed to by the applicable Senior Priority Representative, in each case, on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Senior Priority Liens securing the Senior Priority Obligations;

(b) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure, enforcement, or any other exercise of remedies, in respect of Senior Priority Obligations or the Senior Priority Collateral made by any Senior Priority Representative or any Senior Priority Secured Party;

(c) none of them will object to, or otherwise contest (or support any other Person contesting), any order pursuant to Section 363 of the Bankruptcy Code or other applicable Bankruptcy Law relating to a sale of assets of the Borrower or any Grantor to which any Senior Priority Representative has consented that provides, to the extent that sale is to be free and clear of any Liens, claims, or encumbrances, that the Liens securing the Senior Priority Obligations and the Second Priority Obligations will attach to the proceeds of any such sale with same priority as the existing Liens, in accordance with this Agreement, and if requested by the Designated Senior Priority Representative, each Second Priority Representative shall consent to the release of all Second Priority Liens in connection with such sale or other disposition; provided, however, that the Second Priority Secured Parties may assert any such objection to the bidding and related procedures proposed to be utilized in connection with such sale that could be asserted by an unsecured creditor (without limiting the foregoing, neither any Second Priority Representative nor any other Second Priority Secured Party may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code or any similar provision in any Bankruptcy Law to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); and provided further, however, that the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Common Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code or any similar provision in any Bankruptcy Law, so long as any such credit bid provides for the immediate payment in full in cash or other Discharge of Senior Priority Obligations;

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(d) none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, the Senior Priority Collateral or any other collateral without the prior written consent of the Designated Senior Priority Representative;

(e) none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by any Senior Priority Representative or any Senior Priority Secured Party for adequate protection or (ii) any objection by any Senior Priority Representative or any Senior Priority Secured Party to any motion, relief, action, or proceeding based on such Senior Priority Representative’s or such Senior Priority Secured Party’s claiming a lack of adequate protection;

(f) none of them will assert or attempt to enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision in any Bankruptcy Law senior to or on a parity with the Liens securing the Senior Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral or Senior Priority Collateral;

(g) none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by any Senior Priority Representative or any Senior Priority Secured Party of the right to credit bid Senior Priority Obligations at any sale of Common Collateral or Senior Priority Collateral (including in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code or any similar provision in any Bankruptcy Law);

(h) none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the Senior Priority Liens on Common Collateral or Senior Priority Collateral or the amount or allowability of the Senior Priority Obligations (and the Senior Priority Representatives and the Senior Priority Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of each Second Priority Representative and each other Second Priority Secured Party on the Common Collateral or the amount or allowability of the Second Priority Obligations in any Insolvency or Liquidation Proceeding, except to the extent otherwise set forth in this Agreement);

(i) to the extent that each Senior Priority Representatives has also done so on behalf of the Senior Priority Secured Parties under its Debt Facility, each of them shall waive their rights to have any administrative claim arising under Sections 503(b) and 507(b) of the Bankruptcy Code or any similar provision in any Bankruptcy Law attach to the proceeds of causes of action of the Grantors arising or enforceable under Sections 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code or any similar provision in any Bankruptcy Law, and the Second Priority Representative agrees that any superpriority administrative claim for adequate protection arising under Section 507(b) of the Bankruptcy Code or any similar provision in any Bankruptcy Law or otherwise may be satisfied by cash or the issuance of a debt or equity security in an amount equal to the value on the effective date of such claim in connection with any Plan of Reorganization; and

(j) none of them shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision in any Bankruptcy Law with respect to the Common Collateral and each of them waives any claim it may have against any Senior Priority Secured Party arising out of the election of any Senior Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision in any Bankruptcy Law with respect to the Common Collateral.

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6.2. Adequate Protection. Each Second Priority Representative and each other Second Priority Secured Party agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) or raise any objection to or otherwise oppose DIP Financing or use of cash collateral supported by any Senior Priority Representative based upon their respective security interests in the Common Collateral, except that:

(a) provided that each Senior Priority Representative on behalf of the Senior Priority Secured Parties under its Debt Facility has been granted in the Insolvency or Liquidation Proceeding adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim arising under Section 507(b) of the Bankruptcy Code or any similar provision in any Bankruptcy Law or otherwise, any of them may freely seek and obtain relief granting, as applicable, a junior Lien on such additional or replacement collateral co-extensive in all respects with, but subordinated to, all adequate protection Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Senior Priority Secured Parties and all other Liens securing the Senior Priority Obligations, and/or a junior superpriority administrative claim subordinated to all adequate protection superpriority administrative claims granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Senior Priority Secured Parties (and the Senior Priority Representatives and the Senior Priority Secured Parties will not object to the granting of such a junior Lien or superpriority administrative claim);

(b) to the extent that the order of the Bankruptcy Court approving the DIP Financing or use of cash collateral provides that the Senior Priority Secured Parties are entitled to receive adequate protection in the form of payments in the amount of current postpetition interest, incurred fees and expenses or other cash payments, or otherwise with the consent of the Designated Senior Priority Representative, then the Second Priority Representatives and the Second Priority Secured Parties shall not be prohibited from seeking adequate protection in the form of such payments in the amount of current post-petition interest, incurred fees and expenses of other cash payments in the applicable Insolvency or Liquidation Proceeding (subject to the right of the Senior Priority Representative and the Senior Priority Secured Parties to object to the reasonableness of the amounts sought); and

(c) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Priority Obligations.

6.3. Preference Issues. If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the bankruptcy estate of the Borrower or any other Grantor (or any trustee, receiver, or similar person therefor), because the payment of such amount was declared to be or avoided as actually or constructively fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment, or otherwise, then, as among the parties hereto, the Senior Priority Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such Senior Priority Secured Party shall be entitled to a reinstatement of Senior Priority Obligations with respect to all such recovered amounts and shall have all rights hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Common Collateral or Senior Priority Collateral or proceeds thereof received by any Second Priority Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of Senior Priority Obligations and subject to the provisions of Section 4.2.

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6.4. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor and debtor in possession, as such terms are defined in Sections 101 and 1101 of the Bankruptcy Code. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5. Reorganization Securities; Plan Voting.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to any Plan of Reorganization, both on account of Senior Priority Obligations and on account of Second Priority Obligations, then, to the extent the debt obligations distributed on account of the Senior Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with or prohibited by the priorities or other terms of this Agreement unless such Plan of Reorganization (i) provides for the Discharge of Senior Priority Obligations in full in cash or (ii) is supported by the Senior Priority Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

6.6. Post-Petition Interest.

(a) Neither any Second Priority Representative nor any Second Priority Secured Party shall oppose or seek to challenge any claim by any Senior Priority Representative or any Senior Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Priority Obligations consisting of post-petition interest, fees, or expenses, without regard to or otherwise taking into account the existence of the Lien of the Second Priority Representatives on behalf of the Second Priority Secured Parties on the Common Collateral.

(b) Provided that each Senior Priority Representative on behalf of the Senior Priority Secured Parties under its Debt Facility has been granted an allowed claim in the applicable Insolvency or Liquidation Proceedings for Senior Priority Obligations consisting of post-petition interest, fees, or expenses, neither any Senior Priority Representative nor any other Senior Priority Secured Party shall oppose or seek to challenge any claim by any Second Priority Representative or any Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien in favor of the Second Priority Secured Parties on the Common Collateral (after taking into account the Lien in favor of the Senior Priority Secured Parties and the Senior Priority Obligations).

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6.7. Nature of Obligations; Post-Petition Interest. Each Second Priority Representative, on behalf of the Second Priority Secured Parties under its Debt Facility, hereby acknowledges and agrees that (i) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the Senior Priority Obligations and the Second Priority Secured Parties’ claims against the Borrower and/or any Grantor in respect of the Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Priority Secured Parties against the Borrower and/or any such Grantor in respect of the Common Collateral, such that the Second Priority Secured Parties’ claims against the Loan Parties in respect of the Common Collateral must be separately classified in any Plan of Reorganization confirmed, proposed or adopted in an Insolvency or Liquidation Proceeding, (ii) the Senior Priority Obligations include all interest, fees, and expenses that accrue after the commencement of any Insolvency or Liquidation Proceeding of the Borrower or any Grantor at the rate provided for in the applicable Senior Priority Debt Documents governing the same, whether or not a claim for post-petition interest, fees, or expenses is allowed or allowable in any such Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Borrower or any Grantor in respect of the Common Collateral constitute only one secured claim (rather than separate classes of junior and senior claims), then each Second Priority Representative, on behalf of the Second Priority Secured Parties under its Debt Facility, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise from the Common Collateral shall be made as if there were separate classes of senior and junior secured claims against the Borrower and the Grantors in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Representatives on behalf of the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses at the relevant contract rate (whether or not such claims are allowed or allowable in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made from the Common Collateral in respect of the claims held by the Second Priority Representatives, on behalf of the Second Priority Secured Parties, with each Second Priority Representative, on behalf of the Second Priority Secured Parties under its Debt Facility, hereby acknowledging and agreeing to turn over to the holders of the Senior Priority Obligations all amounts otherwise received or receivable by them from the Common Collateral to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim or recoveries of the Second Priority Secured Parties).

6.8. Proofs of Claim. Subject to the limitations set forth in this Agreement, or under applicable law, each Senior Priority Representative may file proofs of claim and other pleadings and motions with respect to any Senior Priority Obligations, any Second Priority Obligations, or the Common Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the Designated Senior Priority Representative shall have the right (but not the duty) to file a claim for and on behalf of the Second Priority Secured Parties with respect to any of the Second Priority Obligations or any of the Common Collateral.

SECTION 7 Reliance; Waivers; etc.

7.1. Reliance. The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, acknowledges that it and the Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or any

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Senior Priority Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second Priority Debt Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second Priority Debt Document or this Agreement.

7.2. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, acknowledges and agrees that neither any Senior Priority Representative nor any of the Senior Priority Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with law and as they, in their sole discretion, may otherwise deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Representative or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any Senior Priority Secured Parties shall have any duty to any Second Priority Representative or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Grantor (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second Priority Obligations, the Senior Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower or any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of each Senior Priority Representative and the Senior Priority Secured Parties, and each Second Priority Representative and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Priority Debt Documents or any Second Priority Debt Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Super Priority Credit Agreement, the Super Priority Notes Indenture or any other Senior Priority Debt Documents or of the terms of the Second Lien [__] or any other Second Priority Debt Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Priority Obligations or Second Priority Obligations or any guarantee thereof;

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(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the Senior Priority Obligations or the Second Priority Obligations in respect of this Agreement.

SECTION 8 Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of This Agreement; Severability. Subject to Section 5.1(a)(y), Section 5.6 and Section 6.3, this Agreement shall continue to be effective until the Discharge of Senior Priority Obligations shall have occurred. This is a continuing agreement of lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to any Second Priority Representative or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting Senior Priority Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Representatives or the Senior Priority Representatives shall be deemed to be made unless the same shall be in writing signed by or on behalf of each Senior Priority Representative and each Second Priority Representative or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, imposes additional duties on, or otherwise adversely affects any Grantor, shall require the consent of the Borrower. Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.24 and, upon such execution and delivery, such Representative and the Secured Parties and Senior Priority Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

8.4. Information Concerning Financial Condition of the Borrower and the Subsidiaries. Each Senior Priority Representative, the Senior Priority Secured Parties, each Second Priority Representative and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Grantors and all endorsers and/or guarantors of the Senior Priority Obligations or the Second Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Priority Obligations or the Second Priority Obligations; provided that nothing in this Section 8.4 shall impose a duty on any Senior Priority Representative to keep itself informed beyond that which may be required by its applicable Senior Priority Security Document. None of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives or the Second Priority Secured Parties shall have any duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or

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otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and no Senior Priority Representative, Senior Priority Secured Party, Second Priority Representative or Second Priority Secured Party shall make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, hereby waives its rights of subrogation, if any, it may acquire under applicable law as a result of any payment hereunder until the Discharge of Senior Priority Obligations has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Priority Obligations by the Senior Priority Secured Parties in a manner consistent with the terms of the Senior Priority Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each applicable Second Priority Secured Party under its Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8. Notices. All notices to the Senior Priority Secured Parties and the Second Priority Secured Parties permitted or required under this Agreement may be sent to each Senior Priority Representative or each Second Priority Representative, respectively, as provided in the Super Priority Credit Agreement, the Super Priority Notes Indenture, the Second Lien [__], the other relevant Senior Priority Debt Document or the other relevant Second Priority Debt Document, as applicable. All notices to the Second Priority Secured Parties and the Senior Priority Secured Parties permitted or required under this Agreement shall also be sent to each Second Priority Representative and each Senior Priority Representative, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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8.9. Further Assurances. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, and each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under its Debt Facility, agrees that each of them shall take such further action and shall execute and deliver to each Senior Priority Representative and the Senior Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as any Senior Priority Representative or any Senior Priority Secured Party may reasonably request, at the Borrower’s expense, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon each Senior Priority Representative, the Senior Priority Secured Parties, each Second Priority Representative, the Second Priority Secured Parties and their respective permitted successors and assigns. The acknowledgment of this Agreement shall be effective with respect to each Grantor and their respective permitted successors and assigns.

8.12. Specific Performance. Any Senior Priority Representative may demand specific performance of this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Debt Facility, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, no Designated Representative is under any obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by such Designated Representative pursuant to procedures approved by it.

8.15. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. Each Senior Priority Representative represents and warrants that this Agreement is binding upon the Senior Priority Secured Parties under its Debt Facility. Each Second Priority Representative represents and warrants that this Agreement is binding upon the Second Priority Secured Parties under its Debt Facility.

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8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each Senior Priority Representative, each of the Senior Priority Secured Parties, each Second Priority Representative and each of the Second Priority Secured Parties and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Priority Obligations and Second Priority Obligations; provided that each Grantor is an intended third-party beneficiary of, and may assert the benefits of Section 5.1(a), 5.1(d), 5.2, 5.3, 5.5(e), 5.6, 6.5, 6.1, 6.2, 8.3, 8.23, 8.24 and this Section 8.16. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. Capacity. It is understood and agreed that (a) Bank of America, N.A. is entering into this Agreement in its capacity as collateral agent under the Super Priority Credit Agreement, and the provisions of Article X of the Super Priority Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to Bank of America, N.A. acting in its capacity as a Senior Priority Representative hereunder, (b) Wilmington Trust, National Association is entering into this Agreement solely in its capacity as collateral agent under the Super Priority Notes Indenture, and the provisions of Article [__][INDEMNITIES] of the Super Priority Notes Indenture applicable to the trustee and collateral agent thereunder shall also apply to [_______] acting in its capacity as a Senior Priority Representative hereunder and (b) [__] is entering in this Agreement in its capacity as [__]under the Second Lien [__], and the provisions of Article [__] of the Second Lien [__] applicable to the collateral agent thereunder shall also apply to [__] acting in its capacity as a Second Priority Representative hereunder.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(c)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Super Priority Credit Agreement, the Super Priority Notes Indenture or any other Senior Priority Debt Document, or the Second Lien [__] or any other Second Priority Debt Document, or permit the Borrower or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Super Priority Credit Agreement, the Super Priority Notes Indenture or any other Senior Priority Debt Documents or the Second Lien [__] or any other Second Priority Debt Documents, (b) change the relative priorities of the Senior Priority Obligations or the Liens granted under the Senior Priority Debt Documents on the Common Collateral (or any other assets) as among the Senior Priority Secured Parties, (c) otherwise change the relative rights of the Senior Priority Secured Parties in respect of the Common Collateral as among such Senior Priority Secured Parties or (d) obligate the Borrower or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, the Super Priority Credit Agreement, the Super Priority Notes Indenture or any other Senior Priority Debt Document or the Second Lien [__] or any other Second Priority Debt Document. None of the Borrower, any Grantor or any Subsidiary of Holdings or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor to pay the Senior Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

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8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any Senior Priority Debt Document or Second Priority Debt Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable Senior Priority Debt Document or Second Priority Debt Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with this Agreement and the applicable Senior Priority Debt Document or Second Priority Debt Document.

8.21. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that (a) the Senior Priority Secured Parties (as among themselves) may enter into Super Priority Intercreditor Agreements, the ABL Intercreditor Agreement and other intercreditor agreements governing the rights, benefits and privileges as among the Senior Priority Secured Parties in respect of the Common Collateral, this Agreement and the other Senior Priority Debt Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the Senior Priority Debt Documents, and (b) the Second Priority Secured Parties (as among themselves) may enter into Second Lien Intercreditor Agreements or other intercreditor agreements governing the rights, benefits and privileges as among the Second Priority Secured Parties in respect of the Common Collateral, this Agreement and the other Second Priority Debt Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the Second Priority Debt Documents. In any event, if a Super Priority Intercreditor Agreement, Second Lien Intercreditor Agreement, ABL Intercreditor Agreement or other intercreditor agreement exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Priority Security Document or Second Priority Security Document, and the provisions of this Agreement and the other Senior Priority Security Documents and Second Priority Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any such Super Priority Intercreditor Agreement, Second Lien Intercreditor Agreement, ABL Intercreditor Agreement or other intercreditor agreement). The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Priority Secured Parties on the one hand and the Second Priority Secured Parties on the other hand.

8.22. Drafting of Agreement. This Agreement embodies arms’ length negotiations and compromises between the parties, was drafted jointly by the parties, and shall not be construed against any party hereto, or such parties’ successors and assigns, if any, by reason of its preparation or drafting of this Agreement. Each of the parties agrees that drafts of this Agreement and modifications reflected in such drafts shall not be utilized in any manner, dispute, or proceeding, including as evidence of any of the parties’ intent or interpretation of this Agreement.

8.23. Dealings with Grantors. Upon any application or demand by any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement, the Borrower shall furnish to such Representative a certificate of a duly authorized officer of the Borrower (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

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8.24. Additional Debt Facilities.

(a) To the extent, but only to the extent, permitted by the provisions of this Agreement and the Senior Priority Debt Documents and the Second Priority Debt Documents then in effect, any Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt (each, “Second Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Common Collateral, in each case under and pursuant to the relevant Second Priority Security Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of this Section 8.24(a) and Section 8.24(b). Any such additional class or series of Senior Priority Debt Facilities (each “Senior Priority Class Debt”; and any Senior Priority Class Debt and/or Second Priority Class Debt, “Class Debt”) may be secured by a Senior Priority Lien on Common Collateral, in each case under and pursuant to the Senior Priority Security Documents, if and subject to the condition that the Representative of any such Senior Priority Class Debt (each, a “Senior Priority Class Debt Representative”; and any Senior Priority Class Debt Representatives and/or any Second Priority Class Debt Representatives, “Class Debt Representatives”), acting on behalf of the holders of such Senior Priority Class Debt (such Representatives and holders in respect of any such Senior Priority Class Debt being referred to as the “Senior Priority Class Debt Parties”; and any Senior Priority Class Debt Parties and/or Second Priority Class Debt Parties, “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of this Section 8.24(a) and Section 8.24(b). In order for a Class Debt Representative to become a party to this Agreement:

(1) Such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex I (if such Representative is a Second Priority class Debt Representative) or Annex II (if such Representative is a Senior Priority Class Debt Representative (which such changes as may be reasonably approved by the Designated Senior Priority Representative and such Class Debt Representative, and, to the extent such changes increase the obligations or reduce the rights of, imposes additional duties on, or otherwise adversely affects any Grantor, by the Borrower) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(2) the Borrower shall have delivered to the Designated Senior Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.24 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower on behalf of the relevant Grantor and identifying the obligations to be designated as Additional Senior Priority Debt or Additional Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Priority Debt, on a senior basis under each of the Senior Priority Debt Documents and Second Priority Debt Documents and (II) in the case of Additional Second Priority Debt, on a junior basis under each of the Senior Priority Debt Documents and Second Priority Debt Documents; and

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(3) the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated Senior Priority Representative and such Class Debt Representative to provide, that such Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(b) With respect to any Class Debt that is issued or incurred after the Effective Date, to the extent the applicable Representative reasonably determines that certain technical amendments, modifications and/or supplements to the then existing Security Documents relating to such Class Debt may be required to ensure that such Representative’s Class Debt is secured by, and entitled to the benefits of, such Security Documents, then such Representative shall communicate its request for such technical amendments, modifications and/or supplements to the applicable Designated Representative, and such Designated Representative shall be entitled to rely on the further assurances provisions in the applicable Security Documents to (and each “Secured Party” (as defined in the applicable Security Documents) (by its acceptance of the benefits hereof) hereby agrees to, and authorizes each applicable Designated Representative to) enter into, and to cause the applicable Grantors to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents), at Borrower’s expense.

8.25. Additional Grantors. To the extent any Senior Priority Debt Document or any Second Priority Debt Document requires any Person to become a Grantor hereunder by acknowledging this Agreement, such Person shall execute and deliver a counterpart of the Acknowledgement in the form of Annex III hereto to each Representative.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Super Priority Collateral Agent
By:
Name:
Title:

Notice Address:
Principal Office:

Attention:
Telecopier:
Telephone:

with a copy to:

Attention:
Telecopier:
Telephone:

Wilmington Trust, National Association, solely in its capacity as Super Priority Notes Collateral Agent
By:
Name:
Title:

Notice Address:

Principal Office:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 271-5651

Attention: Advantage Sales and Marketing Administrator

[__], as Initial Second Lien Representative
By:
Name:
Title:

Notice Address:
Principal Office:

Attention:
Telecopier:
Telephone:
with a copy to:

Attention:
Telecopier:
Telephone:

CONSENT OF BORROWER AND GRANTORS

Dated: [____]

Reference is made to the Intercreditor Agreement dated as of the date hereof between Bank of America, N.A., as Senior Priority Representative, Wilmington Trust, National Association, as Senior Priority Representative, and [__], as Initial Second Lien Representative, (such agreement as in effect on the date hereof, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, neither any Senior Priority Secured Party nor any Second Priority Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the Senior Priority Debt Documents or the Second Priority Debt Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof, except to the extent expressly provided therein.

Without limitation to the foregoing, each Grantor, at its own cost and expense, agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Designated Senior Priority Representative or the Designated Second Priority Representative (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Super Priority Credit Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

[_______}
By:
Name:
Title:

INTERCREDITOR AGREEMENT

ANNEX I

FORM OF JOINDER AGREEMENT

FOR SECOND PRIORITY REPRESENTATIVE

JOINDER AGREEMENT – SECOND PRIORITY REPRESENTATIVE NO. [ ] (this “Joinder Agreement”) dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [____](the “Intercreditor Agreement”), by and among BANK OF AMERICA, N.A., as Representative for the Super Priority Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Collateral Agent”), Wilmington Trust, National Association, as Representative for the Super Priority Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Notes Collateral Agent”), [__], as Representative for the Initial Second Priority Secured Parties, and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.24 of the Intercreditor Agreement, as acknowledged by KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), ADVANTAGE SALES & MARKETING, INC., a Delaware corporation (the “Borrower”), and the other Grantors from time to time thereunder.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of any Grantor to incur Second Priority Class Debt after the Effective Date and to secure such Second Priority Class Debt with the Second Priority Lien, in each case under and pursuant to the applicable Second Priority Security Documents, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.24 of the Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.24 of the Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Priority Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.24 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Second Priority Representative on the Effective Date, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the Intercreditor Agreement shall be deemed to include the New Representative.

SECTION 2. The New Representative represents and warrants to the Designated Senior Priority Representative, each other Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe debt facility], (ii) this Joinder Agreement been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Second Priority Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Designated Senior Priority Representative shall have received a counterpart hereto that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative and the Designated Senior Priority Representative have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],

as Designated Senior Priority Representative,

By:
Name:
Title:

Acknowledged by:
[ ]
By:
Name:
Title:

[ ]

By:
Name:
Title:

[________] as Borrower on behalf of itself and each of the other Guarantors

By:
Name:
Title:

ANNEX II

FORM OF JOINDER AGREEMENT

FOR SENIOR PRIORITY REPRESENTATIVE

JOINDER AGREEMENT – SENIOR PRIORITY REPRESENTATIVE NO. [ ] (this “Joinder Agreement”) dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [_____] (the “Intercreditor Agreement”), by and among BANK OF AMERICA, N.A., as Representative for the Super Priority Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Collateral Agent”), Wilmington Trust, National Association, as Representative for the Super Priority Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Notes Collateral Agent”), [__], as Representative for the Initial Second Priority Secured Parties, and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.24 of the Intercreditor Agreement, as acknowledged by KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), ADVANTAGE SALES & MARKETING INC., a Delaware corporation (the “Borrower”), and the other Grantors from time to time thereunder.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of any Grantor to incur Senior Priority Class Debt after the Effective Date and to secure such Senior Priority Class Debt with the Senior Priority Lien, in each case under and pursuant to the applicable Senior Priority Security Documents, the Senior Priority Class Debt Representative in respect of such Senior Priority Class Debt is required to become a Representative under, and such Senior Priority Class Debt and the Senior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.24 of the Intercreditor Agreement provides that such Senior Priority Class Debt Representative may become a Representative under, and such Senior Priority Class Debt and such Senior Priority Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Senior Priority Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.24 of the Intercreditor Agreement. The undersigned Senior Priority Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Priority Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.24 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Priority Class Debt and Senior Priority Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative on the Effective Date, and the New Representative, on behalf of itself and such Senior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Senior Priority Representative and to the Senior Priority Class Debt Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or “Senior Priority Representative” in the Intercreditor Agreement shall be deemed to include the New Representative.

SECTION 2. The New Representative represents and warrants to the Designated Senior Priority Representative, each other Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe debt facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the Senior Priority Debt Documents relating to such Senior Priority Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Senior Priority Class Debt Parties in respect of such Senior Priority Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Senior Priority Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Designated Senior Priority Representative shall have received a counterpart hereof that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative and the Designated Senior Priority Representative have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Priority Representative,

By:
Name:
Title:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[______],
as Borrower on behalf of itself and each other Grantor

By:
Name:
Title:

ANNEX III

FORM OF ACKNOWLEDGEMENT

FOR ADDITIONAL GRANTORS

ACKNOWLEDGEMENT FOR ADDITIONAL GRANTORS NO. [ ] (this “Grantor Supplemental Acknowledgement”) dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [____] (the “Intercreditor Agreement”), Karman Intermediate Corp., a Delaware corporation (“Holdings”), Advantage Sales & Marketing Inc., a Delaware corporation (the “Borrower”), the other Grantors from time to time party thereto, BANK OF AMERICA, N.A., as Representative for the Super Priority Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Collateral Agent”), Wilmington Trust, National Association, as Representative for the Super Priority Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Super Priority Notes Collateral Agent”), [__], as Representative for the Initial Second Priority Secured Parties, and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.24 of the Intercreditor Agreement.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Pursuant to Section 8.25 of the Intercreditor Agreement, each Person that is required to become a Grantor thereunder pursuant to the terms of any Senior Priority Debt Documents or Second Priority Debt Documents may become a Grantor under the Intercreditor Agreement by executing and delivering an acknowledgement thereof.

C. [ ], a [jurisdiction] [type of entity], is, or contemporaneously with the execution and delivery hereof, will be required to become a Grantor under the Intercreditor Agreement, and is referred to herein as a “New Guarantor”.

Accordingly, the New Grantor agrees as follows:

SECTION 1. The New Grantor hereby acknowledges the Intercreditor Agreement as a Grantor thereunder for all purposes thereof on the terms set forth therein, which acknowledgement is effective against such New Grantor as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the Effective Date. All references to any “Grantor” or the “Grantors” under the Intercreditor Agreement shall, from and after the date hereof, be deemed to include the New Grantor.

SECTION 2. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 3. THIS GRANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement.

[SIGNATURE PAGE FOLLOWS]

A-III-

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
By:
Name:
Title: